______________________________________________________________________

SALE-PURCHASE AGREEMENT

between

AG/WP FAIRLAWN OWNER, L.L.C.,

a Delaware limited liability company,

                                                                                                  Seller,

and

THE PHILLIPS EDISON GROUP LLC,

an Ohio limited liability company,

                                                                                                 Purchaser.

Premises:

Fairlawn Town Centre

Fairlawn, Ohio

_____________________________________________________________________

TABLE OF CONTENTS

1	Sale-Purchase	1
2	Purchase Price	2
3	Assignment of Sanborn Contract	3
4	Closing Date	3
5	Violations	4
6	Apportionments	6
7	Closing Documents	11
8	Title Insurance and Survey Matters	13
9	Disposition of Downpayment	15
10	Purchaser’s Default	16
11	Representations	16
12	Fixtures and Personal Property	22
13	Brokers	22
14	Condemnation and Destruction	22
15	Escrow	24
16	Closing Costs	25
17	Seller’s Covenants	26
18	Approval of Leases, Contracts	27
19	Non-Liability	28
20	Seller’s Default	28
21	Condition of Premises	29
22	Notices	31
23	Entire Agreement	33
24	Amendments	33
25	No Waiver	33
26	Successors and Assigns	34
27	Partial Invalidity	35
28	Paragraph Headings	35
29	Governing Law	35
30	Binding Effect	35
31	No Recording or Lis Pendens	35
32	Prevailing Party to Receive Attorneys’ Fees	36
33	Tax-Deferred Exchange	36
34	Confidentiality	37
35	Due Diligence Period	37
36	Estoppel Certificates	38
37	Survival	41
38	Arbitration of Matters in Dispute	42
39	Submission To Jurisdiction	43
40	Waiver Of Jury Trial	43
41	Certain Definitions	43
42	Determination of Estimated Calculations	44
43	No Third Party Beneficiaries	44
44	Time of Performance	45
45	Counterpart Execution; Execution by Facsimile Transmission/ PDF Format	45
46	Ambiguities Not Construed Against Drafter	45
47	No Special Relationship Between Seller and Purchaser	45
48	No Financing Contingency	45
49	Assumed Loan	45
50	Acknowledgement	48
51	Books and Records	48
52	Giant Eagle Contingency	49

Exhibits

Exhibit            Description

A                     Description of the Land

B                     Existing Leases

C                     Existing Contracts

D                     Existing Violations

E                      Form of Deed

F                      Form of Bill of Sale

G                     Form of Assignment and Assumption of Leases

H                     Form of Assignment and Assumption of Contract

I                      Form of Assignment and Assumption of Intangible Property

J                      Form of FIRPTA Certification

K                     Form of Notice to Tenants

L                     Form of Notice to Contract Party

M                    Form of Assignment and Assumption of O&M Plan Documents

N                     Notice of O&M Plan Documents Transfer

O                     Owner’s Title Affidavit

P                      Existing Title/Survey Matters

Q                     Rent Roll

R                     List of Material Litigation

S                     Environmental Reports

T                     Existing Work Required Under Leases/Outstanding Leasing Costs

U                     Reserved.

V                     O&M Plan Documents

W                    List of Required Estoppels

X                     Form of Seller Estoppel Certificate

Y                     Form of Tenant Estoppel Certificate

SALE-PURCHASE AGREEMENT

          THIS SALE-PURCHASE AGREEMENT (this “Agreement”), is made as of this 13th day of December, 2012 (the “Effective Date”), between AG/WP FAIRLAWN OWNER, L.L.C., a limited liability company organized under the laws of the State of Delaware, having an office at c/o Angelo, Gordon & Co., L.P., 245 Park Avenue, 26th Floor, New York, New York 10167 (“Seller”), and THE PHILLIPS EDISON GROUP LLC, a limited liability company organized under the laws of the State of Ohio, having an office at 1150 North Lake Drive, Cincinnati, Ohio  45249 (“Purchaser”).

W  I  T  N  E  S  S  E  T  H:

            WHEREAS, Seller is the owner of the Premises (as hereinafter defined); and

             WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Premises, on the terms and conditions set forth herein.

             NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.                  Sale-Purchase.

             1.1. Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, the following (collectively, the “Premises”):

               (a) all that certain plot, piece and parcel of land located in the City of Fairlawn, County of Summit and the State of Ohio, described in Exhibit A attached hereto and made a part hereof, together with all easements, rights of way, privileges, appurtenances and other rights, if any, pertaining thereto (the “Land”);

               (b) all buildings, structures and improvements located on the Land and all of Seller’s right, title and interest in and to any and all fixtures attached thereto (collectively, the “Improvements”);

              (c) all equipment, machinery, apparatus, appliances, and other articles of personal property located on and used in connection with the operation of the Improvements (collectively, the “Personal Property”), to the extent any of same are owned by Seller;

             (d)  all of Seller’s right, title and interest in and to the Sanborn Contract (as such capitalized term is hereinafter defined);

            (e) to the extent assignable and subject to the terms hereof, all licenses, franchises, permits, certificates of occupancy, authorizations and approvals used in or relating to the ownership, occupancy or operation of any part of the Improvements (the “Permits”);

            (f)  all of Seller’s right, title and interest in and to the leases and occupancy agreements described on Exhibit B attached hereto and made a part hereof (as amended, modified, renewed or extended as of the Effective Date, the “Existing Leases”), and all Approved Lease Amendments and Approved New Leases (as such capitalized terms are hereinafter defined) (the Existing Leases, the Approved Lease Amendments and the Approved New Leases are referred to herein, collectively, as the “Leases”);

            (g)  to the extent assignable and subject to the terms hereof, all of the interest of Seller in any and all rights, warranties and guaranties pertaining to the Land, Improvements, Personal Property, the Sanborn Contract, Permits and Leases (collectively the “Intangible Property”); and

           (h) all of Seller’s right, title and interest in and to the documents and other materials listed in Exhibit V (collectively, the “O&M Plan Documents”);

(i)                 to the extent assignable, all of Seller’s right, title and interest in and to the name “Fairlawn Town Centre” as it relates to the Premises.

2.                    Purchase Price.

      Subject to the terms of this Agreement, including, without limitation, Section 49 below, the purchase price for the Premises (the “Purchase Price”) is Forty-Two Million and 00/100 Dollars ($42,000,000), payable as follows:

             2.1. Within one (1) Business Day after the Effective Date , Purchaser shall deliver the amount of Two Hundred Thousand and 00/100 Dollars ($200,000) (the “Initial Deposit”), by wire transfer of immediately available federal funds to the order of [Land Services USA, Inc.] (in such capacity, the “Escrow Agent”), which Initial Deposit shall be held by Escrow Agent in escrow pursuant to the provisions of Section 15 of this Agreement. If the Initial Deposit is not received by the Escrow Agent within such one (1) Business Day period, this Agreement shall automatically terminate.

           2.2.  In the event Purchaser does not terminate this Agreement at the expiration of the Due Diligence Period (as hereinafter defined) pursuant to Section 35 of this Agreement, Purchaser shall, on or prior to one (1) Business Day after the expiration of the Due Diligence Period, deliver the amount of Four Hundred Thousand and 00/100 Dollars ($400,000) (the “Additional Deposit”) by wire transfer of immediately available federal funds to the order of Escrow Agent.  As used herein, (a) “Deposit” shall mean the Initial Deposit, together with the Additional Deposit (to the extent same is deposited with Escrow Agent pursuant to the provisions of Section 35 below) and (b) “Downpayment” shall mean the Deposit together with all interest thereon.

          2.3   Purchaser acknowledges and agrees that time shall be of the essence with respect to Purchaser’s obligation to deliver the Initial Deposit and the Additional Deposit.  The Downpayment shall automatically become nonrefundable upon the expiration of the Due Diligence Period, unless Purchaser terminates (or is deemed to have terminated) this Agreement in accordance with the express provisions of this Agreement and Purchaser is entitled to the return of the Downpayment in accordance with the express provisions of Section 9 of this Agreement or as otherwise expressly provided in this Agreement.

         2.4.   An amount equal to the Purchase Price less the Downpayment on the Closing Date (as hereinafter defined), as adjusted for prorations and apportionments as herein provided, by wire transfer of immediately available federal funds to an account or accounts designated by Seller (such funds, the “Closing Funds”); provided, however, solely in the event that Purchaser assumes the Assumed Loan (as hereinafter defined) pursuant to Section 49 below, an amount equal to the outstanding principal balance of the Assumed Loan (the “Assumed Loan Balance”) on the Closing Date shall be subtracted from the Purchase Price.  In the event that the Closing Funds are not received on or before 3:00 P.M. (New York time) on the Closing Date, then Purchaser shall be deemed to have defaulted under this Agreement.

3.                    Assignment of Sanborn Contract.

             3.1.   Purchaser acknowledges that Seller has disclosed to it that the Premises is subject to the contracts and agreements described on Exhibit C attached hereto and made a part hereof (as amended, modified, renewed or extended as of the Effective Date, the “Existing Contracts”).  Seller shall terminate all Existing Contract at Closing at Seller’s expense, in which event Seller shall indemnify Purchaser from any damage, cost or liability (including, without limitation, reasonable attorneys’ fees and costs of enforcing the foregoing indemnity) arising from such termination; provided, however, at Closing, except as provided in Section 3.2 below, Seller shall assign to Purchaser and Purchaser shall assume that certain Proposal for Continued Operation, Maintenance, and Monitoring Services, Addendum #1 – from June 2012 through May 2013, dated as of June 27, 2012, by and between Sanborn, Head & Associates, Inc., as consultant, and Seller, as client, which is subject to those certain Terms and Conditions, dated as of May 4, 2010 (the “Sanborn Contract”).

           3.2.  If the Sanborn Contract is not assignable by its terms and the required consent to the assignment thereof is not obtained by the Closing Date, then the parties shall nevertheless proceed to Closing and Seller shall terminate the Sanborn Contract at Closing at Seller’s expense, in which event Seller shall indemnify Purchaser from any damage, cost or liability (including, without limitation, reasonable attorneys’ fees and costs of enforcing the foregoing indemnity) arising from such termination.  Purchaser agrees that the failure of Seller to obtain any such consent to assignment of the Sanborn Contract shall not constitute a default by Seller hereunder, constitute a failure of condition precedent in favor of Purchaser or grant Purchaser any right or remedy.

4.                  Closing Date.

4.1.  The consummation of the transactions contemplated hereby (the “Closing”), shall take place through escrow at the offices of the Escrow Agent, on the date that is fifteen (15) days after the expiration of the Due Diligence Period (unless an earlier date is agreed to by Seller and Purchaser in writing) (the “Initial Scheduled Closing Date”).

4.2. Notwithstanding the foregoing provisions of this Section 4, (A) Purchaser shall have the one-time right to cause the Initial Scheduled Closing Date to be adjourned for a period of up to fifteen (15) days by delivering Seller written notice of such election at least one (1) Business Day prior to the Initial Scheduled Closing Date (such date, the “Purchaser Adjourned Closing Date”) in order (i) to allow the Purchaser to satisfy the Loan Assumption Condition (as hereinafter defined) (it being agreed that if Purchaser extends pursuant to this clause (i) it shall use good faith efforts to cause the satisfaction of the Loan Assumption Condition on or before the Purchaser Adjourned Closing Date) and/or (ii) in the event that the Estoppel Condition (as such term is hereinafter defined) has not been satisfied on or before five (5) days prior to the Initial Scheduled Closing Date (but only to the extent Seller does not elect to extend the Initial Scheduled Closing Date in accordance with its rights under this Agreement in order to continue to cause the Estoppel Condition to be satisfied), and (B) in the event the Purchaser reasonably determines that the Loan Assumption Condition will not be satisfied by the Initial Scheduled Closing Date (or, if the Purchaser has previously adjourned the Initial Closing Date to the Purchaser Adjourned Closing Date, then by Purchaser Adjourned Closing Date), then Purchaser shall have the one-time right to cause the Initial Scheduled Closing Date or the Purchaser Adjourned Closing Date, as applicable, to be adjourned for a period of up to fifteen (15) days by delivering Seller written notice of such election at least one (1) Business Day prior to the Initial Scheduled Closing Date or the Purchaser Adjourned Closing Date, as applicable (such date, the “Purchaser Adjourned Closing Date II”).  For the avoidance of doubt, (x) Purchaser shall not have the right to adjourn the Closing for any reason other than for the specific reason set forth in this Section 4.2, and (y) if Purchaser elects to exercise its rights to adjourn the Closing under Section 4.2(B) above, it shall be deemed to waive any rights to adjourn the Closing under Section

4.2(A)(i) above, but Purchaser shall continue to have its right to adjourn the Closing under Section 4.2(A)(ii) above in event that the Estoppel Condition has not been satisfied on or before five (5) days prior to the Purchaser Adjourned Closing Date II (but only to the extent Seller does not elect to extend the Purchaser Adjourned Closing Date II in accordance with its rights under this Agreement in order to continue to cause the Estoppel Condition to be satisfied), and (z) in no event shall Purchaser have the right to adjourn the Closing for more than thirty (30) days in the aggregate (as expressly provided in this Section 4.2).

4.3.  Notwithstanding the foregoing provisions of this Section 4, Seller shall have the right, by delivering notice to Purchaser on or before the then scheduled Closing Date, to adjourn the Closing one or more times for any reason specified in this Agreement (including, without limitation, to cure title matters and/or to obtain consents and approvals of third parties as herein specified) and for the time period specified in this Agreement (but in no event for more than forty-five (45) days in aggregate) to a date specified by Seller in such notice (any date to which Seller so adjourns the Closing pursuant to this Section 4.3 being referred to herein as a “Seller Adjourned Closing Date”).

4.4.  As used herein, the term “Closing Date” shall mean the Initial Scheduled Closing Date, the Purchaser Adjourned Closing Date, the Purchaser Adjourned Closing Date II or, if the Closing is adjourned by Seller, any Seller Adjourned Closing Date.  It is expressly agreed by Seller and Purchaser that time is of the essence with respect to Purchaser’s and Seller’s obligation to close this transaction on the Closing Date.  For the avoidance of doubt, Purchaser acknowledges that if Seller adjourns the Closing Date pursuant to any right of adjournment granted hereunder, then time shall be of the essence with respect to Purchaser’s and Seller’s obligation to close this transaction on such adjourned Closing Date.

5.                    Violations.

          Purchaser shall accept title to the Premises subject to all violations of law or municipal ordinances, orders or requirements issued by the departments of buildings, fire, labor, health or other federal, state, county, municipal or other departments and governmental agencies having jurisdiction against or affecting the Premises, and any outstanding work orders, whether outstanding as of the Effective Date or noticed at any time on or before the expiration of the Due Diligence Period (each, an “Existing Violation”).  Any violation that is noticed (i.e., issued by the applicable governmental authority) after the expiration of the Due Diligence Period is referred to herein as a “New Violation”.  The Existing Violations and the New Violations are referred to herein, collectively, as the “Violations”.  To the extent that the Seller receives written notice of any New Violation between the Effective Date and the Closing Date, Seller shall deliver to Purchaser written notice of such New Violation on or before the earlier of one (1) day prior to the Closing Date or five (5) days after it becomes aware of the existence of any New Violation.  Purchaser and Seller agree that the following shall apply in respect of any Violation:

            (a)  In respect of Existing Violations, Seller shall have no restoration, repair or other obligation or liability of any kind or nature with respect thereto and Purchaser shall be required to take title to the Premises without adjustment of the Purchase Price.  Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in this Agreement, Seller shall have no obligation to obtain, update or modify any certificate of occupancy for all or any portion of the Premises, nor shall it be a condition to Purchaser’s obligation to close title hereunder that Seller obtain, update or modify any such certificate of occupancy.

           (b) In respect of New Violations:

                       (i) Purchaser shall deliver notice to Seller (“Purchaser’s Violations Notice”) on or before the earlier of one (1) day prior to the Closing Date or five (5) days after it becomes aware of the existence of any New Violation (it being acknowledged and agreed by Purchaser that Purchaser’s failure to deliver Purchaser’s Violations Notice within such time period shall be deemed to be (x) Purchaser’s waiver of any rights under this Section 5(b) and (y) Purchaser’s agreement to take title to the Premises subject to such New Violation(s) without adjustment of the Purchase Price).

              (ii)  Within five (5) Business Days after Seller receives Purchaser’s Violations Notice (and if the expiration of such five (5) Business Day period is after the Closing Date, then, at the option of Seller, the Closing shall be adjourned to the date three (3) Business Days after the expiration of such five (5) Business Day period), Seller shall deliver notice to Purchaser (“Seller’s Violations Response Notice”) stating either (x) that Seller agrees, at Seller’s sole option, to (A) cure such New Violation prior to the Closing, (B) credit Purchaser at Closing against the Purchase Price in an amount equal to the reasonably estimated cost of curing same (it being agreed that if there is a dispute as to the amount of the credit under this clause (B) then the provisions of Section 42 of this Agreement shall apply) or (C) credit Purchaser at Closing against the Purchase Price an amount equal to the reasonably estimated diminution in value to the Premises caused by such New Violation (it being agreed that if there is a dispute as to the amount of the credit under this clause (C) then the provisions of Section 42 of this Agreement shall apply), or (y) that Seller does not elect to cure such New Violation or grant Purchaser such credit against the Purchase Price.  Seller’s failure to deliver Seller’s Violations Response Notice within such five (5) Business Day period shall be deemed to be Seller’s election under clause (y) at 5:00 p.m. (New York time) on the last day of such five (5) Business Day period.  In the event that Seller’s reasonably estimated cost of curing any such New Violation (when aggregated with any other New Violations properly noticed by Purchaser to Seller pursuant to the terms of this Agreement) is less than $75,000, then Seller shall be required to make Seller’s election under clause (x).

              (iii) If, in Seller’s Violations Response Notice, Seller makes (or is required to make) the election under clause (x) of Section 5(b)(ii) above, then Seller shall, at Seller’s sole option, either cause the applicable New Violation to be cured prior to the Closing (and Seller shall be entitled to adjourn the Closing one or more times (but for not more than twenty (20) days in the aggregate) to effectuate such cure) or grant Purchaser a credit against the Purchase Price at Closing pursuant to either subclause (B) or (C)  of Section 5(b)(ii)(x) above (it being agreed that if there is a dispute as to the amount of such credit under this Section 5(b)(iii), then the provisions of Section 42 of this Agreement shall apply).  If Seller agrees to cure a New Violation as aforesaid and thereafter fails so to do within the above time period, then the Closing shall take place and Seller shall grant Purchaser the foregoing credit against the Purchase Price.  If, in Seller’s Violations Response Notice, Seller makes (or is deemed to have made) the election under clause (y) of Section 5(b)(ii) above, then by the earlier of one (1) day prior to the Closing Date (as it may have been adjourned by Seller pursuant to Section 5(b)(ii) above, or five (5) days after Purchaser receives Seller’s Violations Response Notice making such election, Purchaser shall deliver notice to Seller (“Purchaser’s Violations Response Notice”) stating either (x) that Purchaser elects to accept title to the Premises subject to the applicable New Violation without adjustment of the Purchase Price, in which event the Closing hereunder shall occur without any further obligation of Seller under this Section 5, or (y) that Purchaser elects to terminate this Agreement, in which event the provisions of Section 9 of this Agreement shall apply to such termination (and if Purchaser fails to deliver any such notice on or before the expiration of such five (5) days period, Purchaser shall be deemed to have elected to proceed under clause (y) above).

                   (iv)Without limiting the generality of the foregoing provisions of this Section 5, in the event that Purchaser takes title to the Premises without raising any objection to any New Violation in accordance with the provisions of this Section 5, same shall constitute a complete waiver of any right Purchaser may have to object to such New Violation or to make any claim against Seller on account thereof and any such claim is hereby waived by Purchaser.

                (c)  Purchaser shall not, without first obtaining the prior written consent of Seller, request that any governmental authority inspect or otherwise evaluate the condition of the Premises in respect of the existence of Violations, provided that the foregoing shall not prohibit Purchaser from making customary inquiries of governmental authorities as to whether Violations have been noticed by any such governmental authorities (it being agreed that such customary inquiries shall expressly permit Purchaser to request a zoning compliance letter from the applicable governmental authorities).

              (d) Purchaser (i) acknowledges that Seller has disclosed to Purchaser and/or Purchaser is otherwise aware of the existence of the matters listed on Exhibit D attached hereto and made a part hereof, (ii) agrees that same constitute Existing Violations for purposes of this Section 5, and (iii) acknowledges that, except as set forth in Section 11.1, Seller has not made any representation regarding such Existing Violations nor made any representation that such matters constitute all Existing Violations.

6.                    Apportionments.

                        6.1.  The following are to be apportioned as of the Closing Date:

                                (i) Real property taxes and assessments (including, without limitation, any assessments relating to Permitted Title/Survey Exceptions (as hereinafter defined), business improvement district assessments or similar charges), water rates and charges, and sewer taxes, in each case, not otherwise payable directly to the taxing authority by any tenant under a Lease.  Seller and Purchaser each agree to deliver to the other, as appropriate, the required portion of any funds received by Seller or Purchaser, as the case may be, in order to effectuate the foregoing.

                                  (ii) Fixed, escalation, additional and percentage rent, parking charges and all other charges under the Leases (including, without limitation, electricity and utility surcharges, administrative fees in connection with security deposits held by Seller under the Leases), if, as and when collected in accordance with Section 6.6 of this Agreement (all of the foregoing being collectively referred to as “Rents”).

                               (iii) Charges under the Sanborn Contract.

                                 (iv) To the extent that Purchaser assumes the Assumed Loan, interest payable under the Assumed Loan.

                               (v) All other items customarily apportioned in connection with the sale of similar properties similarly located.

The parties acknowledge agree that to the extent that any deposits made by Seller on account with utility companies servicing the Premises are returned to Seller on or before the Closing Date, Purchaser shall provide Purchaser’s own utility deposits directly to the applicable utility companies; provided, however, in the event that that Seller is not able to obtain such refunds on or before the Closing Date, then Seller shall receive a credit at Closing in the amounts of such unreturned deposits (and Seller and Purchaser each agrees to cooperate to effectuate the transfer of any such unreturned deposits); provided, further, however, if after the Closing Date the Seller actually receives any portion of such unreturned deposit for which Seller was given a credit at Closing, then Seller shall promptly remit such portion to Purchaser.

                        6.2. If the real property taxes and assessments (including, without limitation, any assessments relating to Permitted Title/Survey Matters, business improvement district assessments or similar charges), water rates and charges, and sewer taxes, in each case, not otherwise payable directly to the taxing authority by any tenant under a Lease are not finally fixed before the Closing Date, the apportionments thereof made at the Closing shall be based on the real property taxes and assessments assessed and reflected in the most recently issued tax duplicate, or on estimated water and sewer charges (and the parties acknowledge  and agree that notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Section 6.11 below, or any Seller Document, such prorations made at the Closing shall be final and shall not be subject to any recalculation after the Closing Date regardless of the final fixed amounts of the real property taxes, assessments and/or water and sewer charges obtained after the Closing Date).

                      6.3.       (i) If the Premises or any part thereof shall be or shall have been affected by any bond or special assessment prior to the Closing Date, such bond or special assessment due and relating to the period of time prior to the Closing Date shall be paid by Seller and such bond or special assessment due or relating to the period of time from and after the Closing Date shall be paid by Purchaser.  If any bond or special assessment on the Premises is payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installments due from and after the Closing Date) (it being agreed that if there is a dispute as to the obligations of the parties under this Section 6.3(i), then the provisions of Section 42 of this Agreement shall apply).

                                    (ii)  If the Premises or any part thereof shall be or shall have been affected by any bond or special assessment on or subsequent to the Closing Date, whether or not payable in annual installments, the entire amount of such assessment shall be paid by Purchaser.

                      6.4.       If there are any water meters on the Premises (other than meters measuring water consumption costs which are the obligation of tenants to pay under Leases), Seller shall furnish readings, and the unfixed water rates and charges and sewer taxes and rents, if any, based thereon for the intervening time, shall be apportioned on the basis of such last readings.  If there is any fuel on hand, Seller shall furnish a reading, and the unfixed charges for such fuel, for the period from the date of such reading until the Closing Date shall be apportioned based upon such reading.

                    6.5.       The amount of any unpaid taxes, assessments, water charges, sewer taxes and rents and vault charges and taxes for which Seller is obligated to pay and discharge under Section 6.2, with interest and penalties thereon through and including the Closing Date may, at the option of Seller, be satisfied at Closing out of the Purchase Price, provided that official bills therefor with interest and penalties thereon are furnished by Seller at the Closing.  In addition, at the Closing, Seller shall receive a credit against the amount of any unpaid taxes Seller is obligated to pay and discharge under Section 6.2 in an amount equal to the amount that will become due and owing by the tenants that pay such taxes in lump sum payments.  If there are any other liens or encumbrances which Seller is paying and discharging pursuant to Section 8 of this Agreement, Seller may use any portion of the Purchase Price to satisfy the same, provided that the Title Company (as hereinafter defined) shall be willing to insure Purchaser against collection of such liens and/or encumbrances, including interest and penalties, in which event such liens and encumbrances shall not be objections to title.

                6.6. (i)  To the extent that Purchaser receives Rents under Leases (including monthly payments of escalation and percentage rents and “pass throughs”) after the Closing Date, the amount of such Rents shall be applied in the following order of priority: (x) first, to the calendar month in which the Closing occurs, (y) second, to any calendar month or months following the calendar month in which the Closing occurred until such tenant is current on post-Closing Rents, and (z) third, to the calendar months preceding the Closing Date until such tenant is current on pre-Closing Rents.  Purchaser shall render an accounting to Seller with respect to any Rents received from each tenant that owes Rent to Seller as of the Closing Date until, as a result of the application of Rents pursuant to this Section 6.6, such tenant has paid all Rents owed to Seller for that period of time prior to the Closing Date. The obligation to render such accounting to Seller shall terminate upon the earlier to occur of (A) Seller having been paid all Rents owed to Seller for that period of time prior to the Closing Date, and (B) the first (1st) anniversary of the Closing Date.

              (ii) Notwithstanding the foregoing provisions of this Section 6.6, Purchaser and Seller acknowledge that Rents in the nature of percentage rents (“Percentage Rents”) under certain Leases for each calendar year may be collected in advance monthly based upon estimated gross sales under the applicable Lease by Seller and may subsequently be subject to adjustment, on an annualized basis, after the expiration of the calendar year for which such Percentage Rents are due based upon the reconciliation of annualized gross sales under the applicable Lease by Seller.  In furtherance of the foregoing, Purchaser and Seller agree that in the event any tenant is obligated to pay any such Percentage Rents to Seller, then solely with respect to such Percentage Rents for the calendar year in which the Closing Date occurs, Purchaser shall render an accounting to Seller with respect thereto within thirty (30) days after the date on which Purchaser, as landlord under the applicable Lease, has reconciled the annualized gross sales under such Lease, and, in the event the applicable tenant is obligated to render a payment on account of the Percentage Rents payable under its Lease to the landlord thereunder for the calendar year in which the Closing Date occurs, then such payment shall be prorated on a “straight-line” basis between Purchaser and Seller, based upon the number of days in such calendar year that Purchaser and Seller were the owner of the Premises, and in the event the applicable tenant is entitled to a reimbursement on account of the Percentage Rents payable under its Lease to the landlord thereunder for the calendar year in which the Closing Date occurs, then such reimbursement shall be prorated on a “straight-line” basis between Purchaser and Seller based upon the number of days in such calendar year that Purchaser and Seller were the owner of the Premises.  In connection with the foregoing, Percentage Rents shall be pro-rated at Closing based on amounts billed by Seller, and any reconciliation shall be completed on a post-Closing basis (and each party shall provide to the other all reasonably requested information with respect to the Percentage Rents in order to complete such reconciliation).

             (iii)  Notwithstanding the foregoing provisions of this Section 6.6, Purchaser and Seller acknowledge that Rents in the nature of so called “CAM” charges (collectively, “CAM Charges”) under certain Leases for each calendar year may be collected in advance monthly based upon estimated operating expenses under the applicable Lease by Seller and may subsequently be subject to adjustment, on an annualized basis, after the expiration of the calendar year for which such CAM Charges are due based upon the reconciliation of annualized operating expenses under the applicable Lease by Seller.  In furtherance of the foregoing, Purchaser and Seller agree that in the event any tenant is obligated to pay any such CAM Charges to Seller, then solely with respect to such CAM Charges for the calendar year in which the Closing Date occurs, Purchaser shall render an accounting to Seller with respect thereto within thirty (30) days after the date on which Purchaser, as landlord under the applicable Lease, has reconciled the annualized so called “CAM” charges under such Lease, and, in the event the applicable tenant is obligated to render a payment on account of the CAM Charges payable under its Lease to the landlord thereunder for the calendar year in which the Closing Date occurs, then such payment shall be prorated on a “straight-line” basis between Purchaser and Seller, based upon the number of days in such calendar year that Purchaser and Seller were the owner of the Premises, and in the event the applicable tenant is entitled to a reimbursement on account of the CAM Charges payable under its Lease to the landlord thereunder for the calendar year in which the Closing Date occurs, then such reimbursement shall be prorated on a “straight-line” basis between Purchaser and Seller based upon the number of days in such calendar year that Purchaser and Seller were the owner of the Premises.  In connection with the foregoing, CAM Charges shall be pro-rated at Closing based on amounts billed by Seller, and any reconciliation shall be completed on a post-Closing basis (and each party shall provide to the other all reasonably requested information with respect to the CAM Charges in order to complete such reconciliation).

                      (iv) Purchaser shall have no obligation to collect any and all Rents due pursuant to the Leases that would otherwise be payable to Seller pursuant to the terms and conditions of this Agreement.

Notwithstanding the foregoing, if Purchaser shall commence any legal action to collect any amounts due from a tenant under a Lease and such tenant shall also owe amounts which Seller shall be entitled to receive pursuant to the provisions of this Agreement, then, at Seller’s option, Purchaser shall include in Purchaser’s legal action the claim for amounts due to Seller, and Seller shall reimburse Purchaser for a portion of the reasonable and actual out-of-pocket legal fees and disbursements incurred by Purchaser in prosecuting such action in an amount equal to the total amount of such fees and disbursements multiplied by a fraction, the numerator of which is the total amount realized by Seller in such action and the denominator of which is the total amount realized by Seller and Purchaser in such action.  If Seller is entitled, in accordance with the provisions of this Agreement, to all or any portion of any Rents owed by any tenant under a Lease and such tenant shall be in default of such tenant’s obligation to pay such Rents, Seller reserves the right to commence any and all appropriate legal proceedings to collect such amounts (but Seller shall not commence any action against a tenant to dispossess such tenant from possession of space in the Premises), and Purchaser agrees to cooperate with Seller, at Seller’s sole cost and expense, in connection with such proceedings; provided, however, that Purchaser, at Seller’s request and without cost to Purchaser, shall (1) assign to Seller all rights to all amounts owed Seller from tenants prior to and as of Closing including, without limitation, all rights to collect from such tenants for all such amounts owed; and (2) execute and deliver to Seller any and all documents Seller shall reasonably request in order to effectuate such assignment (clause (1) and (2) collectively, the “Retained Rights”).  The Retained Rights shall survive the Closing.

(v) Without limiting the foregoing provisions of the Section 6.6, Seller shall reasonably cooperate with Purchaser and otherwise exercise commercially reasonable efforts prior to and subsequent to the Closing Date (if same has not been completed prior to the Closing) in order to obtain a Certificate of Transfer of Title to Leased Property and Lease Assignment and Assumption (or similar instrument) (the “USPS Documents”) from the United States Postal Service (“USPS”).  If USPS does not enter into the USPS Documents prior to the Closing, then anything in this Agreement to the contrary notwithstanding, if, by virtue thereof, USPS pays its rent or additional rent to Seller in lieu of Purchaser for any period from and after the Closing Date, the same shall be held in trust by Seller (on Purchaser’s behalf) and paid in accordance with this Section 6.6.

                     6.7.   Prior to the Closing, Purchaser and Seller shall cooperate to arrange for utility services to the Premises to be discontinued in Seller’s name, as of the day immediately prior to the Closing Date, and to be reinstated in Purchaser’s name, as of the Closing Date.  In the event that the foregoing cannot be effectuated, then Seller shall furnish readings of the applicable utility meters to a date not more than thirty (30) days prior to the Closing Date, and the unfixed charges, if any, based thereon for the intervening time, shall be apportioned on the basis of such last readings.

                     6.8.  (a) Seller agrees that it shall be responsible for the payment of the commissions payable to brokers, including, without limitation, commissions payable to the Exclusive Leasing Agent referred to in Section 6.8(c) below under the Exclusive Leasing Agreement referred to in Section 6.8(c) below (collectively, “Leasing Commissions”), the costs incurred or to be incurred for tenant improvements (“Tenant Improvement Costs”), and all other out-of-pocket costs and expenses, including, without limitation, legal fees, costs and disbursements and tenant relocation costs (collectively, “Other Leasing Costs”; together with any Leasing Commissions and Tenant Improvement Costs, “Leasing Costs”) arising out of Leases that were executed before the Effective Date.

                          (b)  Notwithstanding the provisions of Section 6.8(a) above, Purchaser agrees that if the Closing occurs, it shall be responsible for the payment of all Leasing Costs arising out of, under or in connection with any Approved Lease Amendments and Approved New Leases (and a future renewal of, extension of, or expansion under any Approved Lease Amendments and Approved New Leases).  In connection with the foregoing, Purchaser hereby (x) assumes, effective as of the Closing Date, the obligation to pay all Leasing Costs with respect to the leasing matters described in in this clause (b), (y) indemnifies Seller against any liability arising therefrom, and (z) agrees that if Seller pays any such amount in respect of any such leasing matters described in this clause (b) prior to the Closing Date, then at Closing Purchaser shall reimburse Seller for same.

               (c) Seller has informed Purchaser that Seller is party to a certain Exclusive Leasing Agreement, dated as of June 3, 2012 (as amended, the “Exclusive Leasing Agreement”) with Charter Realty and Development Corp., a Delaware corporation (the “Exclusive Leasing Agent”), as agent. Seller agrees to terminate the Exclusive Leasing Agreement as of the Closing Date.

              (d)     Purchaser hereby indemnifies Seller and holds Seller harmless from and against any and all liabilities (including, without limitation, reasonable attorneys’ fees, costs and disbursements and costs incurred in the enforcement of the foregoing indemnity) arising out of Purchaser’s failure to comply with Purchaser’s obligations under this Section 6.8.  The foregoing indemnification by Purchaser shall survive the Closing indefinitely.  Seller hereby indemnifies Purchaser and holds Purchaser harmless from and against any and all liabilities (including, without limitation, reasonable attorneys’ fees, costs and disbursements and costs incurred in the enforcement of the foregoing indemnity) arising out of Seller’s failure to comply with Seller’s obligations under this Section 6.8.  The foregoing indemnification by Seller shall survive the Closing for a period of one (1) year.

                6.9. It is the intention of the parties for Seller to transfer to Purchaser concurrently with the Closing as a credit against the Purchase Price all security deposits of tenants under the Leases, together with any interest accrued on such security deposits; provided, however, prior to the expiration of the Due Diligence Period, upon written notice to Purchaser, Seller shall have the right, subject to and in accordance with the terms of the Leases, to deduct from any security deposit any amount due from a tenant of the Premises as a result of a default (after the expiration of any expressly provided notice and grace periods) by such tenant under such tenant’s Lease; provided, further, however, Seller shall use commercially reasonable efforts to pursue its rights under the Leases to require the applicable tenants to replenish such security deposits in accordance with the terms of the Leases (it being acknowledged and agreed that the failure of the tenants to replenish such security deposits shall not (i) be a condition to any of Purchaser’s obligations under this Agreement, including, without limitation, Closing (b) give Purchase any right to terminate this Agreement, and (c) give rise to any remedy of any kind against Seller).

                 6.10. At Closing, to the extent that Purchaser assumes the Assumed Loan, Seller shall be credited with the amounts of any escrows and/or holdbacks held by or on the Lender’s (as hereinafter defined) behalf in connection with the Assumed Loan and such escrows and holdbacks shall be assigned by Seller to Purchaser at Closing pursuant to the Loan Assumption Documents (as hereinafter defined).

                6.11. Subject to the provisions of Section 37 of this Agreement, in the event the Closing occurs, the provisions of this Section 6 shall survive the Closing Date for one (1) year and either party shall have the right prior to expiration of such one (1) year period to require that errors and adjustments related to computations and calculations under this Section 6 be corrected and the parties agree that any errors and adjustments not raised prior to the expiration of such one (1) year period shall be deemed to be waived.  For the avoidance of doubt, the parties acknowledge that after the expiration of such one (1) year period, the indemnification obligations of Seller, if any, contained in this Section 6, shall expire, and that the indemnification obligations of Purchaser, if any, contained in this Section 6 shall survive the Closing Date for a period of one (1) year (except as otherwise expressly provided in this Section 6).

7.                    Closing Documents.

                         7.1.  At the Closing, Seller shall deliver (or caused to be delivered) to Purchaser the following:

                              (a)  a limited warranty deed, executed by Seller, in the form attached hereto as Exhibit E and made a part hereof (the “Deed”), duly executed by Seller and acknowledged on behalf of Seller;

                           (b)a quitclaim bill of sale, in the form attached hereto as Exhibit F and made a part hereof (the “Bill of Sale”), executed by Seller;

                              (c) an assignment and assumption of Leases, in the form attached hereto as Exhibit G and made a part hereof (the “Assignment and Assumption of Leases”), executed by Seller;

                              (d)  an assignment and assumption of the Sanborn Contract, in the form attached hereto as Exhibit H and made a part hereof (the “Assignment and Assumption of Contract”), executed by Seller;

                              (e)  an assignment and assumption of Intangible Property, in the form attached hereto as Exhibit I and made a part hereof (the “Assignment and Assumption of Intangible Property”), executed by Seller;

                            (f) a “non-foreign person certification” that meets the requirements of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto (“Code”), in the form attached hereto as Exhibit J and made a part hereof, executed by (or on behalf of) Seller;

                              (g)   a signed notice to the tenants of the Premises, substantially in the form attached hereto as Exhibit K and made a part hereof (the “Notice to Tenants”), executed by Seller;

                              (h)  a signed notice to the service provider under the Sanborn Contract, substantially in the form attached hereto as Exhibit L and made a part hereof (the “Notice to Contract Party”), executed by Seller;

                             (i)  all forms, affidavits and certificates required to be filed in connection with the imposition and/or payment of any and all applicable federal, state, county, municipal and other transfer taxes with respect to the transactions set forth herein (collectively, the “Conveyance Tax Documents”), in proper form for submission, prepared, executed and acknowledged by Seller;

                            (j) the Tenant Estoppel Certificates (as hereinafter defined) and/or Seller Estoppel Certificates (as hereinafter defined) to the extent required to be delivered by Seller pursuant to Section 36 of this Agreement;

                            (k)   such documents (such as limited liability company resolutions, corporate resolutions or partnership authorizations and certified limited liability company, corporate or partnership organizational documents) as are reasonably required by the Title Company to evidence the authorization of the transactions contemplated by this Agreement;

                              (l) on or before five (5) Business Days after Closing, Seller shall deliver to Purchaser’s offices at 11501 Northlake Drive, Cincinnati, Ohio 45249, Attention Director of Lease Administration, (i) all original Leases (or copies if Seller and/or its property and/or asset manager do not have possession of originals), lease files, all plans and specifications with respect to the Premises correspondence files and other books and records, keys to all leased premises, security codes, if any, and maintenance agreements (e.g., HVAC maintenance agreement) relating solely to the Premises and to the extent in Seller’s and/or its property and/or asset manager’s possession, and (ii) all original Assumed Loan Documents (or copies if Seller and/or its property and/or asset manager do not have possession of originals), loan files, correspondence files and other books and records related solely to the Assumed Loan and to the extent in Seller’s and/or its property and/or asset manager’s possession;

                 (m) to the extent the same are in the possession of Seller and are transferable to Purchaser, all original licenses, certificates and permits pertaining to the Premises and required for the use or occupancy thereof;

                 (n) an assignment and assumption of the O&M Plan Documents, in the form attached hereto as Exhibit M and made a part hereof (the “Assignment and Assumption of O&M Plan Documents”), executed by Seller;

                (o) a notice of the Assignment and Assumption of O&M Plan Documents to the Ohio Environmental Protection Agency, substantially in the form attached hereto as Exhibit N and made a part hereof (the “Notice of O&M Plan Documents Transfer”)(it being agreed that any requested changes to such form shall neither increase Seller’s obligations hereunder nor decrease any of Seller’s rights and protections hereunder), which Notice of O&M Plan Documents Transfer shall include evidence of Purchaser’s compliance with Section 10 of that certain Operation and Maintenance Agreement, dated October 29, 2002 (the “O&M Agreement”) with respect to the provision of reasonable and adequate funds in the amount of at least $8,500 to comply with the O&M Agreement, executed by Seller;

                (p) the USPS Documents, executed by Seller;

                (q) an owner’s title affidavit in the form of Exhibit O attached hereto, executed by Seller;

                (r) subject to terms and conditions of Section 11 below, a certificate executed by Seller indicating that the representations and warranties of Seller set forth in Section 11.1 are true and correct on the Closing Date in all material respects, which certificate shall describe any changes to such representations and warranties as to which Seller has actual knowledge as of the Closing Date;

                (s) to the extent that Purchaser assumes the Assumed Loan, any Loan Assumption Documents required to be executed by Seller to satisfy the condition in Section 49.2(c) and (d);

                (t) exclusive possession of the Premises, subject to the rights of all tenants of the Premises, the Permitted Title/Survey Exceptions, any obligations expressly assumed by the Purchaser pursuant to this Agreement and Seller Document and applicable laws;

               (u) such other documents, instruments and/or deliveries as are required to be delivered by Seller pursuant to the terms of this Agreement.

               7.2. At the Closing, Purchaser shall deliver to Seller the following:

                (a) the Closing Funds;

                (b) the Assignment and Assumption of Leases, executed by Purchaser;

                (c) the Assignment and Assumption of Contract, executed by Purchaser;

                (d) the Assignment and Assumption of Intangible Property, executed by Purchaser;

                (e) reserved;

                (f) the Notice to Contract Party, executed by Purchaser;

                (g) the Conveyance Tax Documents, executed and acknowledged by Purchaser, if required by applicable law, each in proper form for submission;

                (h) such documents (such as limited liability company resolutions, corporate resolutions or partnership authorizations and certified limited liability company, corporate or partnership organizational documents) as are reasonably required by Title Company evidencing the authorization of the purchase of the Premises by Purchaser and the delivery by Purchaser of all of the Closing documents required by this Agreement;

                (j) the Assignment and Assumption of O&M Plan Documents, executed by Purchaser;

                (k) the Notice of O&M Plan Documents Transfer, executed by Purchaser;

                 (l) the USPS Documents, executed by Purchaser;

                 (m) to the extent that Purchaser assumes the Assumed Loan, the Loan Assumption Documents; and

                (n) such other documents, instruments and/or deliveries as are required to be delivered by Purchaser pursuant to the terms of this Agreement (including, without limitation, documents, agreements and opinions to be delivered in connection with the assumption of the Assumed Loan pursuant to Section 49 hereof).

                7.3. The acceptance of transfer of title to the Premises by Purchaser shall be deemed to be full performance and discharge of any and all obligations on the part of Seller to be performed pursuant to the provisions of this Agreement, except where such agreements and obligations are specifically stated to survive the Closing.

                8. Title Insurance and Survey Matters.

                  8.1. Prior to the Effective Date Seller delivered to Purchaser Seller’s existing survey of the Premises (the “Existing Survey”).  Purchaser shall obtain and deliver to Seller (i) an update of the Existing Survey or a new survey (any such update or new survey being referred to as the “Updated Survey”) and (ii) a commitment for title insurance (the “Title Commitment”) from First American Title Insurance Company (the “Title Company”) with respect to the Premises upon the earlier to occur of Purchaser’s receipt of same and the expiration of the Due Diligence Period.  The Existing Survey or the Updated Survey, as applicable, are referred to herein individually or collectively as the “Survey”.  If the Title Commitment or Survey discloses exceptions to title which are both (A) not included within the list of permitted title matters listed on Exhibit P attached hereto and made a part hereof (the “Existing Title/Survey Matters”) and (B) material and adverse to Purchaser in Purchaser’s reasonable judgment (any such exception being referred to herein as an “Unpermitted Title/Survey Matters”), then Purchaser shall have the right to give Seller notice of any such Unpermitted Title/Survey Matters on or prior to the earlier of (X) ten (10) days after Purchaser’s receipt of the Title Commitment and Survey and (Y) the expiration of the Due Diligence Period (such earlier date, the “Title/Survey Objection Out Date”).  Any matters revealed by the Title Commitment and/or Survey that are not objected to by Purchaser on or prior to the Title/Survey Objection Out Date shall be deemed “Permitted Title/Survey Exceptions”.  In addition, any matters revealed by the Title Commitment and/or Survey that do not constitute Unpermitted Title/Survey Matters, regardless of whether Purchaser objects thereto, shall constitute Permitted Title/Survey Exceptions.  Seller shall have ten (10) Business Days following the receipt of any such notice in which to give Purchaser notice that Seller will either (a) cause such Unpermitted Title/Survey Matter(s) to be deleted from the Title Commitment or Survey or insured against by the Title Company or (b) not cause such Unpermitted Title/Survey Matter(s) to be deleted from the Title Commitment or Survey or insured against by the Title Company.  If Seller gives notice pursuant to clause (a) above, then Seller will cause such Unpermitted Title/Survey Matter(s) to be deleted from the Title Commitment or Survey, or cause such Unpermitted Title/Survey Matter(s) to be insured against by the Title Company, prior to the Closing Date (and Seller shall have the right to adjourn the Closing Date one or more times (but for not more than thirty (30) days in the aggregate) in order to effectuate same); provided, however, if at Closing Seller has failed to cause any such Unpermitted Title/Survey Matter(s) to be deleted from the Title Commitment or Survey, or insured against by the Title Company, then Purchaser’s sole and absolute remedy shall be to terminate this Agreement at Closing (in which event the provisions of Section 9 of this Agreement shall apply to such termination).  If Seller (i) fails to give any such notice within said ten (10) Business Day period, or (ii) gives notice pursuant to clause (b) above, then Purchaser shall give written notice to Seller within three (3) Business Days following the earlier of the expiration of such ten (10) Business Day period or the giving of such notice by Seller either (x) terminating this Agreement (in which event the provisions of Section 9 of this Agreement shall apply to such termination) or (y) waiving the right to terminate this Agreement as a result of any such Unpermitted Title/Survey Matter(s).  If Purchaser fails to deliver such notice terminating this Agreement pursuant to clause (x) above within said three (3) Business Day period, then Purchaser shall be deemed to have elected under clause (x) above.  If Purchaser elects under clause (y) above in accordance with the foregoing, then any Unpermitted Title/Survey Matters previously objected to by Purchaser shall become Permitted Title/Survey Exceptions.  Purchaser acknowledges that Seller shall be entitled to deliver Seller’s notice under clause (a) or clause (b) above in Seller’s sole and absolute discretion subject to the provisions of Section 8.3 of this Agreement and that Purchaser shall be required to accept title to the Premises subject to all Permitted Title/Survey Exceptions.  Notwithstanding anything to contrary contained herein, in the event that Purchaser fails to obtain (I) the Title Commitment in the time period set forth in this Section 8.1 and submit any objections thereto within such time period set forth above, then Purchaser will be deemed to have waived its right to object to matters appearing on the Title Commitment (or update thereto) pursuant to Section 8.1 or Section 8.2, and (II) an Updated Survey in the time period set forth in this Section 8.1 and submit any objections thereto within such time period set forth above, then Purchaser will be deemed to have waived its right to object to matters appearing on any Updated Survey (or update thereto) pursuant to Section 8.1 or Section 8.2.

              8.2. Except as provided in Section 8.1 above, in the event that any update of the Title Commitment or the Survey shows any new matters or conditions which are both (A) not included within the list of Existing Title/Survey Matters, and (B) material and adverse to Purchaser in Purchaser’s reasonable judgment, Purchaser shall deliver notice (each such notice, a “Purchaser’s Title/Survey Update Notice”) thereof to Seller prior to the date that is the earlier of (X) the Closing Date or (Y) the date that is five (5) Business Days after Purchaser receives such update of the Title Commitment or the Survey (and if Purchaser fails to deliver such notice within such five (5) Business Day (or shorter) period, then Purchaser shall be deemed to have accepted such matters or conditions as Permitted Title/Survey Exceptions).  Seller shall have ten (10) Business Days following the receipt of any Purchaser’s Title/Survey Update Notice (and if the expiration of such ten (10) Business Day period is after the Closing Date, then, at the option of Seller, the Closing shall be adjourned to the date three (3) Business Days after the expiration of such ten (10) Business Day period) in which to give Purchaser notice (each such notice, a “Seller’s Title/Survey Update Response”) that Seller will either (a) cause such new matter or condition to be deleted from the Title Commitment or Survey or insured against by the Title Company, or (b) not cause such new matter or condition to be deleted from the Title Commitment or Survey or insured against by the Title Company.  If Seller gives a Seller’s Title/Survey Update Response pursuant to clause (a), then Seller will cause such new matter or condition to be deleted from the Title Commitment or Survey or insured against by the Title Company, to occur on or prior to the Closing Date, as same may be adjourned pursuant to the foregoing provisions of this Section 8.2 (and Seller shall have the further right to adjourn the Closing Date one or more times (but for not more than fifteen (15) days in the aggregate) in order to effectuate same); provided, however, if at Closing Seller has failed to cause any such new matter or condition to be deleted from the Title Commitment or Survey, or insured against by the Title Company, then Purchaser’s sole and absolute remedy shall be to terminate this Agreement at Closing (in which event the provisions of Section 9 of this Agreement shall apply to such termination).  If Seller (i) fails to give any Seller’s Title/Survey Update Response within said ten (10) Business Day period, or (ii) gives notice pursuant to clause (b), then Purchaser will deliver written notice to Seller on or before the earlier of (I) one (1) Business Day prior to the Closing Date (as same may be adjourned pursuant to the foregoing provisions of this Section 8.2) or (II) the date that is three (3) Business Days following the earlier of the expiration of such ten (10) Business Day period or the delivery of the Seller’s Title/Survey Update Response either (x) terminating this Agreement (in which event the provisions of Section 9 of this Agreement shall apply to such termination) or (y) waiving the right to terminate this Agreement as a result of any such new matter or condition.  If Purchaser fails to deliver such notice terminating this Agreement pursuant to clause (x) within said three (3) Business Day (or shorter) period, then Purchaser shall be deemed to have elected under clause (x) above.  If Purchaser elects to waive the right to terminate this Agreement pursuant to clause (y) above, then any new matter or condition previously objected to by Purchaser shall become Permitted Title/Survey Exceptions.  Purchaser acknowledges that Seller shall be entitled to deliver Seller’s notice under clause (a) or clause (b) above in Seller’s sole and absolute discretion subject to the provisions of Section 8.3 of this Agreement and that Purchaser shall be required to accept title to the Premises subject to all Permitted Title/Survey Exceptions.

              8.3. Notwithstanding anything contained herein to the contrary, except as specified in this Section 8.3, Seller shall have no obligation to take any steps, bring any action or proceeding or incur any effort or expense whatsoever to cure any title or survey objection, provided, however, notwithstanding the foregoing, Seller shall cause to be removed as exceptions to title (a) the liens of any mortgages or deeds of trust of Seller affecting the Premises (other than the Assumed Loan, to the extent that Purchaser assumes it as provided in Section 49 hereof), and (b) any mechanic’s or materialmen’s liens filed against the Premises due to work performed at the Premises by Seller at Seller’s direction (and Seller shall have the right to adjourn the Closing Date one or more times (but for not more than twenty (20) days in the aggregate) in order to effectuate same), and (c) any lien or encumbrance placed upon the Property subsequent to the Effective Date without Seller’s consent and not as a result of Seller’s action or omission, provided, however, the total amount required to be expended by Seller in respect of this Section 8.3(c) shall not exceed $75,000.00 (and Seller shall have the right to adjourn the Closing Date one or more times (but for not more than fifteen (15) days in the aggregate) in order to effectuate same).

           9. Disposition of Downpayment.

            If (a) Purchaser is entitled to and does elect to terminate this Agreement in accordance with the provisions of Sections 5, 8, 11, 14, 20, 35,  36  or 52  of this Agreement, or (b) Seller is entitled to and does elect to terminate this Agreement in accordance with the provisions of Section 11 of this Agreement, then Seller and Purchaser shall direct Escrow Agent to refund to Purchaser the Downpayment (or such portion thereof as shall have been deposited with Escrow Agent).  Upon such delivery of the Downpayment to Purchaser, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder, except for the Post-Termination Obligations (as hereinafter defined), which shall survive such termination.

           10.          Purchaser’s Default.

(a)                If Purchaser shall default hereunder (after taking into consideration any cure periods specified in Section 10(b) below, if applicable) in its obligation to purchase the Premises in the manner required pursuant to this Agreement or otherwise fails or refuses to perform Purchaser’s obligation to purchase the Premises in accordance with this Agreement (including, without limitation, such a failure which is due to a breach of any of Purchaser’s Representations (as hereinafter defined) discovered prior to Closing) (such default, a “Closing Default”), Seller, as Seller’s sole remedy (except as provided in this Section 10), shall have the right to cause Escrow Agent to deliver to Seller the Downpayment, as and for Seller’s liquidated damages (the parties hereto acknowledging that it would be difficult or impossible to accurately ascertain the amount of Seller’s damages), whereupon this Agreement shall terminate and neither party shall have any further rights or obligations under this Agreement other than the Post-Termination Obligations, which shall survive such termination.  If Purchaser shall default under this Agreement as a result of a breach of Section 17.4 or Section 34, then the Seller shall have all rights available to it at law or in equity without limitation.  Notwithstanding the foregoing, the liquidated damages limitation set forth above shall have no application to any claim made by Seller against Purchaser based on Purchaser’s obligations under the Post-Termination Obligations, and in the event Seller has a claim against Purchaser based on any such Post-Termination Obligations, Seller shall be entitled to recover damages for such claim in addition to retention of the Downpayment.  For example, if under Section 17.4 of this Agreement Purchaser is obligated to indemnify Seller for damages of $10,000 and Purchaser defaults under this Agreement, then Seller shall be entitled to receive $10,000 plus the entire Downpayment plus amounts under Section 32 of this Agreement.

(b)   If, at any time on or prior to the Closing Date, Purchaser shall default hereunder and, by the nature of such default, such default is capable of being cured (such a default, a “Curable Default”), Purchaser shall have until the earlier to occur of (x)  the date ten (10) days after Purchaser receives notice from Seller of such Curable Default, and (y) the Closing Date, to cause such Curable Default to be cured to the reasonable satisfaction of Seller.  If such Curable Default is not cured on or before the earlier of such dates, then the Purchaser shall be deemed to have defaulted under this Agreement and the provisions of Section 10(a) above shall apply to such default.

                        11.  Representations.

                        11.1. Seller hereby represents and warrants to Purchaser that, as of the Effective Date:

                        (a)  Seller is a limited liability company duly organized and in good standing under the laws of the State of Delaware, and is (or will be by Closing) in good standing under the laws of the State where the Premises are located;

                       (b) the execution, delivery and performance of this Agreement by Seller (i) are within Seller’s corporate, partnership, limited liability company or other applicable powers and (ii) have been duly authorized by all necessary corporate, partnership, limited liability company or other applicable action;

                      (c) reserved;

                        (d) attached hereto as Exhibit Q is a rent roll (the “Rent Roll”) for the Premises, which Rent Roll, is accurate in all material respects as of the Effective Date;

                      (e)  except as set forth on Exhibit R, there is no litigation pending with respect to the Premises (other than as is covered by insurance), and, to the actual knowledge of Seller, there is no litigation threatened in writing with respect to the Premises (other than as is covered by insurance);

                     (f) Seller is not a “foreign person” within the meaning of Section 1445 of the Code;

                      (g) except with respect to Purchaser, Seller has not granted to any person or entity any option or other right to purchase to the Property and no person or entity has any option or other right to purchase the Property;

                      (h) Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed a petition for voluntary bankruptcy or filed a petition or answer seeking reorganization or any arrangement or composition, extension or readjustment of its indebtedness, (iii) consented, in any creditor’s proceeding, to the appointment of a receiver or trustee of Seller or any of its property or any part thereof, of (iv) been named as a debtor in an involuntary bankruptcy proceeding or received a written notice threatening the same;

(i)                          no condemnation or eminent domain proceedings are pending or, to the actual knowledge of Seller,  have been threatened in writing with respect to the Premises;

                     (j) Seller does not directly employ any employees;

                      (k)  to the actual knowledge of Seller, except as set forth in the environmental reports listed on Exhibit S, Seller has not received any written notice alleging a violation of any law with respect to the Premises relating to any Environmental Conditions (as hereinafter defined);

                       (l)   Exhibit B sets forth a true, correct and complete list of all Existing Leases in effect as of the Effective Date (and none of the Existing Leases have been modified, except as set forth on Exhibit B).  Each Existing Lease set forth on Exhibit B represents the entire written agreement between Seller and the applicable tenant with respect to the Premises;

                     (m) to the actual knowledge of Seller, except as set forth on Exhibit D, Seller has not received any written notice of any Existing Violation which remains uncured as of the Effective Date;

                      (n)   except as otherwise set forth on Exhibit T, Seller has performed all work required of the landlord under the Existing Leases and paid in full all Leasing Costs payable by Seller in connection with the Existing Leases;

                     (o) Seller is not (i) identified on any Governmental List (as hereinafter defined), or otherwise qualifies as a Prohibited Person (as hereinafter defined) or (ii) in violation of any applicable law, rule or regulation relating to anti-money laundering or anti-terrorism, including, without limitation, any applicable law, rule or regulation related to transacting business with Prohibited Persons or the requirements of any Anti-Terrorism Law (as hereinafter defined).  As used herein the term (A) “Anti-Terrorism Law” shall mean (w) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, Pub. Law No. 107-56, 115 Stat. 296 (2001); (x) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et. seq. (2003); (y) the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et. seq. (2003); and (z) other similar laws enacted or promulgated from time to time; in each case, together with any executive orders, rules or regulations promulgated thereunder, including, without limitation, temporary regulations, all as amended or otherwise modified from time to time; (B) “Governmental List” shall mean (x) the List of Specially Designated Nationals and Blocked Persons promulgated by the U.S. Department of the Treasury Office of

Foreign Assets Control from time to time and (y) any other similar list (including, without limitation, any list of Prohibited Persons) promulgated by any governmental authority from time to time; and (C) “Prohibited Person” shall mean any Person who is (x) designated by the United States federal government as a terrorist or as a suspected terrorist, whether on a Governmental List, or otherwise or (y) otherwise subject to trade, anti-money laundering or anti-terrorism restrictions under United States federal or state law from time to time, including, without limitation, under any Anti-Terrorism Law;

                    (p) Seller has not delivered any written notices to any of the tenants under the Existing Leases asserting that such tenant is in default under any of the Existing Leases (other than defaults which have been cured or waived), and, to Seller’s actual knowledge, no tenant is in default under any of the Existing Leases;

                   (q) Except as set forth in the Existing Leases, no tenants of the Premises under Existing Leases are entitled to any concessions, rebates, allowances, or free rent for any period after the Closing; and

                   (r) to the actual knowledge of Seller, no event of default currently exists under the Assumed Loan.

                   11.2.  Purchaser hereby represents and warrants to Seller that, as of the Effective Date:

                    (a) Except as provided in this Agreement, Purchaser has not paid or agreed to pay any consideration to Seller or to any agent or representative of Seller in order to induce Seller to enter into this Agreement;

                    (b) Purchaser is a limited liability company, validly existing, duly organized and in good standing under the laws of the State of Ohio and is (or will be by Closing) in good standing under the laws of the State where the Premises are located;

                     (c) the execution, delivery and performance of this Agreement by Purchaser (i) are within Purchaser’s corporate, partnership, limited liability company or other applicable powers, and (ii) have been duly authorized by all necessary corporate, partnership, limited liability company or other applicable action;

                    (d) Purchaser is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA/the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, of any such employee benefit plan or plan;

                  (e) Neither Purchaser, nor any person or entity who owns any direct or indirect equity or other interest in or controls Purchaser is (x) identified on any Governmental List, or otherwise qualifies as a Prohibited Person or (y) in violation of any applicable law, rule or regulation relating to anti-money laundering or anti-terrorism, including, without limitation, any applicable law, rule or regulation related to transacting business with Prohibited Persons or the requirements of any Anti-Terrorism Law.  No funds or assets directly or indirectly invested in Purchaser constitute the property of or are beneficially owned, directly or indirectly, by any person or entity which is (A) identified on any Governmental List, or otherwise qualifies as a Prohibited Person or (B) in violation of any applicable law, rule or regulation relating to anti-money laundering or anti-terrorism, including, without limitation, any applicable law, rule or regulation related to transacting business with Prohibited Persons or the requirements of any Anti-Terrorism Law; and

             (f) Purchaser is a Permitted Assignee (as hereinafter defined) or an Affiliated Assignee (as hereinafter defined).

            11.3. (a)  Each of the representations and warranties set forth in Section 11.1 of this Agreement (collectively, “Seller’s Representations”) shall be deemed to have been remade at and as of the Closing Date with the same force and effect as if first made on and as of the Closing Date; provided, that, at the Closing, Seller may submit to Purchaser one (1) or more schedules, certified by Seller as true and correct as of the Closing Date, which modify or update any of Seller’s Representations, or any exhibits referred to therein, to reflect matters, if any, which arise subsequent to the Effective Date, and Seller’s Representations shall be deemed to have been remade with the changes, if any, set forth in such schedule or schedules; provided, however, notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Section 11, Seller’s Representation made in Section 11.1(r) shall not be required to be remade at and as of the Closing Date (i.e., such Seller’s Representation shall only be required to be true in all material respect as of the Effective Date).

(b) If prior to Closing, Seller’s Representations, as made as of the Effective Date, are determined to be untrue in any material respect as of the Effective Date or if Seller’s Representations, as remade on the Closing Date, shall result in Seller’s Representations made as of the Effective Date being untrue in any material respect as of the Closing Date, then, Purchaser may, at Purchaser’s option and as Purchaser’s sole remedy (Purchaser specifically waiving any right to bring any action against Seller for damages arising therefrom), either (i) terminate this Agreement by notice in writing to Seller, in which event (subject to the provisions of this Section 11.3) the provisions of Section 9 of this Agreement shall apply to such termination, and, solely in the event that a Seller’s Representation was actually false in any material respect when made on the Effective Date (as opposed to a Seller’s Representation that first becomes untrue after the Effective Date, due to changed circumstances or matters which arise or first come to Seller’s attention after the Effective Date), Seller shall reimburse Purchaser for Purchaser’s reasonable out-of-pocket expenses actually incurred by Purchaser in connection with the transaction contemplated by this Agreement, through the date of such termination; provided, however, such expenses shall not exceed Seventy Five Thousand and 00/100 Dollars ($75,000), in the aggregate, when taking into account any other Seller reimbursement of Purchaser’s expenses set forth in this Agreement)(such obligation of Seller shall survive such termination of this Agreement and shall be payable upon demand by Purchaser), or (ii) waive the same and accept title to the Premises without any abatement of the Purchase Price; provided, however, that Purchaser shall have no right to terminate this Agreement as a result of any modification to or updating of Seller’s Representations to reflect (it being acknowledged and agreed that Purchaser may still have other rights to terminate this Agreement pursuant to the express terms and conditions of this Agreement, including, Sections 5, 14  and 36):

                   (w) Approved New Leases and/or Approved Lease Amendments;

                     (x)  changes after the Effective Date to the Rent Roll that arise after the Effective Date (it being expressly acknowledged and agreed by Purchaser that the risk of changes to the Rent Roll or the leasing status of the Premises, for any reason after the Effective Date is Purchaser’s risk and no such change is intended to grant Purchaser any right to terminate this Agreement or obtain any damages from Seller);

                     (y)  changes after the Effective Date to the schedule of litigation set forth in Exhibit R to reflect any additions or deletions other than litigation that, if adversely determined, would affect title to the Premises (it being expressly acknowledged and agreed that (A) the risk of changes after the Effective Date to the schedule of litigation for any reason that does not affect title to the Premises or does not seek to restrain or prevent the sale of the Property to Purchaser, including, without limitation, landlord/tenant litigation and claims covered by insurance, after the Effective Date is Purchaser’s risk (meaning that no such change is intended to grant Purchaser any right to terminate this Agreement or obtain any damages from Seller); provided, however, if at Closing, the change to the schedule of litigation is a claim against Seller which relates to the Premises, which is not covered by insurance and, if adversely determined, is anticipated to result in losses and damages exceeding $100,000, as reasonably determined by Seller, then Purchaser shall be entitled to terminate this Agreement (if at all) subject to and in accordance with the provisions of this Section 11.3 but no such changes to the schedule of litigation shall, if not cured by Seller, entitle Purchaser to bring any action against Seller or constitute a breach of any representation or warranty of Seller, including, without limitation, any Seller’s Representation), and (B) changes after the Effective Date to the schedule of litigation for matters affecting title to the Premises, including, without limitation, any lawsuit, arbitration or other legal proceeding which seeks to restrain or prevent the sale of the Property to Purchaser, is Seller’s risk (it being acknowledged that any such changes to the schedule of litigation (other than pursuant to clause (A) above) shall (1) entitle Seller to terminate this Agreement by delivering notice of such termination to Purchaser, in which event the provisions of Section 9 of this Agreement shall apply to such termination or (2) entitle Purchaser to terminate this Agreement (if at all) subject to and in accordance with the provisions of this Section 11.3 but no such changes to the schedule of litigation shall, if not cured by Seller, entitle Purchaser to bring any action against Seller or constitute a breach of any representation or warranty of Seller, including, without limitation, any Seller’s Representation);

                    (z) actions that Seller is not prohibited from taking pursuant to the terms of this Agreement;

                  (aa) any Violations that are not listed on Exhibit D attached hereto or condemnation or eminent domain proceedings commenced after the Effective Date (it being agreed that Purchaser’s rights in respect of Violations are governed by Section 5 above and Purchaser’s rights in respect of condemnation and eminent domain proceedings are governed by Section 14 below); or

                 (bb)  any written notices of default delivered by Seller to any of the tenants under the Existing Leases after the Effective Date asserting that such tenant is in default under any of the Existing Leases (or any default that Seller first obtains actual knowledge of after the Effective Date); provided, however, if at Closing there are events of default existing under the Existing Leases which relate to the failure by tenants under such Existing Leases to make payments of base rental amounts and other charges due under such Existing Leases in excess of $100,000 (on an aggregate basis for all such Existing Leases), then, Purchaser shall be entitled to terminate this Agreement (if at all) subject to and in accordance with the provisions of this Section 11.3 but no such event of defaults shall, if not cured by Seller, entitle Purchaser to bring any action against Seller or constitute a breach of any representation or warranty of Seller, including, without limitation, any Seller’s Representation).

                (cc) Notwithstanding the provisions of Section 11.3(b) of this Agreement, Purchaser shall have no right to terminate this Agreement pursuant to the provisions of this Section 11.3 as a result of the untruth of any Seller’s Representation if, within ten (10) days after the delivery of Purchaser’s notice terminating this Agreement, Seller delivers written notice to Purchaser of Seller’s intention to cure, in which event Purchaser’s notice of termination shall be without effect and Seller shall, at Seller’s option, either:

                (x) cause such untrue Seller’s Representation to be corrected at or before Closing (and Seller shall be entitled to adjourn the Closing Date one or more times (but for not more than fifteen (15) days in the aggregate) to effectuate such cure), and if Seller fails to effectuate such cure on or before the Closing Date (as same may have been adjourned), then Purchaser shall have the right at Closing, as Purchaser’s sole remedy (Purchaser specifically waiving any right to bring an action against Seller for damages arising therefrom), to either (i) terminate this Agreement by notice in writing to Seller, in which event

(subject to the provisions of this Section 11.3) the provisions of Section 9 of this Agreement shall apply to such termination, and, solely in the event that a Seller’s Representation was actually false in any material respect when made on the Effective Date (as opposed to a Seller’s Representation that first becomes untrue after the Effective Date, due to changed circumstances or matters which arise or first come to Seller’s attention after the Effective Date), Seller shall reimburse Purchaser for Purchaser’s reasonable out-of-pocket expenses actually incurred by Purchaser in connection with the transaction contemplated by this Agreement, through the date of such termination; provided, however, such expenses shall not exceed Seventy Five Thousand and 00/100 Dollars ($75,000), in the aggregate, when taking into account any other Seller reimbursement of Purchaser’s expenses set forth in this Agreement)(such obligation of Seller shall survive such termination of this Agreement and shall be payable upon demand by Purchaser), or (ii) waive the same and accept title to the Premises without any abatement of the Purchase Price; or

                  (y) credit Purchaser at Closing with an amount equal to the diminution of value to the Premises caused by the untrue Seller’s Representation (it being agreed that if there is a dispute as to the amount of the credit under this subparagraph (y) then the provisions of Section 42 of this Agreement shall apply).

                 (d) If (i) prior to the Closing Date, Purchaser delivers notice to Seller that any Seller’s Representations are false in any material respect as hereinabove provided and/or (ii) on the date to which Seller adjourns the Closing pursuant to Section 11.3(c)(x) above, Purchaser delivers notice to Seller that Seller has failed to cure the relevant untrue Seller’s Representations, then Purchaser shall be required to elect one of the remedies set forth in Section 11.3(b) or Section 11.3(c)(x) (as applicable) above prior to the Closing Date and if Purchaser fails to make such an election same shall conclusively mean that Purchaser has determined to proceed under clause (i) of Section 11.3(b) above or clause (i) of Section 11.3(c)(x) above (as applicable).  Without limitation of the foregoing, on or before the earlier to occur of (x) the Closing Date or (y) the date that is ten (10) days after the date that Purchaser becomes aware that any of Seller’s Representations are untrue in any material respect, Purchaser shall deliver notice thereof to Seller stating whether Purchaser desires to proceed in respect thereof under clause (i) or clause (ii) of Section 11.3(b) above, or clause (i) or clause (ii) of Section 11.3(c)(x) above, whichever is applicable.  In the event that Purchaser fails to so notify Seller of any such untrue Seller’s Representation(s)  within such ten (10) day (or shorter) period, then Purchaser shall be deemed to have waived Purchaser’s right to terminate this Agreement and/or assert the untruth of such representation against Seller pursuant to the terms hereof.  Without limitation of the foregoing, in the event that Purchaser becomes aware that any of Seller’s Representations are untrue in any material respect prior to the Closing Date and nonetheless proceeds to Closing without making a claim under this Section 11.3, then same shall be deemed to be a waiver by Purchaser of any further right to make a claim arising out of such untrue nature of such Seller’s Representation(s).

                    11.4. Seller’s Representations (as modified or updated by Seller in accordance with the provisions of Section 11.3 of this Agreement) shall survive the Closing for a period of one (1) year.  Each of the representations and warranties set forth in Section 11.2 of this Agreement (collectively, “Purchaser’s Representations”) shall be deemed to have been remade at and as of the Closing Date with the same force and effect as if first made on and as of the Closing Date.  Purchaser’s Representations shall survive the Closing for a period of one (1) year; provided, however, the Purchaser’s Representations set forth in Sections 11.2 (b), (c), (d), and (f) shall survive the Closing indefinitely.

                   11.5. If any of Purchaser’s Representations or Seller’s Representations is discovered to be untrue in any material respect after Closing, and a claim is asserted within the time periods set forth in Section 11.4 of this Agreement, then Seller or Purchaser, as the case may be, shall, subject to the provisions of Sections 19 and 37  of this Agreement, have the right to pursue any and all remedies available against Purchaser or Seller, as the case may be, as a result of such inaccuracy.

               11.7.  For purposes of this Agreement, (a) the term “to the actual knowledge of Seller” and words of similar import, shall mean the actual knowledge of Randall C. Stein and Thomas R. Pisano without any obligation to make inquiry of any kind, and (b) the term “to the actual knowledge of Purchaser” and words of similar import, shall mean the actual knowledge of Hal Scudder and Joel Staffilino.

             12.       Fixtures and Personal Property.

             All of Seller’s right, title and interest in and to all fixtures, machinery, equipment and other articles of personal property attached or appurtenant to, or used in connection with, the Premises are included in this sale.

            13.        Brokers.

             13.1.  Purchaser represents and warrants that Purchaser has not dealt with any broker, agent, finder or similar party in connection with the transaction contemplated hereby other than CB Richard Ellis (“Broker”) and Purchaser hereby indemnifies and holds harmless Seller and each Seller Exculpated Party (as hereinafter defined) from any liability, cost or expense (including, without limitation, reasonable attorneys’ fees and costs of enforcement of the foregoing indemnity) arising out of the falsity of the foregoing representation.

            13.2.  Seller represents and warrants that Seller has not dealt with any broker, agent, finder or similar party in connection with the transaction contemplated hereby other than Broker, and Seller hereby indemnifies and holds harmless Purchaser and each Purchaser Exculpated Party (as hereinafter defined) from any liability, cost or expense (including, without limitation, reasonable attorneys’ fees and costs of enforcement of the foregoing indemnity) arising out of the falsity of the foregoing representation.  Seller agrees to pay Broker a commission pursuant to a separate agreement.

                      13.3.  The provisions of this Section 13 shall survive the Closing or any earlier termination of this Agreement.

          14.        Condemnation and Destruction.

                       14.1.   If, prior to the Closing Date, a Non-Material Taking (as hereinafter defined) occurs, then (i) Seller shall notify Purchaser of such fact, (ii) Purchaser shall not have any right or option to terminate this Agreement and this Agreement shall continue in effect, (iii) at the Closing, Purchaser shall accept the Premises subject to such Non-Material Taking or so much of the Premises as remains after such Non-Material Taking, as the case may be, with no abatement of the Purchase Price, and (iv) at the Closing, Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, all of Seller’s interest in and to all awards for such Non-Material Taking.  If, prior to the Closing Date, a Material Taking (as hereinafter defined) occurs, then (a) Seller shall notify Purchaser of such fact and (b) Purchaser shall have the right to terminate this Agreement by delivering notice of such termination to Seller on or before the earlier of the Closing Date or the date ten (10) days after it receives such notice from Seller.   In the event that Purchaser delivers a notice of termination within such ten (10) day (or shorter) period (or fails to waive its termination right in writing within such ten (10) day (or shorter) period)), this Agreement shall terminate upon the delivery of the notice of termination (or upon the expiration of such ten (10) day (or shorter period) in the event the Purchase fails to waive the termination right in writing) and the provisions of Section 9 of this Agreement shall apply to such termination.  If Purchaser waives its termination right in writing within such ten (10) day (or shorter) period, then (x) Purchaser shall not have any right or option to terminate this Agreement due to such

Material Taking and this Agreement shall continue in effect, (y) at the Closing, Purchaser shall accept the Premises subject to such Material Taking or so much of the Premises as remains after such Material Taking, as the case may be, with no abatement of the Purchase Price, and (z) at the Closing, Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, all of Seller’s interest in and to all awards for such Material Taking.

                     14.2.  If, prior to the Closing Date, a Non-Material Casualty (as hereinafter defined) occurs, then (i) Seller shall notify Purchaser of such fact, (ii) Purchaser shall not have any right or option to terminate this Agreement and this Agreement shall continue in effect, (iii) at the Closing Purchaser shall accept the Premises in the then “as is” condition of such Premises with no abatement of the Purchase Price, and (iv) at the Closing, Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, all of Seller’s interest in and to all insurance proceeds payable in connection with such Non-Material Casualty, and Purchaser shall receive a credit against the Purchase Price at the Closing in the amount of any loss deductible payable in connection with such insurance proceeds.  If, prior to the Closing Date, a Material Casualty (as hereinafter defined) occurs, then (a) Seller shall notify Purchaser of such fact and (b) Purchaser shall have the right to terminate this Agreement by delivering notice of such termination to Seller on or before the earlier of the Closing Date or the date ten (10) days after it receives such notice from Seller.  In the event that Purchaser delivers a notice of termination within such ten (10) day (or shorter) period (or fails to waive its termination right in writing within such ten (10) day (or shorter) period)), this Agreement shall terminate upon the delivery of the notice of termination (or upon the expiration of such ten (10) day (or shorter period) in the event the Purchase fails to waive the termination right in writing) and the provisions of Section 9 of this Agreement shall apply to such termination.  If Purchaser waives its termination right in writing within such ten (10) day (or shorter) period, then (x) Purchaser shall not have any right or option to terminate this Agreement due to such Material Casualty and this Agreement shall continue in effect, (y) at the Closing Purchaser shall accept the Premises in the then “as is” condition of the Premises with no abatement of the Purchase Price, and (z) at the Closing, Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, all of Seller’s interest in and to all insurance proceeds payable in connection with such Material Casualty, and Purchaser shall receive a credit against the Purchase Price at the Closing in the amount of any loss deductible payable in connection with such insurance proceeds.

           14.3. Notwithstanding anything to the contrary set forth in this Section 14, Seller shall have no obligation to repair any damage or destruction to the Premises caused by any Casualty (as hereinafter defined) or to otherwise restore the Premises after any Taking (as hereinafter defined), and Seller shall have no other obligation or liability of any kind or nature in respect of any Casualty or Taking affecting the Premises, provided however, notwithstanding the foregoing, Seller shall reasonably secure the Premises.

          14.4.  As used herein, the following terms shall have the following meanings:

                     “Casualty” means the destruction of all or a portion of the Premises by fire or other casualty.

                    “Material Casualty” means a Casualty affecting more than ten percent (10%) of the Premises.

                    “Material Taking” means a Taking (a) affecting more than ten percent (10%) of the Premises or (b) affecting any means of ingress thereto or egress therefrom.

                  “Non-Material Casualty” means any Casualty other than a Material Casualty.

                  “Non-Material Taking” means any Taking other than a Material Taking.

                       “Taking” means any taking of any portion of the Premises by condemnation or eminent domain.

          15.      Escrow.

          15.1.   Escrow Agent shall deposit the Deposit in an interest bearing escrow account in a federally insured institution.

           15.2.  If the Closing takes place, Escrow Agent shall deliver the Downpayment to, or upon the instructions of, Seller at the Closing.

           15.3.  If Purchaser or Seller terminates this Agreement pursuant to the express provisions of this Agreement (including Section 9 of this Agreement), then Escrow Agent shall pay the Downpayment as required by the terms of this Agreement, provided, however, that notwithstanding the foregoing, Escrow Agent shall not pay over the Downpayment to any party hereunder unless and until the following procedure is complied with:

(a)                            the party requesting disbursement of the Downpayment (the “Requesting Party”) shall deliver notice to Escrow Agent and the other party hereto requesting such disbursement;

(b)                           within five (5) days after receipt of such notice of request, Escrow Agent shall deliver notice to all other parties hereto stating that the Requesting Party has requested such disbursement (and including a copy of the Requesting Party’s notice);

(c)                            within ten (10) days after receipt of Escrow Agent’s notice, the non-requesting party shall either (i) agree to permit such disbursement by Escrow Agent, or (ii) inform Escrow Agent that the non-requesting party does not agree to permit such disbursement;

(d)                           if the non-requesting party acts under clause (i) of Section 15.3(c), then Escrow Agent shall make the disbursement as requested by the Requesting Party;

(e)                            if the non-requesting party acts under clause (ii) of Section 15.3 (c), then Escrow Agent shall not make any disbursement except as provided in Section 15.5 of this Agreement; and

                      (f)                  if the non-requesting party fails to respond during the foregoing ten (10) day period, same shall be deemed to be the response of the non-requesting party under clause (i) of Section 15.3(c) on the last day of such ten (10) day period.

                   15.4.   It is agreed that;

(a)                      the duties of Escrow Agent are only as herein specifically provided and are purely ministerial in nature, and Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence, as long as Escrow Agent has acted in good faith;

(b)                      in the performance of Escrow Agent’s duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by either or both of the parties or their successors;

(c)                       Escrow Agent may assume that any person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so;

(d)                        Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by Seller and Purchaser, and to the extent such modification, cancellation or rescission of this Agreement would affect Escrow Agent’s rights or obligations under this Agreement, by Escrow Agent;

(e)                         Seller and Purchaser shall jointly and severally reimburse and indemnify Escrow Agent for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith, including reasonable attorneys’ fees and disbursements, incurred without willful misconduct or gross negligence on the part of Escrow Agent arising out of or in connection with Escrow Agent’s acceptance of, or the performance of Escrow Agent’s duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability arising out of or relating to this Agreement; and

(f)                          Seller and Purchaser each hereby release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith without gross negligence or willful misconduct in the performance of Escrow Agent’s duties hereunder.

                     15.5.          Escrow Agent is acting as a stake-holder only with respect to the Downpayment.  If there is any dispute as to whether Escrow Agent is obligated to deliver all or any portion of the Downpayment or as to whom the proceeds of the Downpayment are to be delivered, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent shall hold the Downpayment until receipt by Escrow Agent of an authorization in writing, signed by all of the parties having any interest in such dispute, directing the disposition of the Downpayment, or, in the absence of such authorization, Escrow Agent shall hold the Downpayment, until the final determination of the rights of the parties in an appropriate proceeding.  If such written authorization is not given, or proceedings for such determination have not begun within ninety (90) days after the date Escrow Agent receives written notice of such dispute, and thereafter diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Downpayment in court, pending such determination.  Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements, by the party determined not to be entitled to the Downpayment, or if the Downpayment is split between the parties hereto, such costs of Escrow Agent shall be split, pro  rata, between Seller and Purchaser, based upon the amount of Downpayment received by each.  Upon making delivery of the Downpayment, in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder.

                 15.6.           Escrow Agent has executed this Agreement solely to confirm (i) receipt of the Deposit and (ii) that Escrow Agent, upon receipt thereof, will hold the Downpayment in escrow, pursuant to the provisions of this Agreement.

          16. Closing Costs.

           Purchaser shall pay (a) (i) fifty percent (50%) all title insurance premiums (after taking into consideration any so-called re-issue credit available to Seller based on Seller’s existing owner’s title policy), and (ii) any and all premiums charged by the Title Company for endorsements (except those endorsements, if any, that Seller expressly agrees in writing to pay for)  and affirmative coverages to the title policy and all other title insurance company charges, (b) all survey costs in connection with the transaction contemplated by this Agreement, (c) fifty percent (50%) of any escrow fees charged by Escrow Agent, (d) all due diligence costs incurred by or on behalf of Purchaser, (e) all recording fees and charges for the Deed, (f) all sales and use taxes with respect to the transaction contemplated hereby, if any, and (g) except as expressly provided in Section 49 below, all costs relating to the assumption of the Assumed Loan by Purchaser (whether or not Purchaser assumes the Assumed Loan).  Seller shall pay (x)

all state, county, municipal and/or local conveyance taxes with respect to the recording of the Deed, and (y) fifty percent (50%) of any escrow fees charged by Escrow Agent, (z) cost to record the mortgage release if the Assumed Loan is not assumed by Purchaser, and (aa) fifty percent (50%) all title insurance premiums (after taking into consideration any so-called re-issue credit available to Seller based on Seller’s existing owner’s title policy); provided, however, in no event shall Seller have to pay any premiums charged by the Title Company for endorsements (except those endorsements, if any, that Seller expressly agrees in writing to pay for), and affirmative coverages to the title policy and all other title insurance company charges.  Each party hereto shall pay such party’s own legal fees and all of such party’s other expenses in connection with this transaction.

          17.        Seller’s Covenants.

          Seller agrees as follows:

                            17.1. Between the Effective Date and the Closing Date or earlier termination of this Agreement, Seller will provide or cause to be provided substantially such services with respect to the Premises that have been provided by Seller in the past in accordance with Seller’s customary practice.

                            17.2. Between the Effective Date and the Closing Date or earlier termination of this Agreement, Seller will maintain casualty and liability insurance with respect to the Premises (which insurance may be effected under a blanket policy or policies of insurance) in accordance with Seller’s past practice.

                            17.3. Between the Effective Date and the Closing Date or earlier termination of this Agreement, subject to Section 34 of this Agreement, Seller will make all books, records, billing information, Leases, the Sanborn Contract, and other documents relating to the operation of the Premises available to Purchaser and Purchaser’s accountants and attorneys, upon advance written request therefor, and will permit Purchaser’s accountants and attorneys to examine the same, during regular business hours, at Purchaser’s sole cost and expense, provided, however, notwithstanding the foregoing, Seller shall not be required to make available to Purchaser any of the foregoing to the extent that same (i) constitutes privileged information pertaining to any potential or existing litigation or other proceeding or (ii) constitutes confidential information prepared by Seller pertaining to the Premises (including internal evaluations, appraisals, reports or other documentation and information pertaining to the business relationships among the members comprising Seller).  The making available to Purchaser of the foregoing shall in no event be deemed to constitute a representation by Seller as to the accuracy, correctness or completeness thereof.

                         17.4. Between the Effective Date and the Closing Date or earlier termination of this Agreement, subject to the rights of all tenants and other occupants of the Premises, Seller will permit Purchaser and Purchaser’s engineers, architects, agents and employees, at Purchaser’s sole cost and expense, to inspect the Premises and all portions thereof from time to time upon reasonable advance request therefor and accompanied by a representative of Seller; provided, however, Purchaser will not be permitted to perform any such inspection unless and until Purchaser delivers to Seller reasonably satisfactory evidence that Purchaser has obtained such insurance as Seller shall reasonably require in connection with any such inspection, which insurance shall name Seller and Seller’s managing agent as additional insureds (it being agreed by Purchaser that such insurance shall include (i) policies of workers’ compensation and employers’ liability for all employees of Purchaser, (ii) commercial general liability insurance which insure Purchaser’s Representatives (as hereinafter defined) with liability insurance limits of not less than $3,000,000 combined single limit on a per location and occurrence basis for personal injury and property damage, (iii) pollution legal liability coverage of not less than $3,000,000 per claim/annual aggregate for any of Purchaser’s environmental consultants), and (iv) Automobile Liability

Insurance for Bodily Injury and Property Damage in the amount of $1,000,000 combined and covering all owned, non-owned and hired vehicles.   In no event shall Purchaser be permitted to conduct any drilling or other invasive testing of the Premises without the prior written consent of Seller.  Purchaser hereby agrees to repair and restore any portion of the Premises damaged as a result of any inspection of the Premises by Purchaser and, in addition, hereby indemnifies and holds harmless Seller and each Seller Exculpated Party from and against any and all damages, demands, claims, losses, liabilities, costs (including the cost of remediation, if necessary) and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and costs incurred in the enforcement of the foregoing indemnity) incurred by Seller and any Seller Exculpated Party by reason of or in connection with any entry onto, or inspection of, the Premises by Purchaser or Purchaser’s agents, employees, representatives or contractors in connection therewith, which indemnity shall survive the Closing or earlier termination of this Agreement.

                        17.5. Between the Effective Date and the Closing Date or earlier termination of this Agreement, Seller will cause to be performed all normal operational repairs and replacements required to be made to the Premises in order to maintain the Premises in the condition of the Premises as of the Effective Date, reasonable wear and tear and natural deterioration and damage by fire or other casualty or condemnation excepted, provided that nothing set forth in this Section 17.5 shall have the effect of requiring Seller to make any repairs or replacements of a capital nature to the Premises.

                       17.6. Between the Effective Date and the Closing Date or earlier termination of this Agreement, if requested in writing by Purchaser, Seller shall provide Purchaser with copies of any updated rent rolls and accounts receivable reports that may have been prepared by Seller as of the date of such written request.

                       17.7. Between the Effective Date and the Closing Date or earlier termination of this Agreement, (i) Seller shall not show or otherwise offer for sale the Property or any interest therein, and (ii) Seller shall not commit, agree to, or acquiesce in, any act which could, affect or impair the current zoning of the Premises.

                       17.8. Between the Effective Date and the Closing Date or earlier termination of this Agreement, Seller shall (i) promptly deliver any written notice of default received by Seller under the Assumed Loan (it being agreed that no such notice of default shall constitute a default by Seller hereunder, constitute a failure of condition precedent in favor of Purchaser or grant Purchaser any right or remedy), and (ii) use commercially reasonably efforts to provide any non-privileged or confidential information received by Seller related to any litigation covered by insurance prior to the expiration of the Due Diligence Period (and thereafter) (it being agreed that Seller’s inability to provide such information (and no information actually provided) shall constitute a default by Seller hereunder, constitute a failure of condition precedent in favor of Purchaser or grant Purchaser any right or remedy).

          18. Approval of Leases, Contracts.

                      18.1. From and after the Effective Date through the earlier of the Closing Date or the termination of this Agreement in accordance with the terms hereof, in the event that Seller desires to enter into (i) any amendment, modification, renewal or extension of any Existing Lease (a “Proposed Lease Amendment”) or (ii) any new lease affecting any portion of the Premises (a “Proposed New Lease”), Seller shall deliver written notice (“Leasing Notice”) to Purchaser, which Leasing Notice shall contain a copy of such Proposed Lease Amendment or Proposed New Lease and request Purchaser’s consent to such Proposed Lease Amendment or Proposed New Lease.  Within five (5) Business Days after Seller delivers the Leasing Notice to Purchaser, Purchaser shall deliver written notice to Seller approving or disapproving such Proposed Lease Amendment or such Proposed New Lease (and if Purchaser disapproves such Proposed Lease Amendment or Proposed New Lease Purchaser shall specify in such notice the reasons for such disapproval).  Purchaser shall not unreasonably withhold Purchaser’s consent to any such Proposed Lease Amendment or Proposed New Lease.  In the event that Purchaser fails to deliver notice either approving or disapproving a Proposed Lease Amendment or a Proposed New Lease within the five (5) Business Day period set forth above, Purchaser shall be deemed to have disapproved such Proposed Lease Amendment or such Proposed New Lease.  If Purchaser shall approve a Proposed Lease Amendment or a Proposed New Lease, then Seller shall have the right to execute such Proposed Lease Amendment or Proposed New Lease and upon such execution and delivery, the same shall be deemed to be an “Approved Lease Amendment” or an “Approved New Lease”, as the case may be, for purposes of this Agreement.  If Purchaser shall reasonably disapprove a Proposed Lease Amendment or a Proposed New Lease, then Seller shall not enter into such Proposed Lease Amendment or Proposed New Lease, as applicable.

                      18.2. Seller shall have the right, without the necessity of obtaining the approval of Purchaser, to execute any amendment, modification, renewal or extension of an Existing Contract and any new contract affecting the Premises if and to the extent that such amendment, modification, renewal or extension of an Existing Contract or such new contract will not be binding upon Purchaser after the Closing Date.  At Closing, Seller shall terminate (at Seller’s cost) any management agreement in existence with respect to the Premises.

          19.    Non-Liability.

          Notwithstanding anything to the contrary contained in this Agreement, no director, officer, employee, shareholder, member, manager, partner or agent of Seller nor any of the directors, officers, employees, shareholders, members, managers, partners, joint venturers or agents of any of the directors, officers, employees, shareholders, members, managers, partners, joint venturers or agents of Seller nor any other person, partnership, limited liability company, corporation, joint venture or trust, as principal of Seller, whether disclosed or undisclosed (collectively, the “Seller Exculpated Parties”), shall have any personal obligation or liability hereunder, and Purchaser shall not seek to assert any claim or enforce any of Purchaser’s rights hereunder against any Seller Exculpated Party.

          Notwithstanding anything to the contrary contained in this Agreement, no director, officer, employee, shareholder, member, manager, partner or agent of Purchaser nor any of the directors, officers, employees, shareholders, members, managers, partners, joint venturers or agents of any of the directors, officers, employees, shareholders, members, managers, partners, joint venturers or agents of Purchaser nor any other person, partnership, limited liability company, corporation, joint venture or trust, as principal of Purchaser, whether disclosed or undisclosed (collectively, the “Purchaser Exculpated Parties”), shall have any personal obligation or liability hereunder, and Seller shall not seek to assert any claim or enforce any of Seller’s rights hereunder against any Purchaser Exculpated Party.

          20.   Seller’s Default.

            Subject to the provisions of Sections 19 and 37  of this Agreement, if Seller shall default under this Agreement, then Purchaser, as Purchaser’s sole remedy (Purchaser specifically waiving any right to bring an action for monetary damages, including, without limitation, consequential, speculative or punitive damages), may either:

                  20.1. deliver written notice to Seller that Purchaser elects to terminate this Agreement, in which event the provisions of Section 9 of this Agreement shall apply to such termination (and in the event of any such termination under this Section 20.1, Seller shall reimburse Purchaser for Purchaser’s reasonable out-of-pocket expenses actually incurred by Purchaser in connection with the transaction contemplated by this Agreement, through the date of such termination; provided, however, such expenses shall not exceed Seventy Five Thousand and 00/100 Dollars ($75,000), in the aggregate, when taking into account any other Seller reimbursement of Purchaser’s expenses set forth in this Agreement) (such obligation of Seller shall survive such termination of this Agreement and shall be payable upon demand by Purchaser); or

                  20.2. bring an action against Seller to seek specific performance of Seller’s obligations hereunder with respect to the Premises within sixty (60) days following the earlier of (x) the scheduled Closing Date or (y) the date of Purchaser’s knowledge of Seller’s breach.  Such action for specific performance will not be construed to require Seller to cure any title defect (except as specifically provided in Section 8.3 of this Agreement), cure any untrue representation, comply with any covenant hereunder, cure any physical condition existing at the Premises (except as specifically provided in Section 17.5 of this Agreement), or cause any third party to take any action with respect to the Premises or Seller).

Notwithstanding anything to the contrary contained in this Agreement, in the event that Purchaser becomes aware that Seller has defaulted in any respect under this Agreement prior to the Closing Date and nonetheless proceeds to Closing, then same shall be deemed to be a waiver by Purchaser of any further right to make a claim arising out of such default.  For the avoidance of doubt, Purchaser and Seller acknowledge that a breach of Seller’s Representations that is alleged by Purchaser under this Agreement shall not be deemed to fall within this Section 20 (it being acknowledged that Purchaser’s remedies in respect thereof are as set forth in Section 11 of this Agreement).

            21. Condition of Premises.

                  21.1. Except as otherwise expressly provided in this Agreement and except for the Seller’s Representations, Purchaser shall accept the Premises at the Closing in the “as is”, “where is” condition of the Premises with all faults as of the Closing Date.  Purchaser agrees that, except as expressly set forth in this Agreement, Seller shall not be liable for any construction, latent or patent defects in the Premises, and shall not be bound in any manner whatsoever by any guarantees, promises, projections, operating expenses, set-ups or other information pertaining to the Premises made, furnished or claimed to have been made or furnished by Seller or any other person or entity, including, without limitation, Broker, or any partner, member, manager, shareholder, employee, agent, attorney or other person representing or purporting to represent Seller or Broker, whether verbally or in writing.  Purchaser acknowledges that neither Seller nor any of the employees, agents or attorneys of Seller has made any verbal or written representations or warranties whatsoever to Purchaser, whether express, implied, statutory, or by operation of law, except as expressly set forth in this Agreement and, in particular, that no such representations and warranties have been made with respect to the physical or environmental condition or operation of the Premises, the layout or footage of the Premises, the actual or projected revenue and expenses of the Premises or any of the Leases, zoning, environmental, and other laws, regulations and rules applicable to the Premises, or the compliance of the Premises therewith, the quantity, quality or condition of the articles of personal property and fixtures included in the transactions contemplated hereby, the use or occupancy of the Premises or any part thereof or any other matter or thing affecting or relating to the Premises or the transactions contemplated hereby, except as specifically set forth in this Agreement.  Purchaser has not relied and is not relying upon any representations or warranties, other than Seller’s Representations and the representations of Seller set forth in Section 13.2 of this Agreement, or upon any statements made in any informational materials with respect to the Premises provided by Seller or any other person or entity, including Broker or any shareholder, member, manager, employee, agent, attorney or other person representing or purporting to represent Seller or Broker.  Without limitation of the foregoing, Purchaser specifically acknowledges and agrees that it has assumed the risk of changes in the condition of the Premises between the Effective Date and the Closing Date and no adverse change in such condition shall grant Purchaser any right to terminate this Agreement (except as expressly set forth in Section 14 of this Agreement) or to obtain any damages against Seller.  IN ADDITION TO, AND

WITHOUT LIMITATION OF THE FOREGOING, EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR BY OPERATION OF LAW, AS TO THE QUANTITY, QUALITY, MERCHANTABILITY, TITLE, MARKETABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OF THE PREMISES OR ANY COMPONENT THEREOF, AND THE PREMISES AND EACH COMPONENT THEREOF ARE SOLD IN AN “AS IS”, “WHERE IS” CONDITION, WITH ALL FAULTS. BY EXECUTING THIS AGREEMENT, EXCEPT AS SET FORTH IN THIS AGREEMENT, PURCHASER AFFIRMS AND AGREES THAT (A) PURCHASER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PREMISES OR ANY COMPONENT THEREOF FOR ANY PARTICULAR PURPOSE, (B) SELLER MAKES NO WARRANTY THAT THE PREMISES OR ANY COMPONENT THEREOF ARE FIT FOR ANY PARTICULAR PURPOSE, (C) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR BY OPERATION OF LAW, WITH RESPECT TO THE PREMISES OR ANY COMPONENT THEREOF, (D) PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PREMISES AND EACH COMPONENT THEREOF AND HAS DETERMINED TO PURCHASE THE PREMISES AND EACH COMPONENT THEREOF BASED ON SUCH INSPECTION, AND (E) UPON CLOSING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, ON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED, AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING, WITHOUT LIMITATION, CAUSES OF ACTION IN TORT, LOSSES, DAMAGES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, THAT PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES, OR MATTERS REGARDING THE PREMISES.

                 21.2. Without limiting the generality of the provisions of Section 21.1 of this Agreement, Purchaser specifically acknowledges and agrees as follows:

                          (a) except as expressly set forth in the Seller’s Representations, neither Seller nor any other party acting (or purporting to act) on behalf of Seller, has made any (and Seller hereby disclaims any) representation or warranty of any kind or nature concerning any environmental condition existing at the Premises;

                          (b) Seller has delivered to Purchaser copies of the environmental reports listed on Exhibit S (the matters stated therein being referred to as the “Environmental Disclosed Matters”);

                        (c) Purchaser shall take title to the Premises subject to any and all environmental conditions thereat (or the presence of any matter or substance relating to any such environmental condition at the Premises), whether known or unknown, disclosed or undisclosed, including, without limitation, the Environmental Disclosed Matters, all of the obligations under the O&M Plan Documents and any and all claims and/or liabilities relating to (in any manner whatsoever) any hazardous, toxic or dangerous materials or substances located in, at, about or under the Premises, or for any and all claims or causes of action (actual or threatened) based upon, in connection with or arising out of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., and the Superfund Amendments and Reauthorization Act, 42 U.S.C. §9601 et seq., or any other law or cause of action (including any federal or state based statutory, regulatory or common law cause of action) related to environmental matters or liability (“Environmental Laws”) with respect to or affecting the Premises (any of the foregoing described in this clause (c) being referred to as “Environmental Conditions”);

                         (d)  Purchaser hereby releases Seller and each Seller Exculpated Party from any liability of any kind or nature relating to Environmental Laws or otherwise arising with respect to any Environmental Conditions and, specifically, agrees that if any claim is brought against Purchaser arising out of any Environmental Conditions Purchaser shall have no claim of any kind or nature against Seller or any Seller Exculpated Party; provided, however, subject to the terms of this Agreement, including, without limitation, Sections 11 and 37, Seller shall remain liable for Seller’s Representations;

                        (e) Purchaser hereby assumes liability for any and all Environmental Conditions and hereby indemnifies and holds harmless Seller and each Seller Exculpated Party from any and all liabilities, claims, losses, costs, expenses and damages (including, without limitation, reasonable attorneys’ fees, costs and disbursements and costs incurred in the enforcement of the foregoing indemnification obligation) arising out of any Environmental Condition, whether or not pre-existing at the Closing and whether or not disclosed to Purchaser, it being the intention of the parties hereto that from and after the Closing (i) Seller shall have no further liability or obligation in respect of environmental matters of any kind or nature pertaining to the Premises, and (ii) Purchaser shall fully assume any such liability or obligation, including, without limitation, the cost of any cleanup, remediation or removal of any hazardous substances or other Environmental Conditions; provided, however, subject to the terms of this Agreement, including, without limitation, Sections 11 and 37, Seller shall remain liable for Seller’s Representations.

                    21.3. PURCHASER, WITH PURCHASER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH IN THIS SECTION 21, AND UNDERSTANDS THEIR SIGNIFICANCE AND EFFECT.  PURCHASER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH IN THIS SECTION 21, ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PREMISES TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH IN THIS SECTION 21.  THE TERMS AND CONDITIONS OF THIS SECTION 21 WILL EXPRESSLY SURVIVE THE CLOSING AND WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS.

                       Initials of Seller:                                             Initials of Purchaser:

                       _____CL__________                                      _____RM__________

            22.    Notices.

                     22.1. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made (i) upon the date of personal delivery (if notice is delivered by personal delivery), (ii) on the date of delivery, as confirmed by electronic answerback (if notice is delivered by facsimile transmission), (iii) on the day one (1) Business Day after deposit with a nationally recognized overnight courier service (if notice is delivered by nationally recognized overnight courier service); provided, however, with respect to the Diligence Notice

(as hereinafter defined) such notice shall be considered as properly given or made on the same day it is deposited with a nationally recognized overnight courier service (if notice is delivered by nationally recognized overnight courier service) so long as such notice is also delivered to Seller prior to the expiration of the Due Diligence Period by email, or (iv) on the third (3rd) Business Day following mailing from within the United States by first class United States mail, postage prepaid, certified mail return receipt requested (if notice is given in such manner), and in any case addressed to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the other). The parties also agree to endeavor to send a courtesy copy via email of any notice delivered hereunder; provided, however, except pursuant to the proviso in clause (iii) above, in no event shall the failure to so deliver such courtesy copy via email negate or otherwise nullify the effect of any notice otherwise delivered in accordance with this Section 22.1.

            If to Seller:

            AG/WP Fairlawn Owner, L.L.C.

            c/o Angelo, Gordon & Co., L.P.

245 Park Avenue, 26th Floor

New York, New York 10167

Attention: Michael Chang

Facsimile: (212) 867-5436

Email: mchang@angelogordon.com

with a copy to:

            WP Realty, Inc.

            940 Haverford Road

            Byrn Mawr, Pennsylvania 19010

            Attention:         Jerry Rosenberg, Esq.

            Facsimile:         (610) 552-6004

            Email: jrosenberg@WPRealty.com

            with an additional copy to:

            Duval & Stachenfeld LLP

            101 Park Avenue, 11th Floor

            New York, New York 10178

            Attention:        Terri L. Adler, Esq.

            Facsimile:        (212) 883-8883

            Email: tadler@dsllp.com

            If to Purchaser:

            Phillips Edison Group LLC

            11501 Northlake Drive

            Cincinnati, Ohio 45249

            Attention:        Hal Scudder and Joel Staffilino

            Facsimile:        (513) 956-5660

            Email:              hscudder@phillipsedison.com

                                    jstaffilino@phillipsedison.com

            With a copy to:

            Honigman Miller Schwartz and Cohn

            39400 Woodward Avenue, Suite 101

            Bloomfield Hills, Michigan  48304

            Attention:         J. Adam Rothstein, Esq.

            Facsimile:         (248) 566-8479

            Email:   JRothstein@honigman.com

            If to Escrow Agent:

            Land Services USA, Inc.

            1835 Market Street, Suite 420

            Philadelphia, Pennsylvania 19103

            Attention:        Michael G. Moyer, Esquire

Facsimile:        (215) 568-8219

            Email:    moyer@lsutitle.com

                      22.2.      Purchaser acknowledges that in order for a notice, consent, approval or any other communication from Seller to be effective hereunder, such notice consent, approval or any other communication must be in writing and must be executed by AG Real Estate Manager, Inc., a Delaware corporation (“AG Real Estate Manager”), as manager of the sole member of Seller, or AG Real Estate Manager’s duly appointed successor, on behalf of Seller (Seller agrees that an email or other written communication from Adam R. Schwartz or Michael Chang of Angelo, Gordon & Co., L.P. shall be deemed to be effective on behalf of Seller in satisfaction of this sentence).

           23.       Entire Agreement.

             This Agreement contains all of the terms agreed upon by and between Purchaser and Seller with respect to the subject matter hereof, and all agreements heretofore had or made by and between Purchaser and Seller are merged in this Agreement which alone fully and completely expresses the agreement of Purchaser and Seller with respect to the transaction set forth in this Agreement.

           24.        Amendments.

            Subject to the provisions of Section 15.4(d) of this Agreement, this Agreement may not be changed, modified or amended, except by an instrument executed by the parties hereto who are or will be affected by the terms of such instrument.  Purchaser acknowledges that in order for any such change, modification or amendment of this Agreement to be effective and binding with respect to Seller, same must be executed by AG Real Estate Manager, as manager of the sole member of Seller, or AG Real Estate Manager’s duly appointed successor, on behalf of Seller (Seller agrees that an email or other written communication from Adam R. Schwartz or Michael Chang of Angelo, Gordon & Co., L.P. shall be deemed to be effective on behalf of Seller in satisfaction of this sentence).

          25.        No Waiver.

            No waiver by either Purchaser or Seller of any failure or refusal to comply with Purchaser’s or Seller’s, as applicable, obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

         26.          Successors and Assigns.

                        26.1.     The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, executors, administrators, successors and assigns of the respective parties, provided, however, Purchaser may not assign this Agreement or any of Purchaser’s rights thereunder, or permit a Change of Ownership (as hereinafter defined) in respect of Purchaser without the prior written consent of Seller, provided, further, however, Seller’s consent shall not be required for (a) an assignment of this Agreement by Purchaser to an Affiliated Assignee or a Permitted Assignee or (b) a Permitted Change of Ownership (as hereinafter defined) in respect of Purchaser, provided, that the following shall apply with respect to any such assignment to an Affiliated Assignee or a Permitted Assignee or to a Permitted Change of Ownership:

(a)                        In the event of a proposed assignment of this Agreement by Purchaser to an Affiliated Assignee or a Permitted Assignee, (i) Purchaser shall provide Seller with the name, signature block, address and federal taxpayer identification number and, to the extent reasonably requested by the Title Company, any other information pertaining to the proposed Permitted Assignee or Affiliated Assignee, as applicable, reasonably requested by Seller (including, without limitation, evidence that the Permitted Assignee or Affiliated Assignee, as applicable, satisfies the ownership and control requirements set forth in the definition of same) not later than five (5) days prior to the Closing Date, (ii) such Permitted Assignee or Affiliated Assignee, as applicable, assumes all of the obligations of Purchaser under this Agreement pursuant to an assignment and assumption agreement in form reasonably acceptable to Seller, (iii) no assignment of this Agreement to a Permitted Assignee or Affiliated Assignee, as applicable, shall relieve Purchaser from any of Purchaser’s obligations hereunder, (iv) no such assignment shall have the effect of delaying the Closing in any respect, (v) such Permitted Assignee or Affiliated Assignee, as applicable, shall be fully and completely liable for any and all state, county, municipal and local transfer taxes that may be payable in connection with such assignment, (vi) no such assignment shall obligate any Seller to cause any other third party to re-deliver any document, instrument or other agreement previously delivered by such third party pursuant to the terms of this Agreement and (vii) any such assignment will not be effective until the Closing Date (i.e., Purchaser’s ability to assign hereunder shall be limited to an assignment that is effective concurrently with the Closing hereunder).

(b)                       In the event of a proposed Change of Ownership in respect of Purchaser, (i) Purchaser shall provide Seller with such information pertaining to Purchaser and the proposed Change of Ownership reasonably requested by Seller (including, without limitation, evidence that after the consummation of the proposed change of ownership, Purchaser satisfies the ownership and control requirements set forth in the definition of Permitted Change of Ownership) not later than five (5) Business Days prior to the Closing Date, (ii) no such proposed Change of Ownership shall have the effect of delaying the Closing in any respect, (iii) Purchaser shall be fully and completely liable for any and all State and local transfer taxes that may be payable in connection with such proposed Change of Ownership, and (iv) no such proposed Change of Ownership shall obligate Seller to cause any third party to re-deliver any document, instrument or other agreement previously delivered by such third party pursuant to the terms of this Agreement.

For the avoidance of doubt, no permitted assignment of this Agreement shall relieve Purchaser from any of Purchaser’s obligations hereunder.

                        26.2.    As used herein the following capitalized terms shall have the following definitions:

                                  “Affiliated Assignee” shall mean an entity which is 100% owned and controlled by Purchaser or a Permitted Assignee.

                                  “Controlled” shall mean, with respect to any natural person, partnership, corporation, limited liability company or any other form of business or legal entity, possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such natural person, partnership, corporation, limited liability company or any other form of business or legal entity, whether through ownership of voting securities or by contract.

                                     “Change of Ownership” shall mean any direct or indirect change in the ownership structure or control of Purchaser, including, without limitation, any direct or indirect change of beneficial ownership and any change of managing member, general partner or other control party, and any agreement to do any of the foregoing.

                                  “Permitted Assignee” shall mean an entity that is Controlled and directly or indirectly owned by one (1) or more Purchaser Principals.

                                     “Permitted Change of Ownership” shall mean any Change of Ownership such that after the completion thereof Purchaser would satisfy the requirements of a Permitted Assignee or Affiliated Assignee.

                                  “Purchaser Principals” shall mean Michael C. Phillips and Jeffrey S. Edison.

             27.        Partial Invalidity.

             If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than such persons or circumstances as to which such term or provision is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

             28.       Paragraph Headings.

             The headings of the various paragraphs of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain or restrict any of the provisions of this Agreement.

             29.         Governing Law.

             This Agreement shall be governed by, and shall be interpreted, construed and enforced in accordance with, the laws of the State where the Premises are located without regard to the rules regarding conflicts of law in such laws of such State.

             30.        Binding Effect.

             This Agreement does not constitute an offer to sell and shall not bind Seller unless and until Seller, in Seller’s sole discretion, elects to be bound hereby by executing and delivering to Purchaser an original counterpart hereof.

             31.        No Recording or Lis Pendens.

(a)                       The parties hereto agree that neither this Agreement nor any memorandum of notice hereof shall be recorded, and, except as otherwise provided in Section 31(b) below, Purchaser agrees not to file any lis pendens or other instrument against the Premises in connection herewith.  In furtherance of the foregoing, Purchaser:

                                        (i) acknowledges that the filing of a lis pendens or other evidence of Purchaser’s rights or the existence of this Agreement against or encumbering the Premises could cause significant monetary and other damages to Seller; and

                                        (ii)       hereby indemnifies Seller (and each Seller Exculpated Party) from and against any and all liabilities, damages, losses, costs or expenses (including, without limitation, reasonable attorneys’ fees and costs incurred in the enforcement of the foregoing indemnification obligation) arising out of the breach by Purchaser of any of Purchaser’s obligations under this Section 31(a).

                           (b)           Notwithstanding the provisions of Section 31(a) above, Purchaser shall have the right to file a lis pendens against the Premises solely under circumstances under which Purchaser is seeking specific performance of Seller’s obligations hereunder, provided (A) Purchaser files such claim within sixty (60) days following the earlier of (x) the scheduled Closing Date or (y) the date of Purchaser’s knowledge of Seller’s breach and (B) if it is ultimately determined by a court order that Purchaser was not entitled to specific performance under this Agreement and that Purchaser acted in a manner that constitutes gross negligence, willful misconduct, fraud and/or bad faith in connection with the filing of such lis pendens by Purchaser, Purchaser shall, and hereby does, indemnify and hold harmless Seller (and each Seller Exculpated Party) from and against any and all liabilities, damages, losses, costs or expenses (including, without limitation, reasonable attorneys’ fees and costs incurred in the enforcement of the foregoing indemnification obligation) arising out of the filing of such lis pendens by Purchaser (including, without limitation, consequential damages incurred by Seller as a result thereof).

                          (c)         The provisions of this Section 31 shall survive the termination of this Agreement.

            32.        Prevailing Party to Receive Attorneys’ Fees.

             In the event of any litigation arising out of this Agreement, the Prevailing Party (as hereinafter defined) shall be entitled to receive from the losing party an amount equal to the Prevailing Party’s costs incurred in such litigation, including, without limitation, the prevailing party’s attorneys’ fees, costs and disbursements. For purposes of this Section 32, (a) the term “Prevailing Party” shall be deemed to be that party who obtains substantially the result sought, whether by settlement, mediation, judgment or otherwise, and (b) the term “attorneys’ fees” shall include, without limitation, the reasonable attorneys’ fees incurred in retaining counsel for advice, negotiations, suit, appeal and any other legal proceeding, including mediation and arbitration.  The provisions of this Section 32 shall survive the Closing or any earlier termination of this Agreement.

            33.       Tax-Deferred Exchange.

                         33.1.           In the event that Seller desires to effectuate the transaction contemplated by this Agreement as a tax-free exchange, then upon request made by Seller, Purchaser shall cooperate fully with Seller in effectuating such tax-free exchange, such cooperation to include, without limitation, executing and delivering all documents and instruments necessary, for such purpose, provided that (i) Seller shall reimburse Purchaser for any costs or expenses incurred by Purchaser in connection with such cooperation, (ii) Seller shall indemnify and hold harmless Purchaser for, from and against any and all costs, loss, liability or damages incurred by Purchaser in cooperating with such tax free exchange on a post-tax basis, (iii) Purchaser shall not be required to take title to any other property in connection with such tax free exchange, (iv) Seller shall reimburse Purchaser for any costs or expenses incurred by

Purchaser in connection with such cooperation, (v) Purchaser shall not be required to undertake any additional liability in connection with such cooperation, and (vi) such tax-free exchange shall not delay the Closing.

                         33.2.           In the event that Purchaser desires to effectuate the transaction contemplated by this Agreement as a tax-free exchange, then upon request made by Purchaser, Seller shall cooperate fully with Purchaser in effectuating such tax-free exchange, such cooperation to include, without limitation, executing and delivering all documents and instruments necessary, for such purpose, provided that (i) Purchaser shall not be released from liability under the Agreement in connection with any assignment of the Agreement made by Purchaser to effectuate such tax free exchange, (ii) Purchaser shall indemnify and hold harmless Seller for, from and against any and all costs, loss, liability or damages incurred by Seller in cooperating with such tax free exchange on a post-tax basis, (iii) Seller shall not be required to take title to any other property in connection with such tax free exchange, (iv) such tax-free exchange shall not delay the Closing or obligate Seller to cause any other third party to re-deliver any document, instrument or other agreement previously delivered by such third party pursuant to the terms of this Agreement, and (vi) Purchaser shall reimburse Seller for any costs or expenses incurred by Seller in connection with such cooperation (and that Seller shall not be required to undertake any additional liability in connection with such cooperation).

                       33.3          The provisions of this Section 33 shall survive the Closing.

            34.      Confidentiality.

            Purchaser acknowledges and agrees that the terms and provisions of any confidentiality agreement delivered by Purchaser (or any affiliate of Purchaser) shall be applicable to Purchaser and shall remain in effect on and after the execution and delivery of this Agreement.  In furtherance of the foregoing, any documents, instruments, records or other information delivered by Seller to Purchaser pursuant to the provisions of this Agreement shall be deemed confidential information for purposes of such confidentiality agreement.  The provisions of this Section 34 shall survive the Closing or any earlier termination of this Agreement.

            35.       Due Diligence Period.

             Purchaser shall have the right to conduct a due diligence review (the “Due Diligence Review”) of the Premises during the period beginning on the Effective Date and ending on December 19, 2012, at 11:59 P.M. (New York time) (the “Due Diligence Period”).  On or before the expiration of the Due Diligence Period, Purchaser shall deliver written notice (the “Diligence Notice”) to Seller stating either:

                           35.1.     that Purchaser elects to terminate this Agreement, in which event the provisions of Section 9 of this Agreement shall apply to such termination; or

                           35.2.     that Purchaser elects not to terminate this Agreement, in which event Purchaser shall thereupon be deemed to have waived any right to terminate this Agreement pursuant to the provisions of this Section 35, this Agreement shall continue in full force and effect in accordance with its terms, and the Deposit shall thereupon become nonrefundable (except as expressly set forth in this Agreement).

Purchaser shall be deemed to have delivered a Diligence Notice at 11:59 P.M. (New York time) on the last day of the Due Diligence Period under Section 35.1 above if Purchaser fails to deliver any Diligence Notice to Seller during the Due Diligence Period.  In the event that Purchaser has delivered a Diligence Notice under Section 35.2 on or prior to the expiration of the Due Diligence Period, but nevertheless fails to deliver the Additional Deposit to Escrow Agent pursuant to Section 2.2 of this Agreement on or prior to one (1) Business Day after the expiration of the Due Diligence Period, then Purchaser shall be in default under this Agreement and Seller shall have it remedies under Section 10 above.  The parties acknowledge and agree that the failure of Purchaser to deliver the Additional Deposit as required by this Agreement is not a Curable Default.  Time shall be of the essence with respect to Purchaser’s delivery of the Diligence Notice and the Additional Deposit.

            36.        Estoppel Certificates.

                          36.1.     During the period commencing on the Effective Date and ending on the Closing Date or earlier termination of this Agreement, Seller shall exercise reasonable efforts to obtain an estoppel certificate (each, a “Tenant Estoppel Certificate”) from each tenant under a Lease as of the Closing Date (any space demised to a tenant under a Lease as of the Closing Date being referred to as “Leased Space”).

                         36.2.      As a condition precedent to Purchaser’s obligation to acquire the Premises, Seller shall deliver Tenant Estoppel Certificates at least five (5) days prior to the then scheduled Closing from (a) the tenants (the “Required Tenants”) listed on Exhibit W (the “Required Estoppel Certificates”) and (b) a sufficient number of tenants such that estoppel certificates received in aggregate shall cover seventy-five percent (75%) of the Leased Space (inclusive of the square footage of the Leases of the Required Tenants) (the “Estoppel Condition”).  In the event that Seller is unable to satisfy the Estoppel Condition on or before at least five (5) days prior the Closing (it being acknowledged that Seller shall have the right to adjourn the Closing Date one or more times (but for not more than thirty (30) days in the aggregate) in order to satisfy the Estoppel Condition) then Purchaser shall have the right, as Purchaser’s sole remedy (Purchaser specifically waiving any right to bring an action against Seller for damages), by written notice to Seller on or before the Closing Date (as may be adjourned by Purchaser pursuant to Section 4.2 above), to either (i) terminate this Agreement (in which event the provisions of Section 9 of this Agreement shall apply to such termination) or (ii) waive the same and accept title to the Premises without any abatement of the Purchase Price (it being agreed that in the event that Seller is unable to satisfy the Estoppel Condition at least five (5) days prior to the Closing Date, and Purchaser does not deliver any such notice to Seller on or before the Closing Date, Purchaser shall be deemed to have elected under clause (i) above), provided, however, Purchaser shall not have the right to terminate this Agreement under clause (i) as a result of the failure of Seller to satisfy the Estoppel Condition in the event that Seller delivers an estoppel certificate from Seller (each, a “Seller Estoppel Certificate”) in the form attached hereto as Exhibit X on behalf of sufficient tenants of Leased Space such that the Estoppel Condition is satisfied by either Tenant Estoppel Certificates or Seller Estoppel Certificates (or a combination of both), provided, further,  however, (x) Seller shall not be permitted to deliver a Seller Estoppel Certificate in place of a Required Estoppel Certificate, and (y) Seller shall only be permitted to deliver Seller Estoppels for up to ten percent (10%) of the Leased Space based on the total square footage of all Leased Space (exclusive of the square footage of the Leases of the Required Tenants).  Purchaser hereby acknowledges and agrees that Seller shall have no obligation whatsoever to deliver a Seller Estoppel Certificate with respect to any Tenant of the Premises or any Leased Space.  Purchaser specifically acknowledges and agrees that the failure of Seller to deliver Tenant Estoppel Certificates or the existence of adverse matters disclosed in Tenant Estoppel Certificates or Seller Estoppel Certificates shall not give rise to any remedy of any kind against Seller (other than any extension rights set forth in this Agreement and the termination right in accordance with and subject to the provisions of this Section 36.2).

                         36.3.      For purposes of this Section 36, Seller and Purchaser agree that the following shall apply:

(a)                          Seller shall request Tenant Estoppel Certificates from the tenants in the form attached hereto as Exhibit Y (the “Form Tenant Estoppel Certificate”).  The delivery of a Tenant

Estoppel Certificate from a tenant in form substantially similar to the Form Tenant Estoppel Certificate shall be deemed to be the delivery of a Tenant Estoppel Certificate from such tenant for purposes of Section 36.2, provided, however, if the tenant fails or refuses to deliver a Tenant Estoppel Certificate in the form of the Form Tenant Estoppel Certificate, then the delivery of a Tenant Estoppel Certificate by such tenant that substantially complies with the estoppel requirements in such tenant’s Lease shall be deemed to be the delivery of a Tenant Estoppel Certificate from such tenant for purposes of Section 36.2 (it being acknowledged that if a Lease provides for a Tenant Estoppel Certificate containing certain specified items and such other items as landlord may “reasonably require”, then the delivery by the tenant thereunder of a Tenant Estoppel Certificate without any items other than the specified items shall be deemed to be the delivery of a Tenant Estoppel Certificate by such tenant in compliance with the terms of such Lease), provided, further, however, Purchaser acknowledges and agrees that notwithstanding the foregoing provisions of this Section 36.3(a), (A) if any tenant under the Lease is the General Services Administration, the United States Postal Service or any other governmental agency, such tenant shall be deemed to have delivered a Tenant Estoppel Certificate in form acceptable to Purchaser (subject to the provisions of Section 36.3(b), (d)  and (e)) if (i) such tenant furnishes such tenant’s Tenant Estoppel Certificate with respect to its Lease on such tenant’s then current standard form (notwithstanding any other form that is attached to such tenant’s Lease), or (ii), in the event tenant is required by the terms of applicable federal, state, county, municipal or other local law not to furnish a Tenant Estoppel Certificate, such tenant furnishes a letter or certificate in compliance with the requirements or restrictions of such applicable federal, state, county, municipal or other local law, and (B) with respect to any statement regarding hazardous substances from the Form Tenant Estoppel Certificate, if any tenant under the Lease (i) does not include such statement or (ii) does include such statement, but modifies it in any way, then, in either such case, the delivery of such a Tenant Estoppel Certificate from such tenant shall be deemed to be the delivery of a Tenant Estoppel Certificate from such tenant for purposes of Section 36.2 (and Purchaser shall not have any right or remedy against Seller as result thereof).

(b)                 In order to be treated as a delivered Tenant Estoppel Certificate for purposes of Section 36.2, the estoppel certificate delivered by a tenant shall be dated no earlier than December 4, 2012, provided  however, if the Closing Date is after January 31, 2013, then no estoppel certificate delivered by a tenant shall be dated any earlier than forty-five (45) days prior to Closing.

(c)                The Seller Estoppel Certificates shall (i) be in the form of Exhibit X, (ii) be dated the day before the Closing Date, and (iii) survive the Closing for a period of one hundred eighty (180) days (the “Estoppel Survival Period”).

(d)                 (i) Subject to Section 36.3(d)(ii) below, if a Tenant Estoppel Certificate or a Seller Estoppel Certificate contains material and adverse information or omissions unacceptable to Purchaser in its reasonable discretion, Purchaser shall object thereto by written notice to Seller within the earlier of three (3) Business Days after receipt by Purchaser of the objectionable Tenant Estoppel Certificate or Seller Estoppel Certificate or the Closing Date.  If no such notice is delivered by Purchaser, Purchaser shall be deemed to have waived such condition and accepted such Tenant Estoppel Certificate or a Seller Estoppel Certificate.  If such written notice is delivered, then Seller shall either (x) cure such objection prior to Closing (and Seller shall be entitled to adjourn the Closing one or more times (but for not more than thirty (30) days in the aggregate) to effectuate such cure), or (y) notify Purchaser that Seller does not intend to cure such objection.  If Seller acts under clause (x) above, then Seller shall exercise reasonable efforts to cure the applicable objection prior to Closing, provided that if Seller is unable (in spite of the exercise of reasonable efforts by Seller) to cause such objection to be cured at or prior to Closing, then Purchaser’s sole remedy at Closing shall be either to (X) terminate this Agreement, in which event the provisions of Section 9 of this Agreement shall apply to such termination or (Y) elect to proceed to the Closing without abatement of the Purchase Price and without further obligation of Seller in respect of such Tenant Estoppel Certificate or a Seller Estoppel Certificate.  If Seller acts under clause (y)

above, then Purchaser shall, on or before the earlier of three (3) Business Days after Purchaser receives notice from Seller pursuant to such clause (y) or the Closing Date, deliver notice to Seller stating either (A) that Purchaser elects to proceed to the Closing without abatement of the Purchase Price and without further obligation of Seller in respect of such Tenant Estoppel Certificate or a Seller Estoppel Certificate or (B) that Purchaser elects to terminate this Agreement, in which event the provisions of Section 9 of this Agreement shall apply to such termination.

(ii)                             Notwithstanding the foregoing provisions of Section 36.3(d)(i) above, a Tenant Estoppel Certificate or a Seller Estoppel Certificate that discloses defaults by the tenant under the applicable Lease (including, for example, a statement that the tenant is in default and/or in bankruptcy and as a result has not paid rent for an extended period of time) that has occurred on or after the Effective Date shall nonetheless be deemed to be the delivery of a Tenant Estoppel Certificate or a Seller Estoppel Certificate for purposes of Section 36.2 and no such delivery of a Tenant Estoppel Certificate or Seller Estoppel Certificate shall entitle Purchaser to any remedy against Seller, it being acknowledged that for all purposes of this Agreement the risk of tenant defaults on or after the Effective Date is solely that of Purchaser, provided, however, if a Tenant Estoppel Certificate discloses that Seller has defaulted under a Lease or discloses that Seller’s Representations contained in Section 11.1(d), Section 11.1(l), Section 11.1(n), Section 11.1(p) or Section 11.1(q) of this Agreement are untrue in a material respect, then (x) same shall nonetheless be deemed to be the delivery of a Tenant Estoppel Certificate for purposes of Section 36.2, (y) the provisions of Section 36.3(e) shall apply with respect to any Seller default under a Lease and (z) the provisions of Section 11.3 shall apply with respect to any materially untrue Seller Representation.

(e)                If a Tenant Estoppel Certificate delivered by a tenant discloses a default by Seller under such tenant’s Lease, then Seller shall either (i) cure such default prior to Closing (and Seller shall be entitled to adjourn the Closing one or more times (but for not more than twenty (20) days in the aggregate) to effectuate such cure), or (ii) notify Purchaser that Seller does not intend to cure such default, provided, however, if the total cost to cure a default by Seller referenced in a Tenant Estoppel Certificate (when aggregated with costs to cure defaults by Seller under all other Tenant Estoppel Certificates) is less than $100,000, then Seller shall not act under clause (ii).

                                                (x)      If Seller acts under clause (i) above, then Seller shall exercise reasonable efforts to cure the applicable default by Seller prior to Closing, provided that if Seller is unable (in spite of the exercise of reasonable efforts by Seller) to cause such default to be corrected at or prior to Closing, then Purchaser’s sole remedy at Closing shall be either to (A) terminate this Agreement, in which event the provisions of Section 9 of this Agreement shall apply to such termination, or (B) elect to proceed to the Closing without abatement of the Purchase Price and without further obligation of Seller in respect of such Tenant Estoppel Certificate.

                                                    (y)        If Seller acts under clause (ii) above, then Purchaser shall, on or before the earlier of three (3) Business Days after Purchaser receives notice from Seller pursuant to such clause (ii) or the Closing Date, deliver notice to Seller stating either (A) that Purchaser elects to proceed to the Closing without abatement of the Purchase Price and without further obligation of Seller in respect of such Tenant Estoppel Certificate or (B) that Purchaser elects to terminate this Agreement, in which event the provisions of Section 9 of this Agreement shall apply to such termination and Seller shall reimburse Purchaser for Purchaser’s reasonable out-of-pocket expenses actually incurred by Purchaser in connection with the transaction contemplated by this Agreement, through the date of such termination; provided, however, such expenses shall not exceed Seventy Five Thousand and 00/100 Dollars ($75,000), in the aggregate, when taking into account any other Seller reimbursement of Purchaser’s expenses set forth in this Agreement)(such obligation of Seller shall survive such termination of this Agreement and shall be payable upon demand by Purchaser).

                        36.4.       In the event that one (1) or more Seller Estoppel Certificates is delivered by Seller pursuant to the provisions of this Section 36, then the following shall apply:

(a)                  In the event that Purchaser discovers after the Closing Date but prior to the expiration of the Estoppel Survival Period, that a statement of Seller set forth in a Seller Estoppel Certificate is false in a material respect as of the date made, then Purchaser shall have the right to make a claim (each, an “Estoppel Claim”) against Seller for an amount equal to the damages caused to Purchaser as a result of such false statement, provided that the maximum amount recoverable by Purchaser for an Estoppel Claim (when aggregated with all other claims under this Agreement) shall not exceed the Maximum Amount (as hereinafter defined).  In order to properly assert an Estoppel Claim against Seller, Purchaser shall be required to deliver written notice (an “Estoppel Claim Notice”) of such Estoppel Claim (stating in reasonable detail the basis for the Estoppel Claim) to Seller on or before the expiration of the Estoppel Survival Period.  In the event that Purchaser has not delivered an Estoppel Claim Notice by the expiration of the Estoppel Survival Period, then Purchaser shall be deemed to have waived any right to assert an Estoppel Claim.

(b)                      If Purchaser delivers an Estoppel Claim Notice prior to the end of the Estoppel Survival Period, then Seller shall within fifteen (15) days after Seller receives the Estoppel Claim Notice, deliver notice (an “Estoppel Response Notice”) to Purchaser stating either (i) that Seller agrees with the Estoppel Claim made by Purchaser, in which event Seller shall reimburse Purchaser for the amount equal to the damages caused to Purchaser as asserted in the Estoppel Claim or (ii) Seller disputes the Estoppel Claim made by Purchaser, in which event Purchaser shall have the right to make a claim against Seller for an amount equal to the damages caused to Purchaser as asserted in the Estoppel Claim, provided that (x) the maximum amount recoverable by Purchaser for an Estoppel Claim (when aggregated with all other claims under this Agreement) shall not exceed the Maximum Amount, and (y) in no event shall Purchaser have any right to recover speculative, consequential or punitive damages against Seller all of which are expressly hereby waived by Purchaser.

(c)                     If subsequent to the delivery of a Seller Estoppel Certificate with respect to a tenant’s Leased Space, Seller delivers the applicable Tenant Estoppel Certificate from such tenant and such Tenant Estoppel Certificate confirms the information provided in such Seller Estoppel Certificate, then the Seller Estoppel Certificate will be without further force or effect and Purchaser shall rely solely upon the applicable Tenant Estoppel Certificate.

           37.         Survival.

                         37.1.      Except as otherwise specifically herein provided or provided in a Seller Document (as hereinafter defined), no representation, warranty, covenant or obligation of Seller set forth in (a) this Agreement or (b) Seller Document, shall survive the Closing and the delivery of the Deed. In addition, any representation, warranty, indemnification or other obligation of Seller that is stated in this Agreement or any Seller Document to survive the Closing and the delivery of the Deed shall survive the Closing for a period of one (1) year (unless a shorter period of time is specifically herein provided or provided in any Seller Document in which case such shorter period of time shall apply). Any representation, warranty, indemnification or other obligation of Purchaser that is stated in this Agreement, any Seller Document or any other documents to survive the Closing shall survive the Closing for a period of one (1) year (unless a longer period of time is specifically herein provided or provided in any Seller Document or such other documents in which case such longer period of time shall apply).  For purposes of this Agreement, a “Seller Document” means any document or instrument executed and delivered by Seller to Purchaser in connection herewith, including, without limitation, the Deed, the Bill of Sale, the Assignment and Assumption of Leases, the Assignment and Assumption of Contract, the Assignment and

Assumption of Intangible Property, the Assignment and Assumption of O&M Plan Documents and any Seller Estoppel Certificate.

     37.2.    Notwithstanding anything to the contrary set forth in this Agreement, (a) Purchaser shall not pursue any claim against Seller that causes damage to Purchaser that is less than the Floor (as hereinafter defined), and (b) the maximum amount of liability that Seller shall have under any circumstance for any surviving obligation under this Agreement (including, without limitation, any obligation arising out of any Seller’s Representation that survives the Closing, any indemnification or other obligation contained herein that is specifically stated to survive the Closing, any obligation of Seller under any Seller Estoppel Certificate, any liability under any other document or instrument delivered by Seller in connection with the Closing, and any Post-Termination Obligation) shall not exceed a total aggregate amount of six-hundred thousand dollars ($600,000) (the “Maximum Amount”).  As used herein, the term “Floor” shall mean, with respect to any claim against Seller for the breach of any of Seller’s Representations an amount equal to $10,000.

            38.        Arbitration of Matters in Dispute.

             38.1.       In the event that there is a disagreement between Purchaser and Seller as to any matter arising out of this Agreement for which arbitration is expressly stated to be the sole procedure or mechanism for the resolution of such disagreement (the “Matter in Dispute”), then the Matter in Dispute shall be submitted to arbitration pursuant to the rules of the American Arbitration Association within the City of Fairlawn or the County of Summit, State of Ohio.  The arbitrators will be entitled to award monetary damages, declaratory relief and injunctive relief interpreting the provisions of this Agreement, however the arbitrators will not be entitled to award punitive or consequential damages or to act inconsistently with the terms of this Agreement.  The arbitrators will be entitled, but not required, to provide that the losing party in any arbitration will pay all or a portion of the prevailing party’s costs incurred in connection therewith, including, without limitation, the costs and fees of the arbitrators, provided, however, if the arbitrators decline to make such a provision, then the costs of the arbitration will be split equally between the parties (except that each party will bear such party’s own attorneys’ fees).  The determination of the arbitrators in the foregoing proceeding shall be binding upon the parties, subject only to the provision of Section 38.3 below.

38.2.     In the event that the arbitrators make a determination in favor of a party (the “Prevailing Party”) and the Matter in Dispute is monetary in nature, then the other party (the “Non-Prevailing Party”) shall pay to the Prevailing Party the amount determined by the arbitrators to be necessary to make the Prevailing Party whole (the “Arbitrated Amount”) within ten (10) days after the determination is made in such arbitration proceeding, provided, however, in the event this Agreement expressly provides that an escrow of funds (each, a “Funds Escrow”) be established (and such Funds Escrow is established) by the Non-Prevailing Party with respect to a monetary Matter in Dispute and the amount in the Funds Escrow is greater than the Arbitrated Amount, then the Non-Prevailing Party shall, within such ten (10) day period, instruct the escrow agent for the Funds Escrow to disburse an amount equal to the Arbitrated Amount from the Funds Escrow to the Prevailing Party and, unless otherwise provided in this Agreement, the Non-Prevailing Party shall be entitled to a return of the remaining funds in the Funds Escrow.  In the event that the arbitrators make a determination in favor of the Prevailing Party and the Matter in Dispute is non-monetary in nature, then the Non-Prevailing Party shall take such action as is required by the arbitrators in connection therewith within ten (10) days after the determination is made in such arbitration proceeding.

38.3.      The parties agree that the arbitration proceeding described in this Section 38 is the sole and exclusive manner in which the parties may resolve Matters in Dispute and the parties fully waive any right to commence any action or proceeding in any court arising out of any Matter in Dispute, subject only to the right of a party hereto to bring an action in court to enforce the determination made in an arbitration proceeding.  For the avoidance of doubt the parties hereto acknowledge and agree that any dispute arising out of this Agreement that is not a Matter in Dispute shall not be required to be submitted to arbitration as hereinabove provided.

            39.         Submission To Jurisdiction.

PURCHASER AND SELLER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN SUMMIT COUNTY, STATE OF OHIO, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  SOLELY IN THE EVENT THAT SELLER IS UNABLE TO GET JURISDICTION IN ANY STATE OR FEDERAL COURT SITTING IN SUMMIT COUNTY, STATE OF OHIO, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THEN IN SUCH EVENT SELLER MAY ELECT THE STATE OF NEW YORK, NEW YORK COUNTY, OR THE UNITED STATES OF AMERICA, FEDERAL DISTRICT COURT HAVING JURISDICTION OVER NEW YORK COUNTY, STATE OF NEW YORK, AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING.  PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUES AS BEING AN INCONVENIENT FORUM.  THE PROVISIONS OF THIS SECTION 39 SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

            40.          Waiver Of Jury Trial.

            PURCHASER AND SELLER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PURCHASER AND SELLER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  SELLER OR PURCHASER, AS APPLICABLE, IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY PURCHASER OR SELLER, AS APPLICABLE.  THE PROVISIONS OF THIS SECTION 40 SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

             41.         Certain Definitions.

             As used herein, the following capitalized terms shall have the following definitions:

                          “Business Day” shall mean any day other than (a) a Saturday or a Sunday, (b) a national holiday, or (c) a day on which banks are not required to be open for business within the State of Ohio or the State of New York.

                          “Post-Termination Obligations” shall mean the obligations of Purchaser and/or Seller pursuant to Sections 13, 17.4, 31, 32, 34  39  and 40  of this Agreement that are expressly stated to survive the termination of this Agreement.

           42.         Determination of Estimated Calculations.

                          The parties acknowledge and agree that, in the event that this Agreement provides that (A) Purchaser is entitled to receive a credit under this Agreement, or a sum is to be escrowed hereunder at Closing, or an amount hereunder is to be prorated or adjusted, or another calculation or determination is to be made hereunder at or before Closing (each, a “Calculation”) and (B) disputes in respect of the amount of such Calculation are to be determined pursuant to this Section 42, then the following shall apply:

(a)                        if Seller and Purchaser do not agree upon a Calculation, Seller shall at any time prior to the Closing deliver to Purchaser a notice (“Seller’s Calculation Notice”) setting forth (i) Seller’s estimate of the amount of such Calculation (“Seller’s Calculation”), and (ii) the reasons (which may include (but shall not require) third party bids or estimates regarding any work to which such credit to Purchaser, proration, adjustment, escrowed sum or other calculation, as applicable, applies) for Seller’s Calculation;

(b)                       Purchaser shall have until the date that is five (5) Business Days following the receipt of Seller’s Calculation Notice (and if the expiration of such five (5) Business Day period is after the Closing Date, then the Closing Date shall automatically be adjourned to the date five (5) Business Days following the receipt of Seller’s Calculation Notice), in which to deliver a notice to Seller (“Purchaser’s Calculation Response”), stating either (i) that Purchaser agrees with Seller’s Calculation, or (ii) that Purchaser disagrees with Seller’s Calculation, and if Purchaser delivers Purchaser’s Calculation Response under this clause (ii), such Purchaser’s Calculation Response shall further set forth (x) Purchaser’s estimate of the Calculation (“Purchaser’s Calculation”) and (y) the reasons (which may include (but shall not require) third party bids or estimates regarding any work to which such Calculation applies) for Purchaser’s Calculation;

(c)                       in the event Purchaser delivers Purchaser’s Calculation Response under clause (i) of Section 42(b) above, then Seller’s Calculation shall be deemed to be the Calculation, and the Closing shall take place, and the amount of the Calculation shall equal the Seller’s Calculation; and

(d)                      in the event Purchaser delivers Purchaser’s Calculation Response under clause (ii) of Section 42(b) above, then, the amount of the Calculation (for purposes of the Closing only) shall equal the lesser of Purchaser’s Calculation and Seller’s Calculation, and the difference between such Calculations shall be withheld from the Purchase Price, and paid over to Escrow Agent and held by Escrow Agent in escrow and, subsequent to the Closing, the parties hereto shall submit the dispute to arbitration pursuant to Section 38 of this Agreement, the determination of which shall be conclusive and binding upon the parties and the costs of which shall be paid by the substantially losing party (i.e., the non-prevailing party), and the escrowed amount shall be released and disbursed in accordance with such determination. To the extent the provisions of this Section 42(d) become applicable at Closing (i.e., funds are escrowed with Escrow Agent pursuant to the terms of this Section 42(d)), then the provisions of this Section 42(d) shall survive the Closing.

            43.        No Third Party Beneficiaries.

             PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN TO THE CONTRARY, THERE ARE NO THIRD PARTY BENEFICIARIES TO THIS AGREEMENT, AND, ACCORDINGLY, EXCEPT AS EXPRESSLY SET FORTH HEREIN TO THE CONTRARY, NO THIRD PARTY (INCLUDING, WITHOUT LIMITATION, ANY BROKER) SHALL HAVE THE RIGHT TO ENFORCE THIS AGREEMENT FOR THE BENEFIT OF SUCH THIRD PARTY OR AGAINST THE INTERESTS OF PURCHASER

OR SELLER.  EITHER OF SELLER OR PURCHASER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING BROUGHT BY ANY SUCH THIRD PARTY AGAINST SELLER OR PURCHASER IN CONNECTION WITH THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THE PARTIES INTENTIONS.

            44.        Time of Performance.

             In the event the provisions of this Agreement provide for the performance of an obligation by Purchaser or Seller on a day other than a Business Day, then the time for the performance of such obligation shall be automatically adjourned to the first (1st) Business Day immediately succeeding the day on which such obligation would otherwise be required to be performed.  In the event the provisions of this Agreement provide that Purchaser or Seller shall have the right to adjourn the performance of an obligation by Purchaser or Seller, as applicable, to a day that is other than a Business Day, then Purchaser or Seller, as applicable, shall have the right to adjourn the time for the performance of such obligation to the first (1st) Business Day immediately succeeding the day on which such adjourned obligation would otherwise be required to be performed.

            45.        Counterpart Execution; Execution by Facsimile Transmission/.PDF Format.

            This Agreement may be executed in more than one counterpart, each of which, when taken together, shall be deemed to be one (1) instrument.  This Agreement may be executed by facsimile transmission or by email via .pdf format, in each case, with the same force and effect as originals.

            46.         Ambiguities Not Construed Against Drafter.

             Ambiguities in this Agreement shall not be construed against the party drafting this Agreement, notwithstanding any contrary rule of construction or interpretation at law or in equity.

            47.        No Special Relationship Between Seller and Purchaser.

             Purchaser and Seller acknowledge and agree that the relationship between Purchaser and Seller is solely a commercial relationship, and the execution of this Agreement by Purchaser and Seller shall not create (and neither Purchaser nor Seller intends to create) any relationship of principal and agent between Purchaser and Seller, or any partnership or joint venture relationship between Purchaser and Seller.  Neither Purchaser nor Seller shall be deemed to be a fiduciary of the other party.

           48.        No Financing Contingency.

Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Section 49 below, Purchaser expressly acknowledges and agrees that Purchaser’s obligations under this Agreement are not in any way conditioned upon or qualified by Purchaser’s ability to obtain financing of any type or nature whatsoever (i.e., whether by way of debt financing, equity investment, or otherwise) to consummate the transaction contemplated by this Agreement, including, without limitation, the Assumed Loan.

49.        Assumed Loan.

            Seller and Purchaser acknowledge and agree that (a) the Premises is currently subject to that certain loan from Wells Fargo Bank, National Association (together with its successors and assigns, the “Lender”) to Seller in the original principal amount of up to $23,100,000.00 (the “Assumed Loan”) pursuant to the terms of the Assumed Loan Documents (as hereinafter defined), (b) in connection with

Purchaser’s proposed acquisition of the Premises, Purchaser may (but shall not be required to) assume the Assumed Loan and the Assumed Loan Documents and (c) Lender’s consent to the sale of the Premises and the assumption of the Loan by Purchaser is required pursuant to the terms of the Assumed Loan Documents (including, without limitation, the replacement of the Guarantors (as defined in the Assumed Loan Documents) with a guarantor satisfactory to the Lender).  In connection with the foregoing, the following shall apply:

                          49.1    In connection with the assumption of the Assumed Loan by Purchaser, Purchaser shall (i) promptly provide such information as is required by Lender regarding Purchaser and deliver such documents, agreements and opinions as are required by the Lender (including, without limitation, organizational documents of Purchaser and its direct and indirect constituent entities, non-consolidation opinions, enforceability opinions, certificates and any other information or documentation reasonably required by Lender), (ii) reserved, (iii) cause its organizational structure to satisfy the special purpose entity/separateness requirements of the Lender and the Assumed Loan Documents, (iv) cause the new property manager and management agreement to satisfy the requirements of the Lender, (v) cause to be provided a substitute guarantor that is acceptable to Lender and (vi) take such other steps and deliver such other documents and agreements as are reasonably required to be taken or delivered to the Lender (it being acknowledged that any application fee, assumption fee, and the fees and costs charged by the Lender in connection with reviewing the assumption, approving Purchaser, preparing the assumption documents, any title charges, appraisal costs and other amounts charged by the Lender in approving Purchaser shall be paid by Purchaser, which payment obligation shall survive the Closing or earlier termination of this Agreement; provided, however, if the Closing occurs and Purchaser assumes the Assumed Loan in accordance with the terms and conditions of this Agreement, Seller shall be obligated to pay up to one and one-half percent (1.5%) of the outstanding principal balance of the Assumed Loan towards the assumption fee, if any, charged by the Lender (it being agreed that such contribution by the Seller shall not apply to any other amounts charged by Lender in connection with the Purchaser’s assumption of the Assumed Loan, including, without limitation, any attorneys’ fees of the Lender’s counsel and other fees charged by the Lender).

                         49.2      On or prior to the Closing Date, Purchaser shall deliver to Seller evidence (in form satisfactory to Seller) that:

                                       (a)      Lender has consented to the acquisition of the Premises by Purchaser and to the assumption of the Assumed Loan by Purchaser (including, without limitation, approval of the assumption of the Assumed Loan Documents, including, without limitation, the Swap Agreement (as hereinafter defined), approval of the substitute guarantor, approval of the form of opinions to be delivered by Purchaser, confirmation from the applicable rating agencies, if any, and other deliveries or matters required from Purchaser by Lender or required for the Assumed Loan to be assumed by Purchaser);

                                    (b)     Lender and Purchaser have agreed upon the form of loan assumption document to be entered into by Purchaser and/or the substitute guarantor at the Closing and Lender has agreed to execute and deliver such agreed-upon form without condition other than (i) the payment by Purchaser of the assumption fee and costs required to be paid to Lender, (ii) the execution and delivery of the Loan Assumption Documents by Purchaser and (iii) delivery by Purchaser of the opinions, certificates and other deliveries required by Lender pursuant to the Assumed Loan Documents (the conditions set forth in subclauses (a), (b), (c)  and (d), the “Loan Assumption Condition”; the documents agreed to between Purchaser and Lender, the “Loan Assumption Documents”);

                                     (c)     the Loan Assumption Documents provide, among other things, upon execution and delivery thereof that the Seller and the Guarantors (as defined in the Loan Agreement) shall be released from all liability under the Assumed Loan Documents (including, without limitation, under any guaranties and/or environmental indemnities) first accruing from and after the Closing Date, such release to be in form and substance acceptable to Seller, in its sole discretion.;

                                          (d)      without limiting clause (c) above, the Loan Assumption Documents provide, among other things, upon execution and delivery thereof that the Seller and the Guarantors (as defined in the Loan Agreement) shall not be liable for any amounts under the Swap Agreement, including, without limitation, any termination fees, breakage cost and/or any other amounts that would otherwise be payable had such Swap Agreement been terminated; and

In connection with the foregoing, Purchaser shall, promptly (and in any event not more than two (2) Business Days) after Seller’s or Lender’s request therefor: (A) comply with Lender’s requests for information under Section 49.1 above and (B) participate in telephone calls and, if required and upon not less than five (5) Business Days’ notice, personal face-to-face meetings to discuss and negotiate the matters referenced in Sections 49.1 and 49.2.

                         49.3     Seller and Purchaser acknowledge and agree as follows:

(a)                 If the Loan Assumption Condition is not satisfied on or prior to the Closing Date for any reason, then this Agreement shall remain in full force and effect and the Closing shall be consummated on the Closing Date; provided, however, in such event, the Purchase Price shall be Forty-Two Million Two Hundred Fifty Thousand and 00/100 Dollars ($42,250,000).  Seller shall be entitled to adjourn the Closing one or more times (but for not more than thirty (30) days in the aggregate) in order to satisfy the Loan Assumption Condition.  For the avoidance of doubt, the failure of the Loan Assumption Condition to be satisfied shall not give rise to any remedy of any kind against Seller.

(b)                   In the event that the Loan Assumption Condition is satisfied and the Closing occurs hereunder, Purchaser shall be required to assume the Assumed Loan and execute the Loan Assumption Documents (and cause the substitute guarantor to execute such Loan Assumption Documents as are required by the Lender to be executed and delivered by such substitute guarantor) in the form agreed upon between Purchaser and Lender on or prior to the Closing Date.

(c)                From and after the expiration of the Due Diligence Period, in the event that Seller desires to enter into any amendment, modification or extension of the Assumed Loan Documents (a “Proposed Loan Document Amendment”) that would modify the terms of the Assumed Loan Documents, Seller shall deliver written notice to Purchaser requesting Purchaser’s consent to such Proposed Loan Document Amendment.  Within five (5) Business Days after Seller delivers such request to Purchaser, Purchaser shall deliver written notice to Seller approving or disapproving such Proposed Loan Document Amendment, in Purchaser’s sole and absolute discretion.  In the event that Purchaser fails to deliver notice disapproving a Proposed Loan Document Amendment within such five (5) Business Day period, Purchaser shall be deemed to have disapproved such Proposed Loan Document Amendment.  If Purchaser shall approve a Proposed Loan Document Amendment, then Seller shall have the right to execute such Proposed Loan Document Amendment and, promptly after execution thereof, Seller shall deliver a true, correct and complete copy thereof to Purchaser.  If Purchaser shall disapprove a Proposed Loan Document Amendment, then Seller shall not enter into such Proposed Loan Document Amendment.

(d)                      For the avoidance of doubt, Seller and Purchaser acknowledge and agree that (i) if the Loan Assumption Condition is not satisfied as a result of an Event of Default (as defined in the Assumed Loan Documents) under the Assumed Loan Documents then the provisions of Section 49.3(a) shall apply and (ii) if on or before the Closing, an Event of Default occurs under the Assumed Loan Documents, then, if Seller does not elect to cure such Event of Default on or before the Closing Date (and Seller shall be entitled to adjourn the Closing one or more times (but for not more than twenty (20) days in the aggregate) to effectuate such cure), then the provisions of Section 49.3(a) shall apply.

                49.4       As used herein, “Assumed Loan Documents” shall mean (a) that certain Loan Agreement, dated as of May 26, 2010, by and between Seller and Lender, (b) that certain Promissory Note (Secured), dated as of May 26, 2010, by Seller in favor of Lender, (c) that certain Open-End Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing), dated as of May 26, 2010, by Seller in favor of Lender, (d) that certain Absolute Assignment of Leases and Rents, dated as of May 26, 2010, by Seller in favor of Lender, (e) that certain Assignment of Management Contracts, dated as of May 26, 2010, by Seller in favor of Lender, (f) that certain Consent, Subordination and Agreement of Manager, dated as of May 26, 2010, by WP Realty, Inc., in favor of Lender, (g) that certain Consent, Subordination and Agreement of Broker, dated as of July 1, 2010, by Charter Realty and Development Corp., in favor of Lender, (h) that certain Hazardous Materials Indemnity Agreement (Unsecured), dated as of May 26, 2010, by and among AG Realty Fund VII (TE), L.P., AG Realty Fund VII, L.P., AG Realty VII (AU) Investments, L.P., AG Realty Fund  VII (AC), L.P., AG KIC Realty Fund, L.P., WP Real Estate Fund V, L.P. (collectively, the “Fairlawn Guarantors”), Seller and Lender, (i) that certain Limited Guaranty, dated as of May 26, 2010, by the Fairlawn Guarantors in favor of Lender,  (j) that certain Certification of Taxpayer Identification Number and Non-Foreign Status, dated as of May 26, 2010, by Seller and AG/WP Fairlawn Parent, L.L.C., in favor of Lender, (k)  that certain Payment Method Agreement, dated as of May 26, 2010, by Seller in favor of Lender, (l) that certain Borrower’s Certification, dated as of May 26, 2010, by Seller in favor of Lender, (m)  that certain Borrower Authorization Form, dated as of May 26, 2010, by Seller in favor of Lender, (n) that certain Arrearage Letter and Rent Roll Certification Letter from Angelo Gordon Real Estate Inc. to Lender, dated May 25, 2010, (o) that certain O&M Plan Letter, dated May 26, 2010, by Seller in favor of Lender, (p) any tenant estoppel certificates and/or Subordination, Non-Disturbance and Attornment Agreements executed in connection with the Assumed Loan, (q) that certain Collateral Assignment of Interest Rate Protection Agreement, dated as of May 26, 2010, by Seller in favor of Lender, and (r) that certain ISDA Master Agreement, dated as of May 26, 2010, between Seller and Lender, including all Schedules and SWAP Transaction Confirmations thereto (collectively, the “Swap Agreement”).

            50.         Acknowledgement.

             Seller and Purchaser acknowledge that the transaction contemplated by this Agreement is the sale and purchase of the Premises and that Purchaser is not acquiring the membership interests in the Seller (accordingly Seller shall remain solely liable for (i) its own federal and state income taxes, (ii) those debts, liabilities and other obligations for which Seller alone is liable (it being agreed that Seller shall not be liable for those debts, liabilities and other obligations of Seller that Purchaser has agreed to assume or otherwise be liable for pursuant to this Agreement or any of the Seller Documents), (iii) all payments, benefits and contribution agreements with respect to past and/or present employees of Seller or its affiliates in connection with the business of Seller or its affiliates (including, but not limited to, salaries, wages, commissions, bonuses, vacation pay, health and welfare contributions or benefits including any group health continuation coverage obligation under COBRA, pensions, profit sharing, severance or termination pay, or any other form of compensation or fringe benefit).  For the avoidance of doubt, the parties do not intend for this Section 50 to limit or otherwise modify Section 21 (and to the extent there is any conflict between such Section 21 and this Section 50, then the provisions of Section 21 shall prevail).

            51.          Books and Records.

Purchaser has advised Seller that Purchaser may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission), audited financial statements, pro forma financial statements and other financial information related to the Premises for up to three (3) fiscal years prior to Closing and any interim period during the fiscal year in which the Closing occurs (the “Financial Information”).  For a period of three (3) years after the Closing (the “Cooperation Period”), Seller agrees to use its commercially reasonably efforts to cooperate with Purchaser and its representatives and agents in the preparation of the Financial Information to the extent such required documentation and/or information is in Seller’s possession or control; provided, however, Seller shall not be required to incur any out of pocket expenses or costs unless Purchaser reimburses Seller for the same.  Seller shall maintain and allow access to, during normal business hours, such books and records of Seller and Seller’s manager of the Premises reasonably related to the Premises; provided, however, any request for such access must be made in writing at least thirty (30) days in advance and such access shall be limited to one (1) time during the Cooperation Period.  Notwithstanding the foregoing, Seller shall not be required to provide (a) any information concerning Seller’s capital structure or debt, (b) any information concerning Seller’s financial analyses or projections, investment analyses, account summaries or other documents prepared solely for Seller’s internal purposes, (c) the tax returns of Seller (or any of its direct or indirect owners) or (d) financial statements of Seller or any affiliate of Seller (other than Premises-level financial statements), (e) any information that constitutes privileged information pertaining to any litigation or other proceeding, or (f) any information that constitutes any of the following confidential information prepared by Seller pertaining to the Property: internal evaluations, internal memos, internal appraisals, information pertaining to the business relationships among the members comprising Seller or documents showing Seller’s plans or strategy for the pricing or marketing of the Premises.  Notwithstanding anything to the contrary contained in this Section 51 or elsewhere in this Agreement, (x) Seller shall not be require to conduct its own audits or generate any requested materials that are not in its possession, (y) neither Seller’s delivery of any documentation and/or information under this Section 51 to Purchaser nor Seller’s cooperation in the preparation of the Financial Information shall be deemed to constitute a representation by Seller as to the accuracy, correctness or completeness of any documentation and/or information (it being agreed that any such documentation and/or information shall be for informational purposes), and (z) Purchaser agrees that nothing in this Section 51 shall grant Purchaser any right or remedy against Seller or any Seller Exculpated Party, including, without limitation, as a result of the delivery of any documentation and/or information under this Section 51 (or the use of such documentation and/or information by Purchaser or any of its affiliates).

            52.          Giant Eagle Contingency.

The parties acknowledge and agree that it shall be a condition precedent to Purchaser’s obligation to acquire the Premises that, as of the Closing Date, Giant Eagle has not (i) filed for bankruptcy protection (or delivered Seller written notice of its intent to do so), or (ii) permanently closed its store located at the Premises (or delivered Seller written notice of its intent to do so).  It being further agreed that if such condition is not satisfied as of the Closing Date, then Purchaser’s sole and exclusive remedy shall be to either (a) waive the same and accept title to the Premises without any abatement of the Purchase Price, or (b) terminate this Agreement by notice in writing to Seller, in which event the provisions of Section 9 of this Agreement shall apply to such termination.  Without limiting the generality of the foregoing provision, in the event that Purchaser takes title to the Premises without raising any objection to such failed condition, same shall constitute a complete waiver of any right Purchaser may have to object to such failed condition or to make any claim against Seller on account thereof and any such claim is hereby waived by Purchaser.

[The rest of this page is intentionally blank.]

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the Effective Date.

SELLER:

AG/WP FAIRLAWN OWNER, L.L.C.,

a Delaware limited liability company

By:      AG/WP Fairlawn Parent, L.L.C.,

            a Delaware limited liability company, its sole member

                                                                        By:      AG Real Estate Manager, Inc.,

                                                                                    a Delaware corporation, its manager

By:         /s/ Christina Lyndon_____________

Name: Christina Lyndon

Title:  Vice President

Federal I.D. No. 27-2457051

(Signatures continue on next page)

PURCHASER:

THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company

By:       Phillips Edison Limited Partnership, a Delaware limited partnership, its managing member

By:     Phillips Edison & Company, Inc., a Maryland corporation, its general partner

By:        /s/ Robert F. Myers______________

Name:  Robert F. Myers

Title:  President

Federal I.D. No. 27-1449019

             Escrow Agent has executed this Agreement solely to confirm Escrow Agent’s acceptance of the duties of Escrow Agent as set forth in Section 15 of this Agreement.

Land Services USA, Inc.

By:         /s/ Alison Neumann________

Alison Neumann

Title Services Coordinator

EXHIBIT A

Description of the Land

(Attached hereto)

EXHIBIT B

Existing Leases

(Attached hereto)

Fairlawn Town Centre (088)

Tenant	Suite	Documents	Date of Amendment/Doc.
AAA Akron Auto Club	220	Lease	May 14, 1997
		Remeasurement Notice	August 12, 1997
		Letter Agreement	September 19, 1997
		Letter Agreement	August 31, 1998
		Renewal Notice	August 21, 2007
		First Amendment of Lease	July 16, 2012
Art Avenue	370	Lease	June 10, 2008
		Letter Agreement	September 23, 2008
		Assignment of Lease	July 1, 2011
		Guaranty of Lease	July 1, 2011
		1st Amendment of Lease	July 1, 2011
Ashley Furniture HomeStores	20	Lease	April 16, 2012
		Confirmation of Lease Term	November 19, 2012
Beauty First	120	Lease	March 20, 1997
		Guaranty Agreement	March 20, 1997
		Remeasurement Notice	August 12, 1997
		Letter Agreement	September 8, 1997
		Renewal Notice	April 30, 2002
		Lease Amendment Agreement	April 23, 2004
		Renewal Notice	September 30, 2008
Best Cuts #60115	330	Lease	October 5, 1995
		Assignment & Amendment of Lease Agreement	March 26, 2002
		Second Amendment to Lease	May 18, 2005
		Third Amendment to Lease	November 1, 2010
Blue Bridge Studio (Paula Singleton)	480	Lease	September 29, 2009
		Renewal Option Letter	September 11, 2012
Boxes Plus	230	Lease	November 13, 2007
		First Amendment Of Lease	January 4, 2011
Bridgestone-Firestone	490	Lease	June 1, 2001
		Lease Amendment No.2	July 27, 2006
		Letter Agreement	July 23, 2001
		Third Amendment of Lease	May 17, 2011
Cheap Tobacco	425	Lease	April 26, 2012
		Guaranty of Lease	April 26, 2012
Chuck E. Cheese Pizza #553	030	Lease	December 23, 1992
		Confirmation of Lease Terms	December 7, 1993
		Amendment To Lease Agreement	December 23, 2002
		Letter Agreement	March 10, 2004
Chumlea & Associates	550	Lease	July 22, 2003
		First Lease Amendment Agreement	September 16, 2008
Dodd Camera	365	Lease	February 20, 2004
		Lease Amendment Agreement	April 23, 2004
		Amendment To Lease Agreement	July 24, 2009
Edible Arrangements	450	Lease	August 24, 2007
		Guaranty (Exhibit E)	August 21, 2007
Fairlawn Barber	310	Lease	June 30, 2005
		Amendment To Lease Agreement	October 15, 2007
		Second Amendment of Lease	August 23, 2010
Fitness 19	250	Lease	October 19, 2007
		Guaranty (Exhibit E)	October 11, 2006

Giant Eagle #4025	50	Lease	May 25, 1996
		Letter Agreement	May 28, 1996
		Leasehold Guaranty	May 28, 1996
		Letter Agreement	June 21, 1996
		Letter Agreement	October 8, 1996
		Letter Agreement	October 20, 1996
		License & Indemnity Agreement	April 30, 1997
		Agreement Setting Lease Term	July 21, 1997
		Memorandum of Lease (Recorded)	September 6, 1996
		Consent Notice Letter	January 11, 1999
		Square Footage Notice Letter	March 6, 2002
		Letter Agreement	September 26, 2005
		Letter Agreement	June 21, 2011
		First Amendment	May 26, 2011
		Second Amendment	October 5, 2011
		Confirmation of Lease	May 18, 2012
GNC #8910	140	Lease Agreement	June 13, 2000
		First Lease Amendment	May 6, 2005
		Second Amendment To Lease Agreement	June 20, 2008
		Third Amendment to Lease Agreement	September 4, 2011
Great Clips	390	Lease Agreement	March 25, 2003
		Guaranty of Lease	March 19, 2003
		Renewal Notice	February 26, 2008
H&R Block	420	Lease	November 27, 2002
		Rent Commencement Letter	December 19, 2002
		Renewal Notice	December 2, 2005
		Letter Agreement	April 24, 2009
		First Modification To Shopping Center Lease	September 24, 2009
HomeGoods #318	180	Lease	March 12, 2004
		Memorandum of Lease	March 12, 2004
		Lease Amendment Agreement	January 12, 2005
		Commencement Date Agreement	March 21, 2005
House of Hunan	170	Lease	January 6, 1983
		Extension Notice	August 18, 1992
		First Amendment of Lease	March 25, 1998
		Extension Notice	March 7, 2007
		Second Amendment	July 6, 2012
Ketchum & Walton Company	540	Lease	November 16, 2000
		Lease Amendment Agreement	February 16, 2006
		Second Lease Amendment Agreement	December 18, 2008
		Third Lease Amendment Agreement	June 14, 2011
Lavida Massage	110	Lease	June 7, 2012
		Lease Guaranty Agreement	June 7, 2012
		Confirmation of Lease Term	October 17, 2012
LifeServices EAP	560	Office Lease	April 29, 2009
		First Amendment of Lease	April 1, 2011
Lucky Shoes/New Balance	260	Lease	May 18, 1996
		Modification of Lease	May 18, 1996
		Letter Agreement	June 10, 1997
		Letter Agreement	August 31, 1998
		First Amendment of Lease	June 2, 1999
		Renewal Notice Letter	May 24, 2007
		Second Amendment	September 26, 2011
Main Wok	440	Lease	February 17, 2010

Marc's	90	Lease	May 24, 1996
		Letter Agreement	May 24, 1996
		Letter Agreement	February 10, 1997
		Letter Agreement	August 31, 1998
		Renewal Notice	December 6, 2005
		First Amendment of Lease	May 17, 2011
Mattress Matters	350	Lease	October 6, 2006
		First Amendment of Lease	May 1, 2009
		Second Amendment To Lease	March 1, 2010
		Third Amendment to Lease	October 18, 2011
Menorah Park Center for Senior	500	Lease	July 28, 2000
		Lease Amendment Agreement	April 23, 2004
		Lease Amendment Agreement	June 9, 2005
		Third Lease Amendment Agreement	February 24, 2006
		Fourth Lease Amendment Agreement	March 8, 2007
		Fifth Lease Amendment Agreement	March 14, 2008
		Letter Agreement	July 30, 2008
		Sixth Lease Amendment Agreement	April 14, 2009
		Seventh Lease Amendment Agreement	February 26, 2010
		Eighth Amendment of Lease	February 14, 2011
		Ninth Amendment of Lease	February 14, 2012
		Tenth Amendment of Lease	November 20, 2012
Nail Arts	340	Lease	November 11, 2005
		First Amendment Of Lease	January 4, 2011
		Letter Agreement	March 18, 2011
Panera Bread Company # 3397	360	Lease	April 14, 2003
		Addendum To Lease	April 14, 2003
		Estoppel	May 11, 2010
		Option Renewal	June 19, 2012
		Tenants Option Letter	June 19, 2012
		Franchisor Approval of Tenant Renewal	July 23, 2012
Pet Supplies Plus	15	Lease Agreement	July 24, 1996
		Amendment To Exhibit C	August 22, 1996
		Letter Agreement	November 13, 1996
		Letter Agreement	April 9, 1997
		Letter Agreement	August 31, 1998
		First Amendment To Lease Agreement & Assignment & Consent	March 26, 2001
		Letter Agreement	May 4, 2007
		Letter Agreement	June 15, 2010
		Letter Agreement	July 26, 2010
		Second Amendment to Lease Agreement	September 14, 2011
Primerica	580	Lease	June 15, 2010
		Confirmation of Lease Term	August 10, 2010
		First Amendment	July 1, 2012
Radio Shack #01-4166	130	Lease	January 10, 2001
		Renewal Notice	December 9, 2005
		Lease Extension Agreement	April 25, 2011
Shulan's Jeweler's	240	Lease	December 2, 2005
Subway #6649	430	Lease	December 23, 2002
		Expiration Notice Letter	August 1, 2007
		Expiration Notice Letter	August 28, 2007
		Assignment of Lease	September 12, 2011
Target #986	10	Operating Agreement	September 30, 1994
		Operation & Easement Agreement	August 30, 1994
		Supplemental Agreement	September 30, 1994
Tuesday Morning, Inc.	100	Lease	June 11, 2009
U.S. Post Office	210	Lease	September 8, 2008
Weight Watchers	140	Lease	November 15, 2011
		Confirmation of Lease	June 26, 2012

EXHIBIT C

Existing Contracts

CONTRACTOR	SERVICE
1. Buckeye Sweeping, Inc.	Parking Lot Sweeping
2. Cintas Corporation	Uniform Rental
3. Midwest Property Tax Associates	Property Tax Services
4. Nelson Contracting, Inc.	Landscaping
5. Nelson Contracting, Inc.	Snow Removal
6. Republic Services, Inc.	Trash Removal
7. RWK Services, Inc.	Office Cleaning/Janitorial
8. S.A. Communale Co., Inc.	Inspection and Testing f/s
9. Sanborn, Head & Associates, Inc.	Environmental
10. Schindler Elevator Corporation	Elevator Preventative Maintenance
11. Tennant Sales & Service Co.	Equipment Maintenance
12. The Geopfert Co., Inc.	HVAC Preventative Maintenance (FL Office Building)
13. The Geopfert Co., Inc.	HVAC Preventative Maintenance (Post Office)
14. U.S. Protective Services	Sprinkler Alarm Monitoring (North Riser Room, former space 20)

EXHIBIT D

Existing Violations

None

EXHIBIT E

Form of Deed

LIMITED WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS, that AG/WP FAIRLAWN OWNER, L.L.C., a Delaware limited liability company ("Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, to it paid by [_________________], a [____________] ("Grantee"), whose tax mailing address is [_______________], the receipt and sufficiency of which is hereby acknowledged, subject to the conditions, matters, and/or reservations herein set forth, if any, and by these presents does grant, with limited warranty covenants, unto the said Grantee, the following described property:

The real estate described on Exhibit “A” attached hereto.

DERIVATION: This being the same piece, parcel, or tract of land conveyed to Grantor by Limited Warranty Deed recorded June 1, 2010, in the Office of the Recorder of Summit County, Ohio as document number 55703478.

PM Nos.:          09-03156

                        09-03159

                        09-00666

                        09-00670

                        09-02030

TOGETHER WITH all and singular, the rights, members, hereditaments, and appurtenances to the said premises belonging or in anywise incident or appertaining.

THIS CONVEYANCE is made subject to easements, conditions, and restrictions of record.

THIS CONVEYANCE is made subject to that certain Declaration of Use Restrictions for Environmental Purposes, dated as of April 11, 2000, and filed for record with the Office of the Recorder of Summit County on the 19th day of April, 2000 in File No. 54413203 as if the same were fully set forth herein.

TO HAVE AND TO HOLD all and singular the premises before mentioned unto the said Grantee, its successors and assigns forever.

[Signature on following page]

WITNESS Grantor’s hand and seal this day of [_____], 20[__].

             GRANTOR:

AG/WP FAIRLAWN OWNER, L.L.C.,

a Delaware limited liability company

By:                                                                   AG/WP Fairlawn Parent, L.L.C.,

                                                                           a Delaware limited liability company, its sole member

                                                                         By:     AG Real Estate Manager, Inc.,

                                                                         a Delaware corporation, its manager

By:     _________________________

Name:

Title:

STATE OF NEW YORK                                 )

)           SS.

COUNTY OF NEW YORK                             )

On this               day of                , ________, before me appeared                     , to me personally known, who, being by me duly sworn, did say that he is the ___________ of AG Real Estate Manager, Inc., a Delaware corporation, the manager of AG/WP Fairlawn Parent, L.L.C., a Delaware limited liability company, the sole member of AG/WP Fairlawn Owner, L.L.C., a Delaware limited liability company, and that the foregoing instrument was signed in behalf of said corporation, by authority of its board of directors; and _________________  acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

____________________________________

Notary Public

My term expires:

__________________________

This instrument prepared by:

Joseph J. Galvano, Esquire
Duval & Stachenfeld LLP
101 Park Avenue, 11th Floor
New York, NY 10178

EXHIBIT A

Legal Description

(Attached hereto)

EXHIBIT F

Form of Bill of Sale

            For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, AG/WP FAIRLAWN OWNER, L.L.C., a limited liability company organized under the laws of the State of Delaware (the “Seller”), does hereby quitclaim unto [______________], a [_________]  organized under the laws of the State of [________]  (the “Purchaser”), all of Seller’s right, title and interest in and to all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character located on and used in connection with the Premises described in Schedule l attached hereto (the “Personalty”) relating to the real property described in Schedule 2 hereto.  The conveyance contained in this Bill of Sale is made without representation or warranty by the Seller of any kind or nature and is expressly without recourse to the Seller of any kind or nature whatsoever.

             IN ADDITION TO, AND WITHOUT LIMITATION OF THE FOREGOING, SELLER MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY OR BY OPERATION OF LAW, AS TO THE QUALITY, QUANTITY, MERCHANTABILITY, TITLE, MARKETABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OF THE PERSONALTY, AND THE PERSONALTY IS SOLD IN AN “AS IS”, “WHERE IS” CONDITION, WITH ALL FAULTS.  BY ACCEPTANCE OF THIS BILL OF SALE, PURCHASER AFFIRMS AND AGREES THAT (A) PURCHASER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PERSONALTY FOR ANY PARTICULAR PURPOSE, (B) SELLER MAKES NO WARRANTY THAT THE PERSONALTY IS FIT FOR ANY PARTICULAR PURPOSE, AND (C) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR BY OPERATION OF LAW, WITH RESPECT TO THE PERSONALTY.  PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PERSONALTY AND HAS DETERMINED TO PURCHASE THE PERSONALTY BASED ON SUCH INSPECTION.  PURCHASER HEREBY ASSUMES THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER HEREBY WAIVES, RELINQUISHES, AND RELEASES SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING, WITHOUT LIMITATION, CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, THAT PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES, OR MATTERS REGARDING THE PERSONALTY.

           This Bill of Sale is subject to the express provisions of that certain Sale-Purchase Agreement, dated as of [___________], 20[__] (the “Purchase Agreement”), by and between Seller and Purchaser [(as assignee of [____________])], including, without limitation, the provisions of Sections 19, 29, 32, 37, 38, 39  and 40  thereof.  Unless otherwise stated herein, all capitalized terms used in this Bill of Sale shall have the meanings specified in the Purchase Agreement.

[Signatures Appear on the Following Page]

            IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this instrument as of this [____]  day of [________], 20[__].

SELLER:

AG/WP FAIRLAWN OWNER, L.L.C.,

a Delaware limited liability company

By:                                                                  AG/WP Fairlawn Parent, L.L.C.,

                                                                        a Delaware limited liability company, its sole member

                                                                        By:      AG Real Estate Manager, Inc.,

                                                                                    a Delaware corporation, its manager

By:            _________________________

Name:

Title:

[Signatures Continue on the Following Page]

PURCHASER:

[_____________________]

By:      [____________________]

By:      _________________________

Name:

Title:

Schedule l

Schedule of Personalty

          All equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and located on and used in connection with that certain land (the “Land”) and the improvements located thereon located in the County of Summit, State of Ohio, which Land is more particularly described in Schedule 2 attached to the Bill of Sale to which this Schedule 1 is attached.

Schedule 2

Legal Description of the Land

(Attached hereto)

EXHIBIT G

Form of Assignment and Assumption of Leases

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”), made as of the [____]  day of [________], 20[__] (the “Effective Date”), by and between AG/WP FAIRLAWN OWNER, L.L.C., a limited liability company organized under the laws of the State of Delaware, having an office at c/o Angelo, Gordon & Co., L.P., 245 Park Avenue, 26th Floor, New York, New York 10167, as assignor (“Assignor”), and [__________________], a [___________]  organized under the laws of the State of [___________], having an office [________________________], as assignee (“Assignee”).

W  I  T  N  E  S  S  E  T  H:

             WHEREAS, Assignor is the landlord under the leases set forth on Schedule A attached hereto and made a part hereof (the “Leases”), pursuant to which Leases, Assignor has demised to the tenants thereunder certain premises located in Fairlawn, Ohio, and more particularly described in Schedule B attached hereto (the “Premises”);

             WHEREAS, Assignor and The Phillips Edison Group LLC, an Ohio limited liability company (“Contract Vendee”) are parties to that certain Sale-Purchase Agreement, dated as of [________], 20[__] (as amended, the “Purchase Agreement”), by and between Assignor, as seller, and Contract Vendee, as purchaser, pursuant to which Purchase Agreement, Assignor has agreed to sell to Contract Vendee, and Contract Vendee has agreed to purchase from Assignor, the Premises;

            WHEREAS, Contract Vendee and Assignee are parties to that certain [Assignment and Assumption Agreement, dated as of [__________], 20[__] (the “Purchase Agreement Assignment”), by and between Contract Vendee, as assignor, and Assignee, as assignee, pursuant to which Purchase Agreement Assignment, Contract Vendee has assigned to Assignee, and Assignee has assumed from Contract Vendee, all of Contract Vendee’s right, title and interest in, to and under the Purchase Agreement;

            WHEREAS, in connection with the Purchase Agreement (a) Assignor is required to assign, transfer and convey to the purchaser thereunder all of Assignor’s right, title and interest in, to and under the Leases, together with any and all right, title, estate and interest of Assignor in and to such security deposits and prepaid rents, if any, as have been paid to Assignor pursuant to such Leases, less any amounts deducted therefrom as provided in Section 6.9 of the Purchase Agreement (collectively, the “Security Deposits”), and (b) such purchaser is required to accept such assignment and to assume Assignor’s obligations under the Leases and the Security Deposits from and after the Effective Date; and

             WHEREAS, Assignee and Assignor are consummating the transactions set forth in the Purchase Agreement on the Effective Date.

             NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto to hereby agree as follows:

1.                  Unless otherwise stated herein, all capitalized terms used in this Assignment shall have the meanings specified in the Purchase Agreement.

2.                  Subject to the terms of the Purchase Agreement, Assignor hereby assigns, transfers, releases and sets over unto Assignee all of the right, title and interest of Assignor in, to and under (a) the

Leases and (b) the Security Deposits.  Assignee acknowledges that concurrently with the Effective Date and in connection with the consummation of the transactions under the Purchase Agreement, Assignor has granted Assignee a credit in an amount equal to the Security Deposits, and such amount constitutes all of the Security Deposits due Assignee pursuant to the provisions of the Purchase Agreement, including, without limitation, Section 6.9 thereof.

3.                  Assignee hereby accepts the foregoing assignment and hereby assumes (a) all of the obligations of Assignor under the Leases from and after the Effective Date and (b) all obligations of Assignor with respect to the Security Deposits, including, without limitation, the obligation to return same to the tenants under the Leases in accordance with the terms of such Leases.

            4.          Assignor hereby indemnifies and holds Assignee harmless from and against any and all claims, expenses, costs, obligations or other liabilities relating to acts or omissions of the Assignor with respect to the Leases and Security Deposits accruing prior to the Effective Date.  The foregoing indemnification obligation shall survive the delivery of this instrument for a period of one (1) year and any claim not made within such one (1) year period shall be deemed waived by Assignee.

            5.           Assignee hereby indemnifies and holds Assignor harmless from and against any and all claims, expenses, costs, obligations, or other liabilities relating to acts or omissions of the Assignee with respect to the Leases and Security Deposits accruing from and after the Effective Date.  The foregoing indemnification obligation shall survive the delivery of this instrument for a period of one (1) year.

            6.           This Assignment may not be amended, modified or terminated except by an instrument in writing executed by the parties hereto.

            7.          This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.                    This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.  For purposes hereof, facsimile or .pdf signatures transmitted electronically shall be binding on the parties to this Assignment.

9.                  The provisions hereof are subject to the provisions of the Purchase Agreement, including, without limitation, the provisions of Sections 19, 29, 32, 37, 38, 39  and 40  thereof.

[Signatures Appear on the Following Page]

     IN WITNESS WHEREOF, intending to be legally bound the parties hereto have executed this Assignment as of the Effective Date.

ASSIGNOR:

AG/WP FAIRLAWN OWNER, L.L.C.,

a Delaware limited liability company

By:                                                                  AG/WP Fairlawn Parent, L.L.C.,

                                                                        a Delaware limited liability company, its sole member

                                                                        By:      AG Real Estate Manager, Inc.,

                                                                        a Delaware corporation, its manager

By:_________________________

Name:

Title:

[Signatures Continue on the Following Page]

ASSIGNEE:

[__________], a [__________]

By: [_________], a [__________], its [__________]

By: _________________________

Name:

Title:

Schedule A

Leases

(Attached hereto)

Schedule B

Legal Description of the Premises

(Attached hereto)

EXHIBIT H

Form of Assignment and Assumption of Contracts

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS  (this “Assignment”), made as of the [____]  day of [________], 20[__] (the “Effective Date”), by and between AG/WP FAIRLAWN OWNER, L.L.C., a limited liability company organized under the laws of the State of Delaware, having an office at c/o Angelo, Gordon & Co., L.P., 245 Park Avenue, 26th Floor, New York, New York 10167, as assignor (“Assignor”), and [__________________], a [___________]  organized under the laws of the State of [___________], having an office [________________________], as assignee (“Assignee”).

W  I  T  N  E  S  S  E  T  H:

              WHEREAS, Assignor is party to certain (the “Contracts”) contracts with the parties set forth on Schedule A-1 attached hereto and made a part hereof, pursuant to which Contracts Assignor has entered into certain agreements regarding the provision of certain services and the supply of certain goods to or for certain premises located Fairlawn, Ohio, and more particularly described in Schedule B attached hereto (the “Premises”), as further described therein;

              WHEREAS, Assignor and The Phillips Edison Group LLC, an Ohio limited liability company (“Contract Vendee”) are parties to that certain Sale-Purchase Agreement, dated as of [________], 20[__] (as amended, the “Purchase Agreement”), by and between Assignor, as seller, and Contract Vendee, as purchaser, pursuant to which Purchase Agreement, Assignor has agreed to sell to Contract Vendee, and Contract Vendee has agreed to purchase from Assignor, the Premises;

             WHEREAS, Contract Vendee and Assignee are parties to that certain [Assignment and Assumption Agreement, dated as of [__________], 20[__] (the “Purchase Agreement Assignment”), by and between Contract Vendee, as assignor, and Assignee, as assignee, pursuant to which Purchase Agreement Assignment, Contract Vendee has assigned to Assignee, and Assignee has assumed from Contract Vendee, all of Contract Vendee’s right, title and interest in, to and under the Purchase Agreement;

             WHEREAS, in connection with the Purchase Agreement (a) Assignor is required to assign, transfer and convey to the purchaser thereunder all of Assignor’s right, title and interest in, to and under the Contracts, and (b) such purchaser is required to accept such assignment and to assume Assignor’s obligations under the Contracts from and after the Effective Date; and

              WHEREAS, Assignee and Assignor are consummating the transactions set forth in the Purchase Agreement on the Effective Date.

              NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto to hereby agree as follows:

1.                           Unless otherwise stated herein, all capitalized terms used in this Assignment shall have the meanings specified in the Purchase Agreement.

2.                            Subject to the terms of the Purchase Agreement, Assignor hereby assigns, transfers, releases and sets over unto Assignee all of the right, title and interest of Assignor in, to and under the Contracts.

3.                           Assignee hereby accepts the foregoing assignment and hereby assumes all of the obligations of Assignor under the Contracts from and after the Effective Date.

4.                           Assignor hereby indemnifies and holds Assignee harmless from and against any and all claims, expenses, costs, obligations or other liabilities relating to acts or omissions of the Assignor with respect to the Contracts accruing prior to the Effective Date.  The foregoing indemnification obligation shall survive the delivery of this instrument for a period of one (1) year and any claim not made within such one (1) year period shall be deemed waived by Assignee.

5.                            Assignee hereby indemnifies and holds Assignor harmless from and against any and all claims, expenses, costs, obligations, or other liabilities relating to acts or omissions of the Assignee with respect to the Contracts accruing from and after the Effective Date.  The foregoing indemnification obligation shall survive the delivery of this instrument for a period of one (1) year.

6.                           This Assignment may not be amended, modified or terminated except by an instrument in writing executed by the parties hereto.

7.                           This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.                          This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.  For purposes hereof, facsimile or .pdf signatures transmitted electronically shall be binding on the parties to this Assignment.

9.                          The provisions hereof are subject to the provisions of the Purchase Agreement, including, without limitation, the provisions of Sections 19, 29, 32, 37, 38, 39  and 40  thereof.

[Signatures Appear on the Following Page]

                   IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Assignment as of the Effective Date.

ASSIGNOR:

AG/WP FAIRLAWN OWNER, L.L.C.,

a Delaware limited liability company

By:                                                                   AG/WP Fairlawn Parent, L.L.C.,

                                                                         a Delaware limited liability company, its sole member

By:                                                                  AG Real Estate Manager, Inc.,

                                                                        a Delaware corporation, its manager

By:_________________________

Name:

Title:

[Signatures Continue on the Following Page]

ASSIGNEE:

[__________], a [__________]

By:[_________], a [__________], its [__________]

By:_________________________

Name:

Title:

Schedule A

List of Contract Parties

Sanborn, Head & Associates, Inc.

Schedule B

Legal Description of the Premises

(Attached hereto)

EXHIBIT I

Form of Assignment and Assumption of Intangible Property

THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY (this “Assignment”), made as of the [____]  day of [________], 20[__] (the “Effective Date”), by and between AG/WP FAIRLAWN OWNER, L.L.C., a limited liability company organized under the laws of the State of Delaware, having an office at c/o Angelo, Gordon & Co., L.P., 245 Park Avenue, 26th Floor, New York, New York 10167, as assignor (“Assignor”), and [__________________], a [___________]  organized under the laws of the State of [___________], having an office [________________________], as assignee (“Assignee”).

W  I  T  N  E  S  S  E  T  H:

              WHEREAS, Assignor and The Phillips Edison Group LLC, an Ohio limited liability company (“Contract Vendee”) are parties to that certain Sale-Purchase Agreement, dated as of [________], 20[__] (as amended, the “Purchase Agreement”), by and between Assignor, as seller, and Contract Vendee, as purchaser, pursuant to which Purchase Agreement, Assignor has agreed to sell to Contract Vendee, and Contract Vendee has agreed to purchase from Assignor, the premises located Fairlawn, Ohio, and more particularly described in Schedule A attached hereto (the “Premises”), as further described therein;

             WHEREAS, Contract Vendee and Assignee are parties to that certain [Assignment and Assumption Agreement, dated as of [__________], 20[__] (the “Purchase Agreement Assignment”), by and between Contract Vendee, as assignor, and Assignee, as assignee, pursuant to which Purchase Agreement Assignment, Contract Vendee has assigned to Assignee, and Assignee has assumed from Contract Vendee, all of Contract Vendee’s right, title and interest in, to and under the Purchase Agreement;

             WHEREAS, in connection with the Purchase Agreement (a) Assignor is required to assign, transfer and convey to the purchaser thereunder all of Assignor’s right, title and interest in, to and under the Intangible Property (as defined in the Purchase Agreement), and (b) such purchaser is required to accept such assignment and to assume Assignor’s obligations with respect to the Intangible Property from and after the Effective Date; and

              WHEREAS, Assignee and Assignor are consummating the transactions set forth in the Purchase Agreement on the Effective Date.

              NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto to hereby agree as follows:

1.                       Unless otherwise stated herein, all capitalized terms used in this Assignment shall have the meanings specified in the Purchase Agreement.

2.                       Subject to the terms of the Purchase Agreement, Assignor hereby assigns, transfers, releases and sets over unto Assignee all of the right, title and interest of Assignor in, to and under Intangible Property.  For purposes of this Assignment, Intangible Property shall include all of the right, title and interest of Assignor in and to (a) the name “Fairlawn Town Centre” and (b) the Permits.

.

3.                       Assignee hereby accepts the foregoing assignment and hereby assumes all of the obligations of Assignor with respect to the Intangible Property from and after the Effective Date.

4.                       Assignor hereby indemnifies and holds Assignee harmless from and against any and all claims, expenses, costs, obligations or other liabilities relating to acts or omissions of the Assignor with respect to the Intangible Property accruing prior to the Effective Date.  The foregoing indemnification obligation shall survive the delivery of this instrument for a period of one (1) year and any claim not made within such one (1) year period shall be deemed waived by Assignee.

5.                       Assignee hereby indemnifies and holds Assignor harmless from and against any and all claims, expenses, costs, obligations, or other liabilities relating to acts or omissions of the Assignee with respect to the Intangible Property accruing from and after the Effective Date.  The foregoing indemnification obligation shall survive the delivery of this instrument for a period of one (1) year.

6.                       This Assignment may not be amended, modified or terminated except by an instrument in writing executed by the parties hereto.

7.                        This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.                       This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.  For purposes hereof, facsimile or .pdf signatures transmitted electronically shall be binding on the parties to this Assignment.

9.                       The provisions hereof are subject to the provisions of the Purchase Agreement, including, without limitation, the provisions of Sections 19, 29, 32, 37, 38, 39  and 40  thereof.

[Signatures Appear on the Following Page]

          IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Assignment as of the Effective Date.

ASSIGNOR:

AG/WP FAIRLAWN OWNER, L.L.C.,

a Delaware limited liability company

By:                                                                   AG/WP Fairlawn Parent, L.L.C.,

                                                                        a Delaware limited liability company, its sole member

                                                                        By:       AG Real Estate Manager, Inc.,

                                                                                     a Delaware corporation, its manager

By:_________________________

Name:

Title:

[Signatures Continue on the Following Page]

ASSIGNEE:

[__________], a [__________]

By:[_________], a [__________], its [__________]

By:_________________________

Name:

Title:

Schedule A

Legal Description of the Premises

(Attached hereto)

EXHIBIT J

Form of FIRPTA Certification

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform [___________________], a [___________________]  (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by AG/WP Fairlawn Parent, L.L.C., a Delaware limited liability company (“Transferor”), the sole member of AG/WP Fairlawn Owner, L.L.C., a Delaware limited liability company (a disregarded entity for federal tax purposes that holds legal title to a U.S. real property interest under local law), Transferor hereby certifies the following:

1.  Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.  Transferor is not a disregarded entity, as such term is defined in Internal Revenue Code Income Tax Regulation § 1.1445–2(b)(2)(iii);

3.  Transferor’s U.S. employer identification number is 27-2457051; and

4.  Transferor’s office address is c/o Angelo, Gordon & Co., L.P., 245 Park Avenue, 26th Floor, New York, New York 10167.

Transferor understands that this certificate (this “Certificate”) may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, Transferor declares that Transferor has examined this Certificate and to the best of Transferor’s knowledge and belief this Certificate is true, correct and complete, and Transferor further declares that Transferor has authority to sign this Certificate.

[Signature Appears on the Following Page]

IN WITNESS WHEREOF, this Certificate has been executed as of this [____]  day of [_________], 20[__].

                                                                        AG/WP FAIRLAWN PARENT, L.L.C.,

                                                                        a Delaware limited liability company

                                                                         By:     AG Real Estate Manager, Inc.,

                                                                                    a Delaware corporation, its manager

By:_________________________

Name:

Title:

EXHIBIT K

Form of Notice to Tenants

[_________], 20[__]

VIA [Insert Form of Delivery under the Lease]

[Name of Tenant]

[Address of Tenant]

Town and Country, Missouri, 63017

Re:[Description of Lease], dated as of [Date of Lease]  (as amended, the “Lease”), by and between AG/WP Fairlawn Owner, L.L.C., as landlord (“Landlord”), and [Name of Tenant], as tenant (“Tenant”)__________________

Ladies & Gentlemen:

             Reference is made to the Lease.  Pursuant to the Lease, Tenant has leased from Landlord certain premises located in that certain property known as Fairlawn Town Centre, located in Fairlawn, Ohio (the “Property”).

Landlord hereby notifies Tenant that Landlord is, on the date hereof, conveying and otherwise transferring its interest in the Property to [_________]  (“Purchaser”), including, without limitation, Landlord’s interest in the Lease.

            Please be advised that all future rentals and payments under the Lease should be delivered to Purchaser (as the new landlord under the Lease) as follows:

c/o [_________]

[_________]

[_________]

Attention: [__________]

           Please be further advised that all future notices and correspondence under the Lease should be delivered to Purchaser (as the new landlord under the Lease) as follows:

c/o [_________]

[_________]

[_________]

Attention: [__________]

with a copy to:

c/o [_________]

[_________]

[_________]

Attention: [__________]

           Please call Purchaser’s representative [_________], at [________], if you have any questions regarding the Lease after the date hereof.

[Signatures Appear on the Following Page]

Very truly yours,

Seller:

AG/WP FAIRLAWN OWNER, L.L.C.,

a Delaware limited liability company

By:                                                                  AG/WP Fairlawn Parent, L.L.C.,

                                                                        a Delaware limited liability company, its sole member

                                                                         By:AG Real Estate Manager, Inc.,

                                                                         a Delaware corporation, its manager

By:_________________________

Name:

Title:

[Signatures Continue on the Following Page]

Purchaser:

[__________]

By:[__________], its [___________]

By:_________________________

Name:

Title:

cc:[Required Notice Parties Under the Lease]

EXHIBIT L

Form of Notice to Contract Parties

[_________], 20[__]

VIA [Insert Form of Delivery under the Service Contract]

[Name of Service Contractor]

[Address of Service Contractor]

[Address of Service Contractor]

Re:Fairlawn Town Centre, located in Fairlawn, Ohio (the “Property”)

Ladies & Gentlemen:

              You have a contract (the “Service Contract”) for the supply of services or the furnishing of goods to the owner of that certain property known as Fairlawn Town Centre, located in Fairlawn, Ohio (the “Property”).

            Please be advised that the current owner of the Property, AG/WP Fairlawn Owner, L.L.C. (“Seller”), is, on the date hereof, conveying and otherwise transferring its interest in the Property to [_________]  (“Purchaser”), and in connection with such transfer, Seller is also assigning its interest in the Service Contract to Purchaser.

             Please be advised that all demands for payment, correspondence and notices under the Service Contract should be delivered to Purchaser (as the new owner of the Property) as follows:

c/o [_________]

[_________]

[_________]

Attention: [__________]

             Please call Purchaser’s representative [_________], at [________], if you have any questions regarding the Service Contract after the date hereof.

[Signatures Appear on the Following Page]

Very truly yours,

Seller:

AG/WP FAIRLAWN OWNER, L.L.C.,

a Delaware limited liability company

By:                                                                  AG/WP Fairlawn Parent, L.L.C.,

                                                                        a Delaware limited liability company, its sole member

                                                                         By:    AG Real Estate Manager, Inc.,

                                                                                   a Delaware corporation, its manager

By:_________________________

Name:

Title:

[Signatures Continue on the Following Page]

Purchaser:

[__________]

By:[__________], its [___________]

By:_________________________

Name:

Title:

EXHIBIT M

Form of Assignment and Assumption of O&M Plan Documents

THIS ASSIGNMENT AND ASSUMPTION OF O&M PLAN DOCUMENTS (this “Assignment”), made as of the [____]  day of [________], 20[__] (the “Effective Date”), by and between AG/WP FAIRLAWN OWNER, L.L.C., a limited liability company organized under the laws of the State of Delaware, having an office at c/o Angelo, Gordon & Co., L.P., 245 Park Avenue, 26th Floor, New York, New York 10167, as assignor (“Assignor”), and [__________________], a [___________]  organized under the laws of the State of [___________], having an office [________________________], as assignee (“Assignee”).

W  I  T  N  E  S  S  E  T  H:

             WHEREAS, Assignor and The Phillips Edison Group LLC, an Ohio limited liability company (“Contract Vendee”) are parties to that certain Sale-Purchase Agreement, dated as of [________], 20[__] (as amended, the “Purchase Agreement”), by and between Assignor, as seller, and Contract Vendee, as purchaser, pursuant to which Purchase Agreement, Assignor has agreed to sell to Contract Vendee, and Contract Vendee has agreed to purchase from Assignor, the premises located Fairlawn, Ohio, and more particularly described in Schedule A attached hereto (the “Premises”), as further described therein;

            WHEREAS, Contract Vendee and Assignee are parties to that certain [Assignment and Assumption Agreement, dated as of [__________], 20[__] (the “Purchase Agreement Assignment”), by and between Contract Vendee, as assignor, and Assignee, as assignee, pursuant to which Purchase Agreement Assignment, Contract Vendee has assigned to Assignee, and Assignee has assumed from Contract Vendee, all of Contract Vendee’s right, title and interest in, to and under the Purchase Agreement;

            WHEREAS, in connection with the Purchase Agreement (a) Assignor is required to assign, transfer and convey to the purchaser thereunder all of Assignor’s right, title and interest in, to and under the O&M Plan Documents (as defined in the Purchase Agreement), and (b) such purchaser is required to accept such assignment and to assume Assignor’s obligations with respect to the O&M Plan Documents from and after the Effective Date; and

             WHEREAS, Assignee and Assignor are consummating the transactions set forth in the Purchase Agreement on the Effective Date.

             NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto to hereby agree as follows:

1.                       Unless otherwise stated herein, all capitalized terms used in this Assignment shall have the meanings specified in the Purchase Agreement.

2.                       Subject to the terms of the Purchase Agreement, Assignor hereby assigns, transfers, releases and sets over unto Assignee all of the right, title and interest of Assignor in, to and under the O&M Plan Documents.

3.                       Assignee hereby accepts the foregoing assignment and hereby assumes all of the obligations of Assignor with respect to the O&M Plan Documents from and after the Effective Date.

4.                       Assignee hereby acknowledges receipt of the O&M Plan Documents, as the same are listed on Schedule B attached hereto and made a part hereof.

5.                       Assignee hereby indemnifies and holds Assignor harmless from and against any and all claims, expenses, costs, obligations, or other liabilities with respect to the O&M Plan Documents.  The foregoing indemnification obligation shall survive the delivery of this instrument indefinitely.

6.                       This Assignment may not be amended, modified or terminated except by an instrument in writing executed by the parties hereto.

7.                       This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.                       This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.  For purposes hereof, facsimile or .pdf signatures transmitted electronically shall be binding on the parties to this Assignment.

9.                       The provisions hereof are subject to the provisions of the Purchase Agreement, including, without limitation, the provisions of Sections 19, 29, 32, 37, 38, 39  and 40  thereof.

[Signatures Appear on the Following Page]

           IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Assignment as of the Effective Date.

ASSIGNOR:

AG/WP FAIRLAWN OWNER, L.L.C.,

a Delaware limited liability company

By:                                                                  AG/WP Fairlawn Parent, L.L.C.,

                                                                        a Delaware limited liability company, its sole member

                                                                        By:      AG Real Estate Manager, Inc.,

                                                                                    a Delaware corporation, its manager

By:_________________________

Name:

Title:

[Signatures Continue on the Following Page]

ASSIGNEE:

[__________], a [__________]

By:[_________], a [__________], its [__________]

By:_________________________

Name:

Title:

Schedule A

Legal Description of the Premises

(Attached hereto)

Schedule B
O&M Plan Documents

[To be provided]

EXHIBIT N

Form of Notice of O&M Plan Documents Transfer

AG/WP FAIRLAWN OWNER, L.L.C.

c/o Angelo, Gordon & Co., L.P.

245 Park Avenue, 26th Floor

New York, NY 10167

[__________] [__], 20[__]

VIA [___________________]

[__________], Director

[Ohio EPA – Director’s Office]

[50 West Town Street, Suite 700]

[Columbus, Ohio  43215]

RE:  FAIRLAWN TOWN CENTRE, NOTICE OF PROPERTY TRANSFER AND ASSIGNMENT OF OBLIGATIONS UNDER NFA LETTER NO. 00FA093, COVENANT NOT TO SUE/ FINDINGS AND ORDERS, AND OPERATION AND MAINTENANCE AGREEMENT

Dear [___________]:

           As you may be aware, the Ohio Environmental Protection Agency (“OEPA”) previously issued E&A Northeast Limited Partnership (“E&A”) a Covenant Not to Sue/ Findings and Orders dated January 29, 2002 (the “Covenant”) based upon a No Further Action Letter, No.00NFA093, dated June 22, 2000, as amended October 5, 2001 (the “NFA Letter”) relating to the Fairlawn Town Centre Property in Fairlawn, Ohio (the “Property”).  In addition, OEPA entered into an Operation and Maintenance Agreement with E&A dated January 29, 2002 (the “O&M Agreement”).  Pursuant to that certain Assignment and Assumption of O&M Documents, dated as of May 26, 2012, between E&A, as assignor, and AG/WP Fairlawn Owner, L.L.C., a Delaware limited liability company (the “Seller”), as assignee, E&A has assigned and transferred to Seller, and Seller has assumed and accepted from E&A, all of the obligations of E&A from and after May 26, 2010 with respect to the Covenant, NFA Letter and O&M Agreement.

In accordance with the requirements of the Covenant and O&M Agreement, this letter is written to notify you that, pursuant to that certain Sale-Purchase Agreement, dated [________], 20[__] (as it may be amended, the “Purchase Agreement”), by and between [____________], a [____________] [(as successor-by-assignment to[________])] (“Purchaser”), and Seller, Purchaser has acquired the Property on [____________], from Seller.

           In accordance with the requirements of Paragraphs 13.b. and c. of the O&M Agreement, please note that the Purchase Agreement, attached hereto as Schedule A, affirms the Purchaser’s intentions regarding on-going environmental matters.  Pursuant to that certain Assignment and Assumption of O&M Documents, dated as of the date hereof, a true, correct, and complete copy of which is attached hereto as Schedule B, in addition to the foregoing, Seller has assigned to Purchaser all of its rights and interests under the O&M Documents (which include, but are not limited to the NFA Letter, Covenant, and O&M

Agreement), pertaining to the Property, and Purchaser has assumed these obligations from and after the date hereof and further acknowledged its receipt of the O&M Documents.

           In accordance with the requirements of Paragraphs 12 and 13.a. of the O&M Agreement, the following information is hereby provided to you:

a.                  The name, address, and telephone number of the new Property owner/ Transferee and the name of the contact person for the new Property owner/ Transferee:

[________________]

[________________]                                                            Copy: [________________]

[________________]                                                                      [________________]

[________________]                                                                      [________________]

[________________]                                                                      [________________]

[________________]                                                               Copy:[________________]

[________________]                                                                        [________________]

[________________]                                                                        [________________]

[________________]                                                                        [________________]

b.                  A legal description of the portion of the Property being transferred, if the transfer was limited to a portion of the Property:

The entire Property has been transferred to Purchaser.  A legal description of the Property that has been transferred is attached hereto as Schedule C.

c.                   The Closing date of the transfer of ownership of the Property:

As described above, Closing (as defined in the Purchase Agreement) on the transfer of the Property occurred on [________________].

In accordance with the requirements of Paragraph 13.d. of the O&M Agreement, the following information is also provided to you:

In order to comply with the requirements of Paragraph 10 of the O&M Agreement, Purchaser proposes a financial assurance mechanism in the form of an Irrevocable Letter of Credit in the amount of $8,500; a copy of the proposed form of Irrevocable Letter of Credit is attached hereto as Schedule D.

In accordance with the requirements of Paragraph 12 of the Covenant and Paragraph 11 of the Declaration of Use Restrictions for Environmental Purposes, dated April 11, 2000 (the “Declaration”), a copy of the instrument conveying the Property to Purchaser with the notice of the Declaration  is attached hereto as Schedule E.

Please acknowledge (i) your receipt of the attached, (ii) your approval of Purchaser’s proposed financial assurance mechanism and (iii) your approval of the cancellation of Seller’s irrevocable letter of credit in the amount of $8,500, a copy of which is attached hereto as Schedule E, in each case, by signing where indicated below and returning this letter to me at your earliest convenience.  Upon receipt of this approval, Purchaser will have the approved form of financial assurance mechanism fully executed and funded.

Please feel free to contact us if you need any additional information.

[Signatures Appear on the Following Page]

Sincerely,

AG/WP FAIRLAWN OWNER, L.L.C.,

a Delaware limited liability company

By:                                                                   AG/WP Fairlawn Parent, L.L.C.,

                                                                         a Delaware limited liability company, its sole member

                                                                         By:     AG Real Estate Manager, Inc.,

                                                                                    a Delaware corporation, its manager

By:_________________________

Name:

Title:

                                                                                    Acknowledged and agreed:

                                                                                    Ohio Environmental Protection Agency

                                                                                    By:  _____________________________

                                                                                    Name:  ___________________________

                                                                                    Title:  ____________________________

                                                                                    Date:  ____________________________

cc: [__________________]

Schedule A

Purchase Agreement

(Attached hereto)

Schedule B

Assignment and Assumption of O&M Documents

(Attached hereto)

Schedule C

Description of the Property

(Attached hereto)

Schedule D

Irrevocable Letter of Credit

(Attached hereto)

Schedule E

Seller’s Existing Irrevocable Letter of Credit

(Attached hereto)

Schedule E

Deed of Conveyance

(Attached hereto)

EXHIBIT O

Form of Owner’s Affidavit

State of New York                               )

)          ss.                                         Commitment File No. [__________]

County of New York                           )

On this [_______________] day of [_______________], 20[__] before me personally appeared [_______________] (in his/her capacity as the Vice President of AG Real Estate Manager, Inc., a Delaware corporation (“AG”), the manager of AG/WP Fairlawn Parent, L.L.C., a Delaware limited liability company, the sole member of AG/WP Fairlawn Owner, L.L.C., a Delaware limited liability company (“Fairlawn”)), being duly sworn according to law and intending to be legally bound, deposes and says the following statements are true and correct to the knowledge of the undersigned:

1.                                                                                                Fairlawn is the owner of the land described in the above-referenced commitment (the “Land”).

2.                                                                                                As of the date hereof, all tenants or parties who have leasehold or tenancy rights to occupy any portion of the premises are those listed on Exhibit A attached hereto, and none of such parties has any right to said premises other than its right as tenant, nor any optional right of first refusal to purchase any portion of said premises.

3.                                                                                                Fairlawn has not entered into any easements, deeds or mortgages that affect the Land, except as shown on above-referenced commitment.

4.                                                                                                There has not been any construction, repairs, alterations or improvements made, ordered or contracted by Fairlawn to be made on or to the Land, nor materials ordered therefore by Fairlawn, within the last ninety (90) days which have not been paid for in full (or will be paid for), except for [____________________].   The foregoing statement shall not apply to any construction, repairs, alterations or improvements made, ordered or contracted by any tenant on the Land to be made on or to the Land, nor materials ordered therefore by any such tenants.

Notwithstanding the foregoing, (a) nothing contained herein shall be deemed to apply to leases, documents, agreements, declarations, restrictions or other matters delivered to [_________________] (the “Company”) (and/or their authorized agent) for recordation concurrently with the sale by the undersigned of the Land, (b) the maximum liability of the undersigned hereunder shall not exceed [_________________] [Final Purchase Price to be inserted] in the aggregate and (c) the certifications contained herein shall survive for a period of ninety (90) days.

The undersigned makes the above statements for purposes of inducing the Company to issue its owner’s policy to [________________________] pursuant to the above-referenced commitment and may not be relied upon by anyone other than the Company.

(Signature on Next Page)

AG/WP FAIRLAWN OWNER, L.L.C.,

                                                         a Delaware limited liability company

By:                                                   AG/WP Fairlawn Parent, L.L.C.,

a Delaware limited liability company, its sole member

                                                                          By:    AG Real Estate Manager, Inc.,

                                                                                    a Delaware corporation, its manager

By:________________________

Name:

Title:

EXHIBIT P

Existing Title/Survey Matters

1.                  All exceptions listed on Part I of Schedule B of that certain Policy of Title Insurance, dated June 1, 2010, Policy No. O-9301-1474611, issued by Stewart Title Guaranty Company.

2.                  ALTA 2006 title policy standard preprinted exceptions, exclusions and conditions, including preprinted exceptions, exclusions and conditions contained in the outside and inside so-called jacket of such policy and rights of possession, as tenants only.

3.                  Encroachments of stoop areas, cellar steps, trim and cornices, if any, upon any street or highway.

4.                  Any state of facts as a physical inspection of the Premises would disclose, and any additional facts that an update of the Survey, provided that such update is not materially adverse to Purchaser.

5.                  Possible lack or revocable nature of the right, if any, to maintain or use any space, facilities or appurtenances outside the building lines, whether on, over or under the ground, including, without limitation, all vaults, conduits, walls, columns, vent pipes, stone, brick or masonry work, chimneys, decorations, planting, flagpoles, standpipes, marquees, signs and sidewalk openings.

6.                  The lien of any unpaid real estate taxes, assessments, water or sewer rents or charges, or vault charges, for fiscal and other tax years, subject to Seller and Purchaser satisfying their respective obligations regarding prorations and adjustments pursuant to the terms of this Agreement.

7.                  Variations between record lot lines of the Premises and those shown on the Tax Map of the City of Fairlawn, Ohio.

8.                  Rights of the public and adjoining owners in highways, streets, roads and lanes bounding or abutting the Premises.

9.                  Retaining walls or other walls, bushes, trees, hedges, fences and the like, extending from or onto the Premises, and any portion of the Premises lying in the bed of any street.

10.              Rights of the municipal, county and/or state government and/or any subdivision thereof and/or any public or private utility or cable television company to maintain, repair and operate lines, wires, cables, conduits, pipes, poles, distribution boxes and other equipment, fixtures or facilities in, on, over, through or under the Premises.

11.              Party walls and party wall agreements, if any.

12.              Consents, or lack of consents, by any present or former owner of the Premises or any part thereof for the erection or maintenance of any structure or structures on, under or over any abutting street or streets.

13.              The effect of any present and future laws of the United States, the State of Ohio and other governmental instrumentalities, agencies, subdivisions or authorities relating to the rights and obligations of tenants under their leases and the rents permitted to be charged them.

14.              Any judgments of record or unpaid franchise taxes of any person or corporation which may have had an interest in the Premises, provided that the Title Company is willing to insure Purchaser against collection of such sums.

15.              Consent to the erection and maintenance of a bridge, and other openings and passages, connecting the Premises to property adjoining the Premises, and to any state of facts existing by reason thereof.

16.              Right, lack of right or restricted right of any owner of the Premises to construct and/or maintain any vault or vaulted area in or under the sidewalks abutting the Premises, any licensing statute, ordinance or regulation and the terms of any license pertaining thereto and any fees for vault space which may hereafter be assessed.

17.              Right, lack of right or restricted right of any owner of the Premises to construct and/or maintain marquees, canopies and signs over the sidewalks abutting the Premises.

18.              Right, lack of right or restricted right of any owner of the Premises to construct and/or maintain fuel chutes, sidewalks, elevators, gratings, cellar steps, manholes, hoists or excavations under, in, upon or over the sidewalks abutting the Premises.

19.              Consequences of the exercise and enforcement or attempted enforcement of any governmental war or police powers over the Premises.

20.              All present and future zoning, building and other applicable governmental laws, ordinances, codes, restrictions and regulations of the municipality in which the Premises are located and all other governmental authorities having jurisdiction, and all present or future violations thereof, if any.

EXHIBIT Q

Rent Roll

(Attached hereto)

Database: MRI_PROD
Report ID: WP_RENTROLL

Page: 1
Date: 11/16/2012
Time: 01:20 PM

Fairlawn Town Centre
Rent Roll
As of November 16, 2012

Suite ID	Tenant Name	Term Start / Rent Start	Expire / Stop	GLA Square Footage		Annual Rate/SF	Monthly Charges	Annual Charges	Future Rent Increases Date	Monthly Amt	Per SF
10	Target #986	03/10/96	12/31/46	0	CAM Escrow		9,937.92	119,255.04			
	Lease ID: 002362	03/10/96									
					TOTAL	$0.00	$9,937.92	$119,255.04			
15	Pet Supplies Plus Store #124	10/01/96	02/28/17	11,284	Base Rent	10.91	10,263.00	123,156.00	03/01/15	11,118.25	11.82
	Lease ID: 002670	02/04/12			CAM Escrow	1.98	1,864.45	22,373.40	03/01/17	11,973.50	12.73
					RE Tax Escrow	1.89	1,778.92	21,347.04	03/01/22	12,828.75	13.64
					TOTAL	$14.78	$13,906.37	$166,876.44			
20	Ashley Furniture HomeStores	08/01/12	07/31/22	27,587	Base Rent	9.06	20,833.33	249,999.96	08/01/22	22,916.67	9.97
	Lease ID: 002696	11/16/12							08/01/27	25,208.33	10.97
									08/01/32	27,729.17	12.06
					TOTAL	$9.06	$20,833.33	$249,999.96			
30	Chuck E Cheese Pizza #553	09/08/93	07/31/14	12,637	Base Rent	13.10	13,795.39	165,544.68	08/01/14	14,458.83	13.73
	Lease ID: 002322	09/08/93			CAM Escrow	0.80	840.00	10,080.00	08/01/19	15,153.87	14.39
					RE Tax Escrow	1.80	1,900.00	22,800.00			
					TOTAL	$15.70	$16,535.39	$198,424.68			
50	Giant Eagle #4025	06/25/97	06/30/25	95,184	Base Rent	13.35	105,856.00	1,270,272.00	07/01/17	109,113.54	13.76
	Lease ID: 002323	06/25/97			CAM Escrow	0.89	7,092.50	85,110.00	10/27/17	109,822.00	13.85
									07/01/22	113,079.54	14.26
									10/27/22	113,788.00	14.35
									07/01/27	117,045.55	14.76
									10/27/27	117,754.01	14.85
									07/01/32	121,011.55	15.26
									10/27/32	121,720.00	15.35
									07/01/37	124,977.53	15.76
									10/27/37	125,685.99	15.85
									07/01/42	128,943.54	16.26
									10/27/42	129,652.00	16.35
									07/01/47	132,909.54	16.76
									10/27/47	133,618.00	16.85
									07/01/52	136,875.54	17.26
									10/27/52	137,584.00	17.35
					TOTAL	$14.24	$112,948.50	$1,355,382.00

Database: MRI_PROD
Report ID: WP_RENTROLL

Fairlawn Town Centre
Rent Roll
As of November 16, 2012

Page: 2
Date: 11/16/2012
Time: 01:20 PM

Suite ID	Tenant Name	Term Start / Rent Start	Expire / Stop	GLA Square Footage		Annual Rate/SF	Monthly Charges	Annual Charges	Future Rent Increases Date	Monthly Amt	Per SF
90	Marc's	07/01/96	06/30/16	36,396	Base Rent	10.50	31,846.50	382,158.00	07/01/16	33,363.00	11.00
	Lease ID: 002325	11/08/96			CAM Escrow	1.29	3,911.00	46,932.00	07/01/21	34,879.50	11.50
					Insurance Escrow	0.11	333.00	3,996.00			
					RE Tax Escrow	1.98	6,000.00	72,000.00			
					TOTAL	$13.88	$42,090.50	$505,086.00			
100	Tuesday Morning	10/01/09	01/31/15	8,282	Base Rent	10.00	6,901.67	82,820.04	02/01/15	7,936.92	11.50
	Lease ID: 002326	10/01/09							02/01/20	8,972.17	13.00
					TOTAL	$10.00	$6,901.67	$82,820.04			
110	LaVida Massage	02/02/13	10/31/22	2,556					11/01/17	5,325.00	25.00
	Lease ID: 002743 ***New Tenant***	02/02/13							11/01/22	5,964.00	28.00
									11/01/27	6,603.00	31.00
120	Beauty First	05/01/97	05/31/14	3,914	Base Rent	17.34	5,656.00	67,872.00	06/01/14	6,503.00	19.94
	Lease ID: 002327	08/11/97			CAM Escrow	1.34	436.33	5,235.96			
					Marketing Fund	0.30	97.85	1,174.20			
					RE Tax Escrow	1.18	385.00	4,620.00			
					TOTAL	$20.16	$6,575.18	$78,902.16			
130	Radio Shack #01-4166	05/15/01	05/31/14	2,725	Base Rent	16.52	3,751.42	45,017.04			
	Lease ID: 002328	06/01/06									
					TOTAL	$16.52	$3,751.42	$45,017.04			
140	GNC#8910	10/03/00	10/31/18	1,549	Base Rent	15.70	2,026.64	24,319.68	11/01/13	2,087.27	16.17
	Lease ID: 002614	11/23/11			CAM Escrow	1.13	146.48	1,757.76	11/01/14	2,149.24	16.65
					Insurance Escrow	0.06	8.00	96.00	11/01/15	2,213.78	17.15
					RE Tax Escrow	1.21	155.96	1,871.52	11/01/16	2,280.90	17.67
									11/01/17	2,349.32	18.20
									11/01/18	2,701.71	20.93
					TOTAL	$18.10	$2,337.08	$28,044.96			
170	House of Hunan	01/01/83	02/28/23	4,830	Base Rent	16.49	6,636.33	79,635.96	03/01/13	6,808.00	16.91
	Lease ID: 002372	01/01/83			CAM Escrow	1.90	765.00	9,180.00	03/01/14	6,896.50	17.13
									03/01/15	6,986.16	17.36
									03/01/16	7,076.98	17.58
									03/01/17	7,168.98	17.81
									03/01/18	7,262.18	18.04
									03/01/19	7,356.58	18.28
									03/01/20	7,452.22	18.51
									03/01/21	7,549.10	18.76
									03/01/22	7,647.24	19.00
									03/01/23	7,746.65	19.25

Database: MRI_PROD
Report ID: WP_RENTROLL

Fairlawn Town Centre
Rent Roll
As of November 16, 2012

Page: 3
Date: 11/16/2012
Time: 01:20 PM

Suite ID	Tenant Name	Term Start / Rent Start	Expire / Stop	GLA Square Footage		Annual Rate/SF	Monthly Charges	Annual Charges	Future Rent Increases Date	Monthly Amt	Per SF
									03/01/24	7,847.36	19.50
									03/01/25	7,949.37	19.75
									03/01/26	8,052.72	20.01
									03/01/27	8,157.40	20.27
									03/01/28	8,263.45	20.53
									03/01/29	8,370.87	20.80
									03/01/30	8,479.69	21.07
									03/01/31	8,589.93	21.34
									03/01/32	8,701.60	21.62
					TOTAL	$18.39	$7,401.33	$88,815.96			
180	Home Goods #318	11/14/04	11/30/14	23,029	Base Rent	11.00	21,109.92	253,319.04	12/01/14	22,069.46	11.50
	Lease ID: 002330	11/15/04			CAM Escrow	0.93	1,793.77	21,525.24	12/01/19	23,029.00	12.00
									12/01/24	23,988.54	12.50
									12/01/29	24,948.08	13.00
					TOTAL	$11.93	$22,903.69	$274,844.28			
210	U.S. Post Office	09/01/09	08/31/14	28,300	Base Rent	9.25	21,814.58	261,774.96			
	Lease ID: 002331	09/01/09									
					TOTAL	$9.25	$21,814.58	$261,774.96			
220	AAA Akron Auto Club	06/01/97	11/30/17	2,054	Base Rent	23.16	3,963.67	47,564.04	12/01/12	4,023.98	23.51
	Lease ID: 002332	08/11/97			CAM Escrow	2.10	360.00	4,320.00	12/01/13	4,084.30	23.86
					Marketing Fund	0.30	51.35	616.20	12/01/14	4,146.34	24.22
					RE Tax Escrow	1.82	312.00	3,744.00	12/01/15	4,208.38	24.59
									12/01/16	4,272.41	24.96
									12/01/17	4,335.91	25.33
									12/01/18	4,401.39	25.71
									12/01/19	4,466.88	26.10
									12/01/20	4,534.09	26.49
									12/01/21	4,603.02	26.89
					TOTAL	$27.38	$4,687.02	$56,244.24			
230	Boxes Plus	10/01/07	12/31/12	1,268	Base Rent	16.73	1,767.71	21,212.52			
	Lease ID: 002455	01/01/11			CAM Escrow	3.38	357.00	4,284.00			
					Insurance Escrow	0.11	12.00	144.00			
					RE Tax Escrow	2.09	220.84	2,650.08			
					TOTAL	$22.31	$2,357.55	$28,290.60

Database: MRI_PROD
Report ID: WP_RENTROLL

Page: 4
Date: 11/16/2012
Time: 01:20 PM

Fairlawn Town Centre
Rent Roll
As of November 16, 2012

Suite ID	Tenant Name	Term Start / Rent Start	Expire / Stop	GLA Square Footage		Annual Rate/SF	Monthly Charges	Annual Charges	Future Rent Increases Date	Monthly Amt	Per SF
240	Shulan's Jewelers	12/01/05	11/30/15	5,263	Base Rent	23.55	10,328.64	123,943.68	12/01/13	11,153.17	25.43
	Lease ID: 002333	12/01/05			CAM Escrow	1.99	872.78	10,473.36			
					Insurance Escrow	0.10	46.00	552.00			
					RE Tax Escrow	2.09	918.00	11,016.00			
					TOTAL	$27.73	$12,165.42	$145,985.04			
250	Fitness 19	03/24/08	03/31/18	8,908	Base Rent	11.72	8,700.15	104,401.80	04/01/13	8,870.88	11.95
	Lease ID: 002334	03/24/08			CAM Escrow	2.00	1,484.67	17,816.04	04/01/14	9,049.04	12.19
					Insurance Escrow	0.10	71.00	852.00	04/01/15	9,227.20	12.43
					RE Tax Escrow	1.80	1,336.20	16,034.40	04/01/16	9,412.79	12.68
									04/01/17	9,598.37	12.93
									04/01/18	9,790.34	13.19
									04/01/19	9,986.15	13.45
									04/01/20	10,185.87	13.72
									04/01/21	10,389.59	14.00
									04/01/22	10,597.38	14.28
									04/01/23	10,809.33	14.56
									04/01/24	11,025.52	14.85
									04/01/25	11,246.03	15.15
									04/01/26	11,470.95	15.45
									04/01/27	11,700.37	15.76
					TOTAL	$15.62	$11,592.02	$139,104.24			
260	Lucky Shoes	06/10/97	04/30/22	18,603	Base Rent	10.00	15,502.50	186,030.00	05/01/22	16,277.65	10.50
	Lease ID: 002695	04/13/12			RE Tax Escrow	1.88	2,914.47	34,973.64	05/01/27	17,099.26	11.03
									05/01/32	17,951.90	11.58
									05/01/37	18,851.04	12.16
					TOTAL	$11.88	$18,416.97	$221,003.64			
310	Fairlawn Barber	01/01/06	12/31/13	500	Base Rent	42.44	1,768.33	21,219.96			
	Lease ID: 002338	01/01/06			CAM Escrow	1.61	67.00	804.00			
					Insurance Escrow	0.12	5.00	60.00			
					Marketing Fund	0.30	12.50	150.00			
					RE Tax Escrow	2.04	85.00	1,020.00			
					TOTAL	$46.51	$1,937.83	$23,253.96			
330	Best Cuts #60115	10/05/95	10/31/15	1,500	Base Rent	22.00	2,750.00	33,000.00	11/01/14	2,875.00	23.00
	Lease ID: 002339	10/05/95			CAM Escrow	2.14	267.00	3,204.00			
					RE Tax Escrow	1.82	227.00	2,724.00			
					TOTAL	$25.96	$3,244.00	$38,928.00

Database: MRI_PROD
Report ID: WP_RENTROLL

Page: 5
Date: 11/16/2012
Time: 01:20 PM

Fairlawn Town Centre
Rent Roll
As of November 16, 2012

Suite ID	Tenant Name	Term Start / Rent Start	Expire / Stop	GLA Square Footage		Annual Rate/SF	Monthly Charges	Annual Charges	Future Rent Increases Date	Monthly Amt	Per SF
340	Nail Art	06/01/06	05/31/17	1,024	Base Rent	18.00	1,536.00	18,432.00	06/01/13	1,603.33	18.79
	Lease ID: 002556	06/10/11			CAM Escrow	1.84	157.01	1,884.12	06/01/15	1,646.67	19.30
					Insurance Escrow	0.12	10.00	120.00			
					Marketing Fund	0.25	21.33	255.96			
					RE Tax Escrow	2.30	196.27	2,355.24			
					TOTAL	$22.51	$1,920.61	$23,047.32			
350	Mattress Matters	12/12/06	12/31/14	4,520	Base Rent	12.99	4,892.90	58,714.80	01/01/15	5,000.00	13.27
	Lease ID: 002340	12/12/06			CAM Escrow	1.54	580.00	6,960.00	01/01/16	5,100.00	13.54
					Insurance Escrow	0.11	40.00	480.00	01/01/17	5,200.00	13.81
					RE Tax Escrow	2.22	835.00	10,020.00			
					TOTAL	$16.86	$6,347.90	$76,174.80			
360	Panera Bread #3397	03/01/04	02/28/19	5,000	Base Rent	20.00	8,333.33	99,999.96	03/01/14	9,166.66	22.00
	Lease ID: 002341	03/01/04			CAM Escrow	1.68	700.00	8,400.00	03/01/19	10,083.33	24.20
					Insurance Escrow	0.11	44.00	528.00	03/01/24	11,091.67	26.62
					RE Tax Escrow	2.09	872.00	10,464.00			
					TOTAL	$23.88	$9,949.33	$119,391.96			
365	Dodd Camera #365	10/01/04	11/30/14	1,495	Base Rent	17.00	2,117.92	25,415.04			
	Lease ID: 002342	10/01/04			CAM Escrow	1.68	209.30	2,511.60			
					Insurance Escrow	0.11	14.00	168.00			
					RE Tax Escrow	2.31	287.79	3,453.48			
					TOTAL	$21.10	$2,629.01	$31,548.12			
370	Art Avenue (Argyle Art)	09/16/08	10/31/14	1,955	Base Rent	14.07	2,292.24	27,506.88	11/01/13	2,360.66	14.49
	Lease ID: 002585	07/01/11			CAM Escrow	1.71	278.59	3,343.08	11/01/14	2,430.72	14.92
					Insurance Escrow	0.10	16.00	192.00	11/01/15	2,504.03	15.37
					RE Tax Escrow	1.81	294.88	3,538.56	11/01/16	2,578.97	15.83
					TOTAL	$17.69	$2,881.71	$34,580.52			
390	Great Clips	06/01/03	06/30/13	1,216	Base Rent	16.50	1,672.00	20,064.00			
	Lease ID: 002345	06/21/03			CAM Escrow	1.63	165.17	1,982.04			
					Insurance Escrow	0.11	11.00	132.00			
					RE Tax Escrow	1.87	189.49	2,273.88			
					TOTAL	$20.11	$2,037.66	$24,451.92

Database: MRI_PROD
Report ID: WP_RENTROLL

Fairlawn Town Centre
Rent Roll
As of November 16, 2012

Page: 6
Date: 11/16/2012
Time: 01:20 PM

Suite ID	Tenant Name	Term Start / Rent Start	Expire / Stop	GLA Square Footage		Annual Rate/SF	Monthly Charges	Annual Charges	Future Rent Increases Date	Monthly Amt	Per SF
410	Weight Watchers	02/24/12	02/28/19	1,950	Base Rent	17.00	2,762.50	33,150.00	03/01/19	3,168.75	19.50
	Lease ID: 002613	03/24/12			CAM Escrow	1.60	260.00	3,120.00			
					Insurance Escrow	0.10	17.00	204.00			
					RE Tax Escrow	1.96	318.50	3,822.00			
					TOTAL	$20.66	$3,358.00	$40,296.00			
420	H & R Block	01/07/03	04/30/14	1,682	Base Rent	12.00	1,682.00	20,184.00	05/01/14	1,892.25	13.50
	Lease ID: 002348	01/15/10			CAM Escrow	1.00	140.00	1,680.00			
					Insurance Escrow	0.11	15.00	180.00			
					RE Tax Escrow	1.43	200.00	2,400.00			
					TOTAL	$14.54	$2,037.00	$24,444.00			
425	Cheap Tobacco	05/08/12	05/31/17	1,800	Base Rent	18.00	2,700.00	32,400.00	06/01/13	2,754.00	18.36
	Lease ID: 002699	05/30/12			CAM Escrow	1.64	246.00	2,952.00	06/01/14	2,809.08	18.73
					Insurance Escrow	0.11	16.00	192.00	06/01/15	2,865.26	19.10
					RE Tax Escrow	1.96	294.00	3,528.00	06/01/16	2,922.57	19.48
									06/01/17	2,981.02	19.87
									06/01/18	3,040.64	20.27
									06/01/19	3,101.45	20.68
									06/01/20	3,163.48	21.09
									06/01/21	3,226.75	21.51
					TOTAL	$21.71	$3,256.00	$39,072.00			
430	Subway #6649	09/01/03	08/31/13	1,517	Base Rent	17.11	2,162.99	25,955.88	09/01/13	2,207.24	17.46
	Lease ID: 002349	09/01/08			CAM Escrow	1.90	240.00	2,880.00	09/01/14	2,250.22	17.80
					Insurance Escrow	0.11	14.00	168.00	09/01/15	2,295.73	18.16
					RE Tax Escrow	2.10	265.00	3,180.00	09/01/16	2,341.24	18.52
									09/01/17	2,388.06	18.89
									09/01/18	2,435.83	19.27
									09/01/19	2,484.55	19.65
									09/01/20	2,534.25	20.05
									09/01/21	2,584.92	20.45
									09/01/22	2,636.62	20.86
					TOTAL	$21.22	$2,681.99	$32,183.88			
440	Main Wok	05/01/10	04/30/15	1,500	Base Rent	15.91	1,988.75	23,865.00	05/01/13	2,048.75	16.39
	Lease ID: 002367	05/01/10			CAM Escrow	1.46	182.50	2,190.00	05/01/14	2,110.00	16.88
					Insurance Escrow	0.11	14.00	168.00			
					RE Tax Escrow	1.94	242.50	2,910.00			
					TOTAL	$19.42	$2,427.75	$29,133.00

Database: MRI_PROD
Report ID: WP_RENTROLL

Fairlawn Town Centre
Rent Roll
As of November 16, 2012

Page: 7
Date: 11/16/2012
Time: 01:20 PM

Suite ID	Tenant Name	Term Start / Rent Start	Expire / Stop	GLA Square Footage		Annual Rate/SF	Monthly Charges	Annual Charges	Future Rent Increases Date	Monthly Amt	Per SF
450	Edible Arrangements	11/01/07	11/30/17	1,257	Base Rent	16.00	1,676.00	20,112.00	12/01/12	1,927.40	18.40
	Lease ID: 002351	11/25/07			CAM Escrow	2.17	227.31	2,727.72			
					Insurance Escrow	0.11	12.00	144.00			
					RE Tax Escrow	2.14	224.17	2,690.04			
					TOTAL	$20.42	$2,139.48	$25,673.76			
480	Blue Bridge Studio	01/01/10	12/31/15	863	Base Rent	9.05	650.85	7,810.20	01/01/13	650.85	9.05
	Lease ID: 002353	01/01/10									
					TOTAL	$9.05	$650.85	$7,810.20			
490	Bridgestone/Firestone	06/01/01	05/31/16	2,110	Base Rent	13.62	2,395.38	28,744.56	06/01/13	2,419.33	13.76
	Lease ID: 002354	06/01/01							06/01/14	2,467.72	14.03
									06/01/15	2,517.07	14.32
					TOTAL	$13.62	$2,395.38	$28,744.56			
500	Menorah Park Center for Senior	08/07/00	02/28/13	2,286	Base Rent	14.39	2,741.42	32,897.04			
	Lease ID: 002355	03/01/09									
					TOTAL	$14.39	$2,741.42	$32,897.04			
540	Ketchum & Walton Company	01/01/01	12/31/16	1,304	Base Rent	12.95	1,407.60	16,891.20	01/01/13	1,435.75	13.21
	Lease ID: 002357	01/01/01							01/01/14	1,464.46	13.48
									01/01/15	1,493.75	13.75
									01/01/16	1,523.63	14.02
					TOTAL	$12.95	$1,407.60	$16,891.20			
550	Chumlea & Associates	08/15/03	08/31/13	970	Base Rent	12.50	1,010.42	12,125.04			
	Lease ID: 002358	09/01/08									
					TOTAL	$12.50	$1,010.42	$12,125.04			
560	LifeServices EAP	04/01/09	03/31/14	717	Base Rent	12.18	727.73	8,732.76	04/01/13	748.97	12.54
	Lease ID: 002359	04/01/09									
					TOTAL	$12.18	$727.73	$8,732.76

Database: MRI_PROD
Report ID: WP_RENTROLL

Fairlawn Town Centre
Rent Roll
As of November 16, 2012

Page: 8
Date: 11/16/2012
Time: 01:20 PM

Suite ID	Tenant Name	Term Start / Rent Start	Expire / Stop	GLA Square Footage		Annual Rate/SF	Monthly Charges	Annual Charges	Future Rent Increases Date	Monthly Amt	Per SF
580	Primerica	07/29/10	07/31/14	2,530	Base Rent	9.50	2,002.92	24,035.04			
	Lease ID: 002391	07/29/10									
					TOTAL	$9.50	$2,002.92	$24,035.04			

Vacant Suites

Suite ID	Tenant Name	GLA Square Footage
20A	Vacant	1,000
150	Vacant	3,802
320	Vacant	2,000
380	Vacant	1,685
400	Vacant	951
460	Vacant	1,917
470	Vacant	639
510	Vacant	809
520	Vacant	420
530	Vacant	762
570	Vacant	749
590	Vacant	1,456

TOTAL

	Monthly Charges	Annual Charges
Base Rent	$340,024.73	$4,080,296.76
CAM Escrow	$33,581.78	$402,981.36
Insurance Escrow	$698.00	$8,376.00
Marketing Fund	$183.03	$2,196.36
RE Tax Escrow	$20,452.99	$245,435.88
	$394,940.53	$4,739,286.36

TOTAL	Occupied Sqft	94.62%	329,509	(39 Units)
	Inactive Sqft	0.00%	0	(0 Units)
	Vacant Sqft	4.65%	16,190	(12 Units)
	New Tenant Sqft	0.73%	2,556	(1 Unit)
	Total Sqft	100.00%	348,255

EXHIBIT R

List of Material Litigation

None

EXHIBIT S

Environmental Reports

1.      2012 06 29 Notification of Occupancy to Ohio EPA from SHA

2.      2012 04 02 Ohio EPA Review of 2011 Annual O&M letter to SHA

3.      2011 02 24 Ohio EPA Review of 2010 Annual O&M letter to SHA

4.      2010 07 08 Ohio EPA Acknowledgment of Transfer of O&M Obligations

5.      2010 05 26 Notification of Property Transfer and Transfer of O&M Obligations

6.      2010 04 09 Phase I Environmental Site Assessment Report by Penn E&R

7.      2010 02 22 Ohio EPA Review of 2009 Annual O&M letter to SHA

8.      2009 12 07 Interim Status Report Jan 1 - Nov 20, 2009 by SHA

9.      2009 02 05 Ohio EPA Review of Annual O&M letter to SHA

10.  2008 01 07 Report of Asbestos unit 250 by HzW

11.  2008 03 06 Ohio EPA letter response to SHA 2007 Annual O&M

12.  2007 09 06 Meeting Minutes with Ohio EPA about Target Expansion

13.  2007 07 23 March & May 2007 Groundwater Sampling by SHA

14.  2007 04 02 Summary of analytical GW sampling Monitoring by SHA

15.  2007 02 21 FTC O&M 2006 O&M letter from Ohio EPA

16.  2005 07 12 Notification of Contingency Plan by SHA

17.  2005 01 31 Notification of Change Generator Status by SHA

18.  2004 03 10 FTC O&M Addendum 2004 O&M letter from Ohio EPA

19.  2004 02 24 2003 Annual Haz Waste Report Forms by SHA

20.  2003 02 28 FTC O&M 2002 O&M letter from Ohio EP A

21.  2003 02 03 2002 Annual Haz Waste Report Forms by SHA

22.  2002 03 13 COVENTANT NOT TO SUE (recorded original)

23.  2002 01 29 Issuance of CNS for FTC/former Fussy by Ohio EPA

24.  2001 10 05 Addendum to NFA Letter & Revised O&M Plan by SHA

25.  2001 09 18 Revised O&M Plan by SHA

26.  2000 06 01 Summary by Brad Hubbard with Earth Mgt Service

27.  2000 06 20 NFA Letter Form by SHA

28.  2000 05 03 (O&M Plan) Operations and Maintenance Plan by SHA

29.  2000 05 03 Phase II Property Assessment Report by SHA 4 volumes

30.  2000 04 20 Phase I Property Assessment Report by SHA

31.  2000 04 18 Risk Assessment Report by SHA

32.  2000 04 11 Declaration of Use Restrictions

33.  2000 03 06 EcoSearch ESA

34.  1998 09 18 EMG fax with cost breakdown and summary

35.  1998 08 24 Fairlawn Environmental Remediation Escrow Agreement

36.  2001 06 21 Ohio EPA Letter

37.  2000 11 01 Ohio EPA Letter

38.  2000 09 13 Ohio EPA Letter

39.  2011 Annual Report of O & M Monitoring dated March 2012 by SHA

40.  2010 Annual Report of O & M Monitoring dated February 2011 by SHA

41.  2009 Annual Report of O & M Monitoring dated February 2010 by SHA

42.  2008 Annual Report of O & M Monitoring dated January 2009 by SHA

43.  2007 Annual Report of O & M Monitoring dated January 2008 by SHA

44.  2006 Annual Report of O & M Monitoring dated January 2007 by SHA

45.  2005 Revised Annual Report of O & M Monitoring dated February 2006 by SHA

46.  2005 Annual Report of O & M Monitoring dated January 2006 by SHA

47.  2004 Annual Report of O & M Monitoring dated January 2005 by SHA

48.  2003 Annual Report of O & M Monitoring dated January 2004 by SHA

49.  2002 Annual Report of O & M Monitoring dated January 2003 by SHA

50.  2001 Annual Report of O & M Monitoring dated February 2002 by SHA

51.  2000 Annual Report of O & M Monitoring dated July 2001 by SHA

EXHIBIT T

Existing Work Required Under Leases/Outstanding Leasing Costs

(Attached hereto)

EXHIBIT U
Reserved

EXHIBIT V
O&M Plan Documents

1.      2012 06 29 Notification of Occupancy to Ohio EPA from SHA

2.      2012 04 02 Ohio EPA Review of 2011 Annual O&M letter to SHA

3.      2011 02 24 Ohio EPA Review of 2010 Annual O&M letter to SHA

4.      2010 07 08 Ohio EPA Acknowledgment of Transfer of O&M Obligations

5.      2010 05 26 Notification of Property Transfer and Transfer of O&M Obligations

6.      2010 04 09 Phase I Environmental Site Assessment Report by Penn E&R

7.      2010 02 22 Ohio EPA Review of 2009 Annual O&M letter to SHA

8.      2009 12 07 Interim Status Report Jan 1 - Nov 20, 2009 by SHA

9.      2009 02 05 Ohio EPA Review of Annual O&M letter to SHA

10.  2008 01 07 Report of Asbestos unit 250 by HzW

11.  2008 03 06 Ohio EPA letter response to SHA 2007 Annual O&M

12.  2007 09 06 Meeting Minutes with Ohio EPA about Target Expansion

13.  2007 07 23 March & May 2007 Groundwater Sampling by SHA

14.  2007 04 02 Summary of analytical GW sampling Monitoring by SHA

15.  2007 02 21 FTC O&M 2006 O&M letter from Ohio EPA

16.  2005 07 12 Notification of Contingency Plan by SHA

17.  2005 01 31 Notification of Change Generator Status by SHA

18.  2004 03 10 FTC O&M Addendum 2004 O&M letter from Ohio EPA

19.  2004 02 24 2003 Annual Haz Waste Report Forms by SHA

20.  2003 02 28 FTC O&M 2002 O&M letter from Ohio EP A

21.  2003 02 03 2002 Annual Haz Waste Report Forms by SHA

22.  2002 03 13 COVENTANT NOT TO SUE (recorded original)

23.  2002 01 29 Issuance of CNS for FTC/former Fussy by Ohio EPA

24.  2001 10 05 Addendum to NFA Letter & Revised O&M Plan by SHA

25.  2001 09 18 Revised O&M Plan by SHA

26.  2000 06 01 Summary by Brad Hubbard with Earth Mgt Service

27.  2000 06 20 NFA Letter Form by SHA

28.  2000 05 03 (O&M Plan) Operations and Maintenance Plan by SHA

29.  2000 05 03 Phase II Property Assessment Report by SHA 4 volumes

30.  2000 04 20 Phase I Property Assessment Report by SHA

31.  2000 04 18 Risk Assessment Report by SHA

32.  2000 04 11 Declaration of Use Restrictions

33.  2000 03 06 EcoSearch ESA

34.  1998 09 18 EMG fax with cost breakdown and summary

35.  1998 08 24 Fairlawn Environmental Remediation Escrow Agreement

36.  2001 06 21 Ohio EPA Letter

37.  2000 11 01 Ohio EPA Letter

38.  2000 09 13 Ohio EPA Letter

39.  2011 Annual Report of O & M Monitoring dated March 2012 by SHA

40.  2010 Annual Report of O & M Monitoring dated February 2011 by SHA

41.  2009 Annual Report of O & M Monitoring dated February 2010 by SHA

42.  2008 Annual Report of O & M Monitoring dated January 2009 by SHA

43.  2007 Annual Report of O & M Monitoring dated January 2008 by SHA

44.  2006 Annual Report of O & M Monitoring dated January 2007 by SHA

45.  2005 Revised Annual Report of O & M Monitoring dated February 2006 by SHA

46.  2005 Annual Report of O & M Monitoring dated January 2006 by SHA

47.  2004 Annual Report of O & M Monitoring dated January 2005 by SHA

48.  2003 Annual Report of O & M Monitoring dated January 2004 by SHA

49.  2002 Annual Report of O & M Monitoring dated January 2003 by SHA

50.  2001 Annual Report of O & M Monitoring dated February 2002 by SHA

51.  2000 Annual Report of O & M Monitoring dated July 2001 by SHA

EXHIBIT W
List of Required Estoppels

1.          Giant Eagle

2.          Marcs

3.          U.S. Post Office

4.          Home Goods

5.          Ashley Furniture

EXHIBIT X

Form of Seller Estoppel Certificate

To:       [_________]

            [_________]

            [_________]

            Re:         [Description of Lease]

Ladies & Gentlemen:

            [[___________]/[___________]  as assignee of [__________], as landlord (the “Landlord”) entered into the above referenced lease (the “Original Lease”; as amended pursuant to the amendments and modifications described in Section 2 below, the “Lease”) with [__________], as tenant, for certain space (the “Demised Premises”) located at [Description of Demised Premises], located in the property known as Fairlawn Town Centre, located Fairlawn, Ohio (the “Property”).

             Pursuant to that certain Sale-Purchase Agreement, dated as of [_________], 20[__] (as heretofore amended, the “Purchase Agreement”), and knowing that Purchaser (as defined in the Purchase Agreement) and Purchaser’s lender are relying upon the accuracy of the information contained herein, Landlord certifies, to the actual knowledge of the undersigned, as follows:

1. The Lease is in full force and effect, and Tenant is in actual possession of the Premises, except as follows: [____________].

2. The Original Lease has not been modified, supplemented or amended in any way except as indicated therein or as follows: [____________].

3. All work required by the Lease to be performed by the Landlord has been completed and is in accordance with the provisions of the Lease.

4.    (a) The fixed monthly rent presently payable under the terms of the Lease is $[____________]

(b) The fixed monthly rent payable under the terms of the Lease has been paid through [__________]

(c)All additional charges (rent or otherwise (i.e., taxes, insurance common area maintenance, CPI or porter wage rate escalations, if applicable) payable under the terms of the Lease has been paid through [__________________]

(d) The Lease shall terminate on [______________]

(e) The Lease contains a [_______]  year option to renew on the following terms and conditions: [_____________________________].

5. Except as set forth in the Lease, there are no claims, offsets, set-offs, rebates, concessions, abatements or defenses against or with respect to rent, additional rent or other sums payable under the terms of the Lease.

6. There are no defaults under the terms of the Lease by the Landlord that have continued beyond the expiration of any applicable grace period provided for in the Lease for the cure thereof.  Landlord has not delivered any written notices to the Tenants asserting that such Tenant is in default (other than defaults which have been cured or waived), and, to Landlord’s actual knowledge, the Tenant is not in default under the Lease.

7. The amount of the security deposit under the Lease is $[____________]

8. Tenant has no option or right to purchase the Premises or any part thereof.

9. The provisions hereof are subject to the provisions of the Purchase Agreement, including, without limitation, the provisions of Sections 11.1, 19, 29, 32, 36, 37, 38, 39  and 40  thereof.

[Signatures Appear on the Following Page]

In Witness whereof, the undersigned has executed this Seller’s Estoppel Certificate (this “Certificate”) as of this [___]  day of [_________], 20[__].

Very truly yours,

AG/WP FAIRLAWN OWNER, L.L.C.,

a Delaware limited liability company

By:                                                       AG/WP Fairlawn Parent, L.L.C.,

                                                                          a Delaware limited liability company, its sole member

                                                                     By:         AG Real Estate Manager, Inc.,

                                                                                    a Delaware corporation, its manager

By: _________________________

Name:

Title:

Purchaser has executed this Certificate

to evidence Purchaser’s acceptance of this Certificate

and to acknowledge that this Certificate has been

delivered by Seller to Purchaser in accordance with the

provisions of Section 36 of the Purchase Agreement:

[_________], a [__________]

By:      [__________], a [__________],

            [__________]

By:_________________________

            Name:

            Title:

EXHIBIT Y

Form of Tenant Estoppel Certificate

To:       The Phillips Edison Group LLC, its successors and assigns (“Purchaser”)

            11501 Northlake Drive

Cincinnati, Ohio 45249

Re:                                      Lease Pertaining to ________________________ (the "Project")

Ladies and Gentlemen:

The undersigned, as tenant ("Tenant"), hereby states and declares as follows:

1. Tenant is the lessee under that certain lease (the "Lease") pertaining to the Project which is dated _______.

2 The name of the current Landlord (Seller) is: _________________.

3. The Lease is for the following portion of the Project ____________________________ (the "Demised Premises") (if the entire Project, so state):

4.The Lease has not been modified or amended except by the following documents (if none, so state): _________

5.The initial term of the Lease commenced on _________, 2____ and shall expire on ______, 2_____, unless sooner terminated in accordance with the terms of the Lease. Tenant has no option to renew or extend the term of the Lease, except as follows (if none, so state): ______________

6.The Lease, as it may have been modified or amended, contains the entire agreement of Landlord and Tenant with respect to the Demised Premises, and is in full force and effect.

7.As of the date hereof, Tenant is occupying the Demised Premises and is paying rent on a current basis under the Lease.

(a)The minimum monthly or base rent currently being paid by Tenant for the Demised Premises pursuant to the terms of the Lease is $______ per month.

(b)Percentage rent ("Percentage Rent"), if any, due under the Lease has been paid through _________

and the amount of Percentage Rent for the last period paid was $________.

(c)Common area maintenance, taxes, insurance and other charges (the "Reimbursables"), if any, due under the Lease have been paid through

8.Tenant has accepted possession of the Demised Premises, and all items of an executory nature relating thereto to be performed by Landlord have been completed, including, but not limited to, completion of construction thereof (and all other improvements required under the Lease) in accordance with the terms of the Lease and within the time periods set forth in the Lease.

Landlord has paid in full any required contribution towards work to be performed by Tenant under the Lease, except as follows (if none, so state):

9.The Demised Premises shall be expanded by the addition of the following space on the dates hereinafter indicated (if none, so state):  _________________.

10.No default or event that with the passage of time or notice would constitute a default (hereinafter collectively a "Default") on the part of Tenant exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant.

11.To the best of Tenant's knowledge, no Default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord.

12.Tenant has no option or right to purchase all or any part of the Project.

13.Tenant has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in the Lease and/or the Premises, or any part thereof.

14.Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows (if none, so state):  ______________________.

15.No hazardous substances are being generated, used, handled, stored or disposed of by Tenant on the Demised Premises or on the Project in violation of any applicable laws, rules or regulations or the terms of the Lease.

16.No rentals are accrued and unpaid under the Lease, except for Percentage Rent, if any, or Reimbursables, if any, which are not yet due and payable.

17.No prepayments of rentals due under the Lease have been made for more than one month in advance.  No security or similar deposit has been made under the Lease, except for the sum of $_____ which has been deposited by Tenant with Landlord pursuant to the terms of the Lease.

18.Tenant has no defense as to its obligations under the Lease and asserts no setoff, claim or counterclaim against Landlord.

19.Tenant has not received notice of any assignment, hypothecation, mortgage or pledge of Landlord's interest in the Lease or the rents or other amounts payable thereunder, except as follows (if none, so state): ______________.

20.Tenant understands and acknowledges that Purchaser is about to purchase the Project and that Purchaser is relying upon the representations and warranties contained herein in making such purchase.

21.The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

22.This Tenant Estoppel Certificate may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same instrument.

23.Purchaser and its lender, if any, and its successors and assigns, shall have the right to rely on this Estoppel Certificate.

Very truly yours,

TENANT:

_____________________________,

a ____________________________

By ___________________________

Name: ________________________

                     Its: _____________